SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                [ ]  Confidential, for Use of the
[X]Definitive Proxy Statement                      Commission Only (as permitted
[ ]Definitive Additional Materials                          by Rule 14a-6(e)(2))
[ ]Soliciting Material under Rule 14a-12

                          KENTUCKY FIRST BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials: $4,448.63
                                                    --------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                          [KENTUCKY FIRST BANCORP LOGO]




                               September 19, 2003


Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Kentucky First Bancorp, Inc. to be held at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky 41031-1210 on Thursday, October 23, 2003 at 5:15 p.m., local time.

     On July 8, 2003, Kentucky First Bancorp agreed to be acquired by Kentucky Bancshares, Inc. (at that time named "Bourbon Bancshares, Inc.") by means of a merger of Kentucky First Bancorp with the newly created, wholly owned subsidiary of Kentucky Bancshares, Inc., Bourbon Acquisition Corp. If the merger is completed, you will receive a cash payment of $23.25 for each share of Kentucky First Bancorp common stock that you own, unless you perfect appraisal rights in accordance with Delaware law. Upon completion of the merger, you will no longer own any stock, or have any interest in, Kentucky First Bancorp, nor will you receive, as a result of the merger, any stock of Kentucky Bancshares or Bourbon Acquisition Corp.

     At the annual meeting, you will be asked to consider and vote on the adoption and approval of the merger agreement, as well as a proposal to adjourn the annual meeting, as necessary, in order to solicit additional votes in favor of the proposal to adopt and approve the merger agreement in the event that sufficient shares to approve and adopt the merger agreement are not present in person or by proxy at the annual meeting. A majority of the outstanding shares of Kentucky First Bancorp common stock must be voted for adoption and approval of the merger agreement for the merger to be consummated. If the merger agreement is adopted and approved, and all other conditions described in the merger agreement have been met or waived, the merger is expected to occur during the fourth quarter of 2003. At the annual meeting stockholders will also elect three (3) directors of Kentucky First Bancorp to hold office until the merger is consummated or until the 2006 annual stockholders' meeting, whichever occurs earlier.

     Your Board of Directors believes that the merger is in the best interests of Kentucky First Bancorp stockholders for reasons set forth in detail beginning on pages 6 and 15 of this proxy statement dated September 19, 2003 and unanimously recommends that you vote FOR the approval and adoption of the merger agreement and FOR approval of the proposal to adjourn the annual meeting to solicit additional votes if sufficient votes are not present in person or by proxy at the annual meeting to approve and adopt the merger agreement. Your Board of Directors has received the opinion of Trident Securities, a division of McDonald Investments, Inc., that the consideration to be received by Kentucky First Bancorp stockholders in the merger is fair from a financial point of view. Your Board of Directors also recommends that you vote FOR their nominees for election as directors.

     This proxy statement provides you with detailed information about both the proposed merger and the nominees for directors, and includes as Appendix A, a complete text of the merger agreement. We urge you to read the enclosed materials carefully. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the annual meeting.

                                         Sincerely,

                                         /s/ Betty J. Long
                                         Betty J. Long
                                         President and Chief Executive Officer

                          KENTUCKY FIRST BANCORP, INC.
                              308 NORTH MAIN STREET
                         CYNTHIANA, KENTUCKY 41031-1210
                                 (859) 234-1440

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Kentucky First Bancorp will be held on Thursday, October 23, 2003, at 5:15 p.m., local time, at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky 41031-1210 for the following purposes:

     1. To approve and adopt the Agreement and Plan of Merger, dated as of July 8, 2003, by and among Kentucky First Bancorp, Kentucky Bancshares, Inc. (on July 8, 2003 named "Bourbon Bancshares, Inc.") and Bourbon Acquisition Corp.;

     2. To consider and vote upon a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement;

     3.   To elect three (3) directors of Kentucky First Bancorp; and

     4. To transact such other business as may properly come before the annual meeting.

     The Board of Directors is not aware of any other business to come before the annual meeting.

     Any action may be taken on these above listed proposals at the annual meeting or on any date or dates to which the annual meeting may be adjourned or postponed. You can vote at the annual meeting if you owned Kentucky First Bancorp common stock at the close of business on September 8, 2003, the record date.

     As a stockholder of Kentucky First Bancorp, in connection with the merger, you have the right to file a written demand for appraisal of your shares of Kentucky First Bancorp common stock under applicable provisions of Delaware law before the merger agreement is voted on at the annual meeting, or any adjournment thereof, and you must not vote in favor of the merger agreement. A copy of the Delaware statutory provisions regarding appraisal rights is included as Appendix C to this proxy statement, and a summary of these provisions can be found under "PROPOSAL I -APPROVAL AND ADOPTION OF THE MERGER AGREEMENT - Appraisal Rights."

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Kevin R. Tolle
                                Kevin R. Tolle
                                Secretary

Cynthiana, Kentucky
September 19, 2003

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE KENTUCKY FIRST BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE IT IS EXERCISED.

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.
                     ---

                                TABLE OF CONTENTS

                                                 Page                                                               Page
PROPOSAL ONE - APPROVAL AND                      ----                                                               ----
  ADOPTION OF THE MERGER                                          Opinion of Kentucky First Bancorp's
  AGREEMENT...................................... 2                 Financial Advisor...............................  16
SUMMARY OF TERMS................................. 2               Payment Procedures................................  23
SUMMARY...........................................4               Closing...........................................  24
The Parties to the Merger Agreement.............. 4               Conditions to Completion of the Merger............  24
The Annual Meeting............................... 5               Agreements of the Parties.........................  27
The Merger, the Parent Subsidiary Merger and                      Restrictions on Operations........................  29
 the Bank Merger................................. 5               Other Acquisition Proposals.......................  31
What You Will Receive for Your Shares of                          Representations and Warranties....................  32
  Kentucky First Bancorp Common Stock............ 5               Regulatory Approvals..............................  33
Reasons for the Merger........................... 6               Termination of the Merger Agreement...............  35
Vote Required to Approve the Merger                               Waiver of Performance of Obligations..............  37
  Agreement ..................................... 6               Expenses and Termination Fee......................  37
Recommendation of Kentucky First Bancorp's                        Tax Consequences to Stockholders..................  39
  Board of Directors............................. 7               Appraisal Rights..................................  40
Opinion of Kentucky First Bancorp's Financial                     Interests of Certain Persons in the Merger........  43
  Advisor........................................ 7
Interests of Certain Persons in the Merger....... 7               PROPOSAL TWO - ADJOURNMENT OF THE
Expenses and Termination Fee..................... 8                 ANNUAL MEETING................................... 48
Appraisal Rights................................. 8
Taxable Transaction to Kentucky First Bancorp                     VOTING SECURITIES AND PRINCIPAL
  Stockholders................................... 8                 HOLDERS THEREOF.................................  49

MARKET PRICE AND DIVIDEND                                         PROPOSAL THREE - ELECTION OF
  DATA FOR KENTUCKY FIRST BANCORP                                   DIRECTORS.......................................  50
  COMMON STOCK................................... 9               Meetings and Committees of the Board of Directors.  52
                                                                  Executive Compensation............................  53
THE ANNUAL MEETING............................... 9               Directors' Compensation...........................  57
Date, Place and Time............................. 9               Transactions with Management......................  58
Matters to Be Considered.........................10
Record Date; Voting Rights; Vote Required........10               RELATIONSHIP WITH INDEPENDENT
Voting and Revocation of Proxies.................11                 AUDITORS........................................  59
Solicitation of Proxies..........................11               Audit Committee Report............................  59
Important Information for Stockholders                            Audit and Other Fees Paid to Independent Auditor..  60
  Whose Stock is Held in Street Name.............12
Important Information for Participants in                         SECTION 16(a) BENEFICIAL OWNERSHIP
  the Kentucky First Bancorp Employee                               REPORTING COMPLIANCE............................  61
  Stock Ownership Plan...........................12
                                                                  OTHER MATTERS.....................................  61
THE MERGER AGREEMENT AND THE
  MERGER.........................................12               MISCELLANEOUS...................................... 61
The Parties to the Merger Agreement..............12
Description of the Merger Agreement,                              STOCKHOLDER PROPOSALS.............................  62
  the Merger, the Parent Subsidiary
  Merger and the Bank Merger.....................13               Appendix A -   Agreement and Plan of Merger........A-1
Background of the Merger.........................13               Appendix B -   Fairness Opinion of Trident
Reasons for the Merger and Recommendation                           Securities, a division of McDonald
  of the Board of Directors......................15                 Investments, Inc.................................B-1
                                                                  Appendix C -   Delaware Appraisal Rights...........C-1

                          KENTUCKY FIRST BANCORP, INC.
                              308 NORTH MAIN STREET
                         CYNTHIANA, KENTUCKY 41031-1210
                                 (859) 234-1440

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON OCTOBER 23, 2003 AT 5:15 P.M.
            AT 308 NORTH MAIN STREET, CYNTHIANA, KENTUCKY 41031-1210

     Kentucky First Bancorp is holding an annual meeting of stockholders to: (i) vote on the approval and adoption of an agreement and plan of merger by and among Kentucky First Bancorp, Kentucky Bancshares, Inc. (formerly named "Bourbon Bancshares, Inc.") and Bourbon Acquisition Corp., (ii) vote on a proposal to adjourn the annual meeting in order to solicit additional votes in the event there are not sufficient votes present at the annual meeting to approve and adopt the merger agreement, and (iii) elect three (3) directors of Kentucky First Bancorp to hold office until the merger is consummated or until the 2006 annual stockholders' meeting, whichever occurs earlier. If stockholders approve and adopt the merger agreement, and the other conditions described below are met or waived, Kentucky First Bancorp will merge with the newly formed, wholly owned subsidiary of Kentucky Bancshares, Bourbon Acquisition Corp., and each stockholder of Kentucky First Bancorp, other than stockholders who perfect appraisal rights under Delaware law, will receive $23.25 in cash for each share of Kentucky First Bancorp common stock that the stockholder owns.

     There were 882,613 shares of Kentucky First Bancorp common stock outstanding and entitled to receive notice of and vote at the annual meeting as of September 8, 2003, the record date. Each share entitles its holder to one vote on the proposal to approve and adopt the merger agreement, one vote on the proposal to adjourn the annual meeting, if necessary, and one vote for each directorship. The merger cannot occur unless the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions approve the merger and the merger of First Federal Savings Bank with and into Kentucky Bank. As of the date of this proxy statement such approval has been obtained from the Federal Deposit Insurance Corporation and the Federal Reserve Board has given notice that it has waived its right to approve the transactions.

     Each of the executive officers and directors of Kentucky First Bancorp have agreed to vote all of their shares of Kentucky First Bancorp common stock (approximately 16.4% of the outstanding shares, excluding shares which they had the right to acquire on the exercise of options) in favor of the approval and adoption of the merger agreement pursuant to a Voting Agreement.

     Kentucky  First  Bancorp  is  furnishing   this  proxy   statement  to  its
stockholders on approximately September 19, 2003.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO INDICATE HOW YOU WANT TO VOTE YOUR SHARES.

     THE BOARD OF DIRECTORS OF KENTUCKY FIRST BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, IN FAVOR OF THE PROPOSAL TO ADJOURN THE ANNUAL MEETING AND FOR THE NOMINEES FOR DIRECTOR PROPOSED BY KENTUCKY FIRST BANCORP.

--------------------------------------------------------------------------------
          PROPOSAL ONE - APPROVAL AND ADOPTION OF THE MERGER AGREEMENT
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This is a summary of the most material terms of the merger agreement.

     o If the merger occurs, each Kentucky First Bancorp stockholder will receive $23.25 in cash for each share of Kentucky First Bancorp common stock owned on the record date unless a stockholder perfects appraisal rights under Delaware law. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Description of the Merger Agreement, Merger, the Parent Subsidiary Merger and the Bank Merger," beginning on page 13 for more information.

     o The merger cannot occur unless the stockholders of Kentucky First Bancorp approve and adopt the merger agreement by a majority of the total number of shares outstanding and the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions approve the merger and the merger of First Federal Savings Bank with and into Kentucky Bank. On September 4, 2003, the Federal Deposit Insurance Corporation approved the merger and the bank merger. The Federal Reserve Board has given notice that it is waiving its right to approve the merger and bank merger. See the discussions under the caption "THE ANNUAL MEETING - Record Date; Voting Rights; Vote Required" beginning on page 10 and "THE MERGER AGREEMENT AND THE MERGER - Regulatory Approvals" beginning on page 33 for more information.

     o Stockholders will generally recognize a taxable gain or loss measured by the difference between the cash received in the merger and their tax basis in their shares of Kentucky First Bancorp common stock. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER
          - Tax Consequences to Stockholders" beginning on page 39 for more information.

     o Kentucky First Bancorp's Board of Directors has approved and adopted the merger agreement and has unanimously recommended that the Kentucky First Bancorp stockholders vote to approve and adopt the merger agreement. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Reasons for the Merger and Recommendation of the Board of Directors" beginning on page 15 for more information.

     o Each of the executive officers and directors of Kentucky First Bancorp has signed a Voting Agreement with Kentucky Bancshares in which each executive officer and director agreed to vote his or her shares FOR the approval and adoption of the merger agreement. See the discussion under the caption "THE ANNUAL MEETING - Record Date; Voting Rights; Vote Required" beginning on page 10 for more information.

     o Kentucky First Bancorp has agreed that it will not seek or encourage a competing transaction to acquire Kentucky First Bancorp or First Federal Savings Bank except in very limited circumstances in which an unsolicited offer is made. See the discussion  under the caption "THE MERGER AGREEMENT AND THE MERGER
          - Other Acquisition Proposals" beginning on page 31 for more information.

     o Individuals who have stock options are eligible to elect to receive cash payments for their options based upon the difference between the $23.25 per share merger consideration and the exercise price per share of their options. Certain individuals may also elect to receive $23.25 in cash for each share of Kentucky First Bancorp common stock held in trust for their behalf by the grantor trust established in connection with the Restated Agreements Re: Deferred Compensation, and shall receive a lump sum payment of $14,400 in connection with the First Federal Savings Bank Retirement Plan for Non-Employee Directors. The Kentucky First Bancorp Employee Stock Ownership Trust will receive $23.25 in cash for each share of Kentucky First Bancorp common stock it holds, which will be allocated to individual accounts after repayment of the ESOP loan. Kentucky First Bancorp and First Federal Savings Bank may purchase and keep in force for their directors and officers continued coverage under their directors and officers liability insurance for at least three (3) years following the effective time of the merger, subject to availability and a cost not to exceed $24,989, and officers and directors will also receive indemnification from Kentucky Bancshares following the effective time of the merger. Certain executive officers whose employment agreements will terminate as a result of the merger will also be entitled to receive severance and other payments. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Interests of Certain Persons in the Merger" beginning on page 43 for more information.

     o Stockholders have the right to file a written demand for appraisal of their shares provided that they satisfy the statutory requirements under Delaware law. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Appraisal Rights" beginning on page 40 for more information.

     o The merger agreement has provisions that would require Kentucky First Bancorp to pay Kentucky Bancshares for documented expenses not to exceed $200,000, in the aggregate, if the merger agreement is terminated for certain reasons. In addition, the merger agreement has a provision that would require a termination fee of $700,000 (subject to an off-set of the up to $200,000 paid for expenses) to be paid to Kentucky Bancshares by Kentucky First Bancorp if the merger agreement is terminated under certain circumstances, and if certain acquisition transactions occur with a third party within a year of a termination of the merger agreement by means of a willful breach of the representations, warranties and covenants of the merger agreement by Kentucky First Bancorp. This provision may have the effect of discouraging other potential bidders from attempting to acquire
          Kentucky First Bancorp and First Federal Savings Bank. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Expenses and Termination Fee" beginning on page 37 for more information.

     o Kentucky First Bancorp and Kentucky Bancshares expect that the merger and the merger of First Federal Savings Bank with and into Kentucky Bank will be completed in the fourth quarter of 2003.



                                     SUMMARY

     This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that is important to you. To fully understand the merger and the other transactions contemplated by the merger agreement, we urge you to carefully read the entire proxy statement including the merger agreement, which is the legal document that governs the merger. The merger agreement is attached to this proxy statement as Appendix A.

THE PARTIES TO THE MERGER AGREEMENT (PAGES 12 THROUGH 13)

                          KENTUCKY FIRST BANCORP, INC.
                              308 NORTH MAIN STREET
                         CYNTHIANA, KENTUCKY 41031-1210
                                 (859) 234-1440

     Kentucky First Bancorp is a Delaware corporation and the savings and loan holding company for First Federal Savings Bank, a federal savings bank chartered under the laws of the United States. First Federal has served the Cynthiana area since 1888 and currently has two office locations in Cynthiana. As of June 30, 2003, Kentucky First Bancorp reported total assets of $74.5 million, total liabilities of $61.3 million, including deposits of $53 million, and stockholders' equity of $13.2 million.

     Kentucky First Bancorp's common stock is publicly traded on the American Stock Exchange under the symbol "KYF".

                            KENTUCKY BANCSHARES, INC.
                              4TH AND MAIN STREETS
                                  P.O. BOX 157
                           PARIS, KENTUCKY 40362-0157
                                 (859) 987-1795

     Kentucky Bancshares is a Kentucky corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Its corporate name was changed from "Bourbon Bancshares, Inc." to "Kentucky Bancshares, Inc." effective as of July 15, 2003. Kentucky Bancshares is the parent company of Kentucky Bank, a commercial bank and trust chartered under the laws of the Commonwealth of Kentucky. Kentucky Bank has its main office in Paris, Kentucky with additional offices in Paris, North Middletown, Winchester, Georgetown, Versailles, Nicholasville, Wilmore and Cynthiana, Kentucky. As of June 30, 2003, Kentucky Bancshares reported total assets of $405.0 million, total liabilities of $359.3 million, including deposits of $305.3 million, and stockholders' equity of $45.7 million.

     Kentucky   Bancshares'   common   stock   is   publicly   traded   on   the
over-the-counter market and is listed for quotation on the OTC Bulletin Board under the symbol "KTYB.OB".

THE ANNUAL MEETING (PAGES 9 THROUGH 12)

     The annual meeting of Kentucky First Bancorp stockholders is being held on Thursday, October 23, 2003 at 5:15 p.m., local time, at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky 41031-1210 to vote on the proposals to approve and adopt the merger agreement, to adjourn the annual meeting to solicit, if necessary, additional proxies in the event there are not sufficient votes present in person or by proxy to approve and adopt the merger agreement, to elect three (3) directors to the Board of Directors of Kentucky First Bancorp, and any other proposals that may properly come before the annual meeting. You can vote at the annual meeting if you owned Kentucky First Bancorp common stock on September 8, 2003, the record date for the annual meeting.

THE MERGER, THE PARENT SUBSIDIARY MERGER AND THE BANK MERGER (PAGE 13)

     If the merger agreement is adopted and approved by Kentucky First Bancorp stockholders, and the parties satisfy or waive the other conditions of the merger agreement, Kentucky First Bancorp will merge with Bourbon Acquisition Corp., a newly formed wholly owned subsidiary of Kentucky Bancshares, and Bourbon Acquisition Corp. will cease to exist. Subsequently, Kentucky First
Bancorp, as a wholly owned subsidiary of Kentucky Bancshares, will be merged with and into Kentucky Bancshares and First Federal Savings Bank will be merged with and into Kentucky Bank. If the merger agreement is not adopted and approved by the stockholders of Kentucky First Bancorp, none of the merger, the parent subsidiary merger or the bank merger will take place and each of Kentucky First Bancorp, Kentucky Bancshares, Bourbon Acquisition Corp., First Federal Savings Bank and Kentucky Bank will continue as separate entities.

WHAT YOU WILL RECEIVE FOR YOUR SHARES OF KENTUCKY FIRST BANCORP COMMON STOCK (PAGES 23 THROUGH 24)

     As a Kentucky First Bancorp stockholder, each of your shares of Kentucky First Bancorp common stock, other than shares owned by stockholders who have perfected appraisal rights under Delaware law, will automatically become exchangeable for $23.25 in cash. You will have to surrender your Kentucky First Bancorp stock certificate(s) to receive this cash payment. Kentucky Bancshares will appoint an exchange agent who will send you written instructions for surrendering your certificates. For more information on how this exchange procedure works, see "THE MERGER AGREEMENT AND THE MERGER - Payment Procedures" on page 23 of this proxy statement.

     Kentucky First Bancorp common stock trades on the American Stock Exchange under the symbol "KYF." On July 7, 2003, which is the day the last trade could have occurred before the merger was announced, Kentucky First Bancorp common stock closed at $17.70 per share and on September 8, 2003, the record date, Kentucky First Bancorp common stock closed at $23.05 per share.

REASONS FOR THE MERGER (PAGES 15 THROUGH 16)

     The Board of Directors of Kentucky First Bancorp reviewed a number of items in deciding to enter into the merger agreement including the following:

     o information concerning the financial condition, results of operations and prospects of Kentucky First Bancorp, including the long-term growth potential of Kentucky First Bancorp as an independent savings and loan holding company;

     o    the competitive environment for financial institutions generally;

     o the value being offered to the stockholders of Kentucky First Bancorp in relation to the market value, book value and earnings per share of Kentucky First Bancorp common stock;

     o the compatibility of the respective business management philosophies of Kentucky First Bancorp and Kentucky Bancshares;

     o the ability of Kentucky Bancshares and its subsidiary bank to provide comprehensive financial services in relevant markets;

     o the fact that Kentucky Bank has the financial and managerial resources to serve the lending and deposit needs of the local communities served by First Federal Savings Bank and that Kentucky Bank's increased financial and managerial resources following the bank merger will enhance the long-term customer service potential for First Federal Savings Bank's customer base;

     o the financial terms of other recent business combinations in the local financial services industry;

     o the fact that the consideration to be received in the merger by Kentucky First Bancorp stockholders reflects a premium for Kentucky First Bancorp common stock over the value at which it has traded in the market during the last year; and

     o the opinion of Kentucky First Bancorp's financial advisor, Trident Securities, a division of McDonald Investments, Inc., that the consideration to be received by Kentucky First Bancorp stockholders in the merger is fair to such stockholders from a financial point of view.

     Generally, the Board of Directors concluded that in the long term, Kentucky First Bancorp could not produce stockholder value in excess of the merger consideration, and that the merger consideration was fair, from a financial point of view, to Kentucky First Bancorp's stockholders.

VOTE REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT (PAGES 10 THROUGH 12)

     The merger agreement will be adopted and approved if a majority of the outstanding shares of Kentucky First Bancorp common stock are voted for it. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the merger agreement. Each of the directors and executive officers of Kentucky First Bancorp has executed a Voting Agreement with Kentucky Bancshares pursuant to which each such individual agreed to vote his or her shares FOR the approval and adoption of the merger agreement. As of July 8, 2003, the date that the Voting Agreements were executed, and as of September 8, 2003, the record date, directors and executive officers of Kentucky First Bancorp and their affiliates beneficially owned an aggregate of 145,053 shares, or approximately 16.4% of the shares of Kentucky First Bancorp common stock outstanding on the record date, excluding shares which they had the right to acquire upon the exercise of options.

RECOMMENDATION  OF KENTUCKY FIRST BANCORP'S BOARD OF DIRECTORS (PAGES 15 THROUGH
16)

     The Board of Directors of Kentucky First Bancorp believes that the merger is fair to you and in your best interests and unanimously recommends that you vote FOR the approval and adoption of the merger agreement. For a discussion of the circumstances surrounding the merger and the factors considered by Kentucky First Bancorp's Board of Directors in approving the merger agreement, see "THE MERGER AGREEMENT AND THE MERGER - Background of the Merger and - Reasons for the Merger and Recommendation of the Board of Directors" on pages 15 and 16 of this proxy statement.

OPINION OF KENTUCKY FIRST BANCORP'S FINANCIAL ADVISOR (PAGES 16 THROUGH 23)

     Trident Securities, a division of McDonald Investments, Inc. ("Trident Securities"), has delivered its written opinion to the Kentucky First Bancorp Board of Directors, dated as of July 8, 2003, and confirmed on September 19, 2003, that the consideration to be received by the stockholders of Kentucky First Bancorp in the merger is fair from a financial point of view. We have attached this opinion as Appendix B to this proxy statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by Trident Securities in providing its opinion. For a description of the Trident Securities' opinion, the analyses performed and the factors considered by Trident Securities in rendering its opinion, see "THE MERGER AGREEMENT AND THE MERGER - Opinion of Kentucky First Bancorp's Financial Advisor" beginning on page 16 of this proxy statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER  (PAGES 43 THROUGH 47)

     Some of Kentucky First Bancorp directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in Kentucky First Bancorp. The Board of Directors knew about these additional interests and considered them when the Board approved and adopted the merger agreement and the merger. These include:

     o the cancellation of exercisable outstanding stock options granted under and outside of the Kentucky First Bancorp, Inc. Stock Option and Incentive Plan in exchange for a cash payment equal to the difference between $23.25 per share and the option exercise prices of $9.375, $12.95 and $17.00;

     o the cash payment of $23.25 per share to directors for whom shares of Kentucky First Bancorp common stock are held by the grantor trust established in connection with the Restated Agreements Re: Deferred Compensation;

     o the cash payment of $14,400 to each of six of the non-employee directors of First Federal Savings Bank in connection with the First Federal Savings Bank Retirement Plan for Non-Employees Directors;

     o the cash payment of $23.25 per share held by the Kentucky First Bancorp Employee Stock Ownership Trust which will benefit the accounts of the participants in the plan;

     o payments to two Kentucky First Bancorp executive officers under their employment agreements; and

     o provisions in the merger agreement relating to protection for claims against directors and officers.

     See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Interests of Certain Persons in the Merger" beginning on page 43 for more information.

EXPENSES AND TERMINATION FEE (PAGES 37 THROUGH 39)

     The merger agreement requires Kentucky First Bancorp to reimburse Kentucky Bancshares for documented expenses, not to exceed $200,000 in the aggregate, if the merger agreement is terminated under certain circumstances. In addition, the merger agreement has a provision that would require a termination fee of $700,000 (subject to an off-set of the up to $200,000 paid for expenses) be paid to Kentucky Bancshares by Kentucky First Bancorp, under certain circumstances, and if certain acquisition transactions occur with a third party within a year of a termination of the merger agreement by Kentucky First Bancorp due to its willful breach of a representation, warranty or covenant of the merger agreement. This provision may have the effect of discouraging entities other than Kentucky Bancshares from attempting to acquire Kentucky First Bancorp and First Federal Savings Bank. See the discussion under the caption "THE MERGER AGREEMENT AND THE MERGER - Expenses and Termination Fee" beginning on page 37 for more information.

APPRAISAL RIGHTS (PAGES 40 THROUGH 43)

     You have the right under Delaware law to file a written demand for appraisal of the fair value of your shares of Kentucky First Bancorp common stock. If you want to exercise appraisal rights, you must carefully follow the procedures described in "THE MERGER AGREEMENT AND THE MERGER - Appraisal Rights" beginning on page 40 of this proxy statement.

TAXABLE TRANSACTION TO KENTUCKY FIRST BANCORP STOCKHOLDERS (PAGES 39 THROUGH 40)

     For United States federal income tax purposes, your exchange of shares of Kentucky First Bancorp common stock for cash in the merger generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of Kentucky First
Bancorp common stock. See "THE MERGER AGREEMENT AND THE MERGER - Tax Consequences to Stockholders" beginning on page 39 of this proxy statement.

                       MARKET PRICE AND DIVIDEND DATA FOR
                       KENTUCKY FIRST BANCORP COMMON STOCK

     Kentucky First Bancorp's common stock is traded on the American Stock Exchange under the symbol "KYF". As of July 8, 2003, there were 882,613 shares of the common stock outstanding and approximately 239 stockholders of record. The number of stockholders of record does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

     The following table sets forth the reported sales price for, and the dividends declared on, the common stock for the last two completed fiscal years.

                  Quarter Ended           High       Low      Dividends Declared
                  ------------------     ------     -----     ------------------
                  September 30, 2001     $13.00     $12.50          $0.150
                  December 31, 2001      $13.00     $12.45          $0.150
                  March 31, 2002         $13.120    $12.740         $0.160
                  June 30, 2002          $14.650    $12.750         $0.160


                  September 30, 2002     $14.75     $13.75          $0.160
                  December 31, 2002      $17.00     $14.75          $0.160
                  March 31, 2003         $17.70     $16.35          $0.160
                  June 30, 2003          $18.00     $17.39          $0.160

     On July 7, 2003, which is the last day a trade could occur before the merger was announced, Kentucky First Bancorp common stock closed at $17.70 per share. On September 8, 2003, which is the record date, Kentucky First Bancorp common stock closed at $23.05 per share.

                               THE ANNUAL MEETING

DATE, PLACE AND TIME

     The annual meeting is scheduled to be held at 5:15 p.m., local time, on Thursday, October 23, 2003, at the main office of First Federal Savings Bank, 308 North Main Street, Cynthiana, Kentucky 41031-1210.

MATTERS TO BE CONSIDERED

     At the annual meeting, you will be asked to consider:

     o A proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 8, 2003, by and among Kentucky First Bancorp,
          Kentucky Bancshares (at the date of agreement named "Bourbon Bancshares, Inc.") and Bourbon Acquisition Corp.;

     o A proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present, in person or by proxy, to approve and adopt the merger agreement;

     o    The election of three (3) directors of Kentucky First Bancorp; and

     o    Such other business that may properly come before the annual meeting.

     As of the date of this proxy statement, Kentucky First Bancorp's Board of Directors is not aware of any business to be acted upon at the annual meeting other than the proposal to approve and adopt the merger agreement, the proposal to adjourn the annual meeting, if necessary, and the election of three (3) directors. If other matters are properly brought before the annual meeting, or any adjournments or postponements of the annual meeting, Kentucky First Bancorp's Board of Directors will have discretion to vote or act on such matters according to its best judgment.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

     The Kentucky First Bancorp Board of Directors has fixed the close of business on September 8, 2003 as the record date for the determination of stockholders of Kentucky First Bancorp entitled to receive notice of and to vote at the annual meeting. On the record date, there were 882,613 shares of Kentucky First Bancorp common stock outstanding. Each holder of Kentucky First Bancorp common stock is entitled to one vote per share held of record on the record date.

     The presence in person or by proxy at the annual meeting of the holders of one-third of the outstanding shares of Kentucky First Bancorp common stock is required for a quorum. Under the Delaware General Corporation Law, approval and adoption of the merger agreement will require the affirmative vote of a majority of the outstanding shares of Kentucky First Bancorp common stock entitled to vote on the merger agreement. In accordance with the Bylaws of Kentucky First Bancorp, the proposal to adjourn the annual meeting must be authorized by a majority of the votes cast at the annual meeting entitled to vote on the proposal. Pursuant to the Bylaws of Kentucky First Bancorp, directors shall be elected by a plurality of the votes of shares present in person or by proxy at the annual meeting. Accordingly, an abstention, a failure to vote, or a broker non-vote, has the same effect as a vote against the merger agreement, but not as a vote against the proposal to adjourn the annual meeting or the election of the directors. Each of Kentucky First Bancorp's directors and executive officers entered into a Voting Agreement dated July 8, 2003, to vote all shares of Kentucky First Bancorp common stock beneficially held by them FOR the approval and adoption of the merger agreement. Directors and executive officers of Kentucky First Bancorp and their affiliates beneficially owned on July 8, 2003 and on the September 8, 2003 record date an aggregate of 145,053 shares, or approximately 16.4% of the outstanding shares of Kentucky First Bancorp common stock (excluding shares which they had the right to acquire on the exercise of options).

VOTING AND REVOCATION OF PROXIES

     Shares of Kentucky First Bancorp common stock represented by a proxy properly signed and received at or prior to the annual meeting, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of Kentucky First Bancorp common stock represented by the proxy will be voted FOR approval and adoption of the merger agreement, FOR the proposal to adjourn the annual meeting, if necessary, and FOR the three (3) nominees for director proposed by Kentucky First Bancorp.

     If you want to revoke the proxy you submit in response to this proxy solicitation, you must: (i) sign and deliver a written notice with a later date to the Secretary of Kentucky First Bancorp at or before the annual meeting stating that you want to revoke the proxy; (ii) sign and deliver to the Secretary of Kentucky First Bancorp at or before the meeting a later-dated proxy card relating to the same shares; or (iii) attend the meeting and vote in person. Revoking a proxy is effective only if it occurs before the polls close at the annual meeting. Attending the meeting does not automatically revoke a proxy. You must deliver written notice revoking a proxy to Kevin R. Tolle, Secretary, Kentucky First Bancorp, Inc., 308 North Main Street, Cynthiana, Kentucky 41031-1210.

     A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though those shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present for purposes of a quorum but will not be counted as voting in favor of such proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of Kentucky First Bancorp may solicit proxies from Kentucky First Bancorp's stockholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. Kentucky First Bancorp will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. Kentucky First Bancorp will bear its own expenses in connection with the solicitation of its proxies for the annual meeting.

IMPORTANT INFORMATION FOR STOCKHOLDERS WHOSE STOCK IS HELD IN STREET NAME

     If you hold your stock in street name, which means that your stock is held for you in a brokerage account and is not registered on Kentucky First Bancorp's stock records in your own name, your broker will not vote your shares on the merger agreement unless you instruct your broker on how you want your votes to be cast. Please tell your broker as soon as possible how to vote your shares to make sure that your broker has enough time to vote your shares before the polls close at the meeting. If your stock is held in street name, you do not have the direct right to vote your shares or to revoke a proxy for your shares unless the record holder of your stock gives you that right in writing.

IMPORTANT INFORMATION FOR PARTICIPANTS IN THE KENTUCKY FIRST BANCORP EMPLOYEE STOCK OWNERSHIP PLAN

     If you participate in the Kentucky First Bancorp Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in your plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions, subject to the trustees' exercise of their fiduciary obligations.


                       THE MERGER AGREEMENT AND THE MERGER

     The following discussion is qualified by reference to the Agreement and Plan of Merger which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the merger agreement carefully in its entirety. All information contained in this proxy statement with respect to Kentucky Bancshares, Bourbon Acquisition Corp. and Kentucky Bank has been obtained from a publicly available source or supplied by Kentucky Bancshares and has not been independently verified by Kentucky First Bancorp.

THE PARTIES TO THE MERGER AGREEMENT

     Kentucky First Bancorp. Kentucky First Bancorp is a Delaware corporation organized at the direction of the Board of Directors of First Federal Savings Bank in 1995 to be the holding company for First Federal Savings Bank following its conversion from mutual to stock form. First Federal Savings Bank is a federally chartered savings bank that operates two full service offices in Cynthiana, Kentucky. First Federal Savings Bank was federally chartered in 1888.

     Kentucky Bancshares. Kentucky Bancshares is a Kentucky corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Its corporate name was changed from "Bourbon Bancshares, Inc." to "Kentucky Bancshares, Inc." effective as of July 15, 2003. Kentucky Bancshares is the parent company of Kentucky Bank, a commercial bank and trust chartered under the laws of the Commonwealth of Kentucky.

Kentucky Bank has its main office in Paris, with additional offices in Paris, North Middletown, Winchester, Georgetown, Versailles, Nicholasville, Wilmore and Cynthiana, Kentucky.

     Bourbon Acquisition Corp. Bourbon Acquisition Corp. is a wholly owned subsidiary of Kentucky Bancshares, which was recently formed under the laws of the State of Delaware for the sole purpose of facilitating the merger.

DESCRIPTION OF THE MERGER AGREEMENT, THE MERGER, THE PARENT SUBSIDIARY MERGER AND THE BANK MERGER

     Kentucky First Bancorp, Kentucky Bancshares and Bourbon Acquisition Corp. entered into the Agreement and Plan of Merger on July 8, 2003. The merger agreement provides that if the conditions described below are met or waived, Kentucky First Bancorp will merge with Bourbon Acquisition Corp. As a result of the merger, each stockholder of Kentucky First Bancorp (other than those stockholders who perfect appraisal rights under Delaware law) will receive $23.25 in cash for each share of Kentucky First Bancorp common stock owned as of the record date. Holders of exercisable options to purchase shares of Kentucky First Bancorp common stock may elect to receive a cash payment equal to the excess of the $23.25 per share merger consideration over the exercise price per share of such option multiplied by the number of shares for which the option is exercisable. Directors for whom shares of Kentucky First Bancorp common stock are held by the grantor trust established in connection with the Restated Agreements Re: Deferred Compensation may elect to be paid $23.25 for each such share of Kentucky First common stock held on their behalf. The Kentucky First Bancorp ESOP Trust will receive cash payments equal to $23.25 per share it holds, which will be for the benefit of participants in the plan. As a result of the merger, Kentucky First Bancorp stockholders will cease to be stockholders of Kentucky First Bancorp. Immediately after the merger, (i) Kentucky First Bancorp, as a wholly owned subsidiary of Kentucky Bancshares, will be merged with and into Kentucky Bancshares with the result that Kentucky Bancshares will acquire all of the assets and liabilities of Kentucky First Bancorp and Kentucky First Bancorp will cease to exist, and (ii) First Federal Savings Bank will merge with and into Kentucky Bank with the result that Kentucky Bank will acquire all of the assets and liabilities of First Federal Savings Bank, and First Federal Savings Bank will cease to exist.

BACKGROUND OF THE MERGER

     In November 2002, the Board of Directors of Kentucky First Bancorp met with representatives of Trident Securities to discuss strategic alternatives available to Kentucky First Bancorp to enhance stockholder value. The Board of Directors had concerns when evaluating the future independence of Kentucky First Bancorp. More specifically, the Board was concerned about the increasingly competitive lending environment and the difficulty of increasing loan originations in such a climate. The Board sensed that Kentucky First Bancorp and First Federal Savings Bank might also be at a competitive disadvantage in attracting the personnel needed to provide management depth. Furthermore, management of Kentucky First Bancorp expressed concerns regarding Kentucky First Bancorp's ability, as a public company with stock trading on the American Stock Exchange, to cost effectively comply with additional corporate governance and securities reporting regulations which had become law in the past year.

     In early March 2003, after several months of contemplating its strategic alternatives, Kentucky First Bancorp retained Trident Securities to assist it in the exploration of a possible sale of Kentucky First Bancorp. In March and April, 2003, Trident Securities performed its due diligence of Kentucky First Bancorp and, with the input of the management of Kentucky First Bancorp and its counsel, Stradley, Ronon, Stevens & Young LLP, prepared an information memorandum containing detailed public and non-public information about Kentucky First Bancorp to be provided to parties who might be interested in acquiring Kentucky First Bancorp. Concurrently, management of Kentucky First Bancorp and Trident Securities compiled a list of 32 potential acquirers, of which 30 were subsequently contacted to determine their interest in acquiring Kentucky First Bancorp. Of the 30 parties contacted, 17 agreed to sign a confidentiality agreement and receive a copy of the information memorandum.

     Of the 17 parties that received a copy of the information memorandum three parties, Kentucky Bancshares and two others, submitted non-binding indications of interest by the requested deadline of May 2, 2003. Kentucky Bancshares' original proposal was an all-cash offer of $23.00 per share of Kentucky First Bancorp common stock. The other two offers, which were less than $23.00 per share, involved a mixture of cash and stock consideration.

     On May 8, 2003, the Board of Directors of Kentucky First Bancorp met again with a representative of Trident Securities and a representative of Stradley, Ronon, Stevens & Young LLP, to discuss the terms of the three proposals. Following a review and discussion of the three proposals, the Board of Directors of Kentucky First Bancorp instructed Trident Securities to invite the three parties to conduct due diligence of Kentucky First Bancorp and, following due diligence, submit their final offers.

     Upon receiving its invitation to participate in a multi-party due diligence process, Kentucky Bancshares informed Kentucky First Bancorp of its desire to conduct due diligence only if it were allowed to engage in exclusive negotiations with Kentucky First Bancorp. After discussing Kentucky Bancshares' request with its investment banker and counsel and reviewing the advantages and disadvantages of granting such a request, the Kentucky First Bancorp Board agreed to engage in exclusive negotiations with Kentucky Bancshares only if Kentucky Bancshares could increase its offer to no less than $24.00 per share of Kentucky First Bancorp common stock, a offer the Board believed the other parties could not match without Kentucky First Bancorp stockholders' undertaking increased risk associated with receiving stock as part of the consideration in the competing offers. Additionally, Kentucky Bancshares was required to perform due diligence of Kentucky First Bancorp and confirm its revised offer prior to Kentucky First Bancorp officially releasing the two competing parties from the due diligence process. After deliberation, Kentucky Bancshares increased its offer to $24.00 per share.

     Between May 22, 2003 and May 27, 2003, Kentucky Bancshares conducted its due diligence of Kentucky First Bancorp. Citing concerns related to Kentucky First Bancorp's volume of loan originations and the overall projected earnings of Kentucky First Bancorp's loan portfolio, Kentucky Bancshares informed
Kentucky First Bancorp that it was necessary to reduce its revised offer to $23.25 per share. Trident Securities recommended to Kentucky Bancshares' investment banker that Kentucky Bancshares reconsider lowering its revised offer. Kentucky Bancshares determined that its offer would remain at $23.25 per share.

     The Board of Directors of Kentucky First Bancorp weighed whether it was in the best interest of Kentucky First Bancorp and its stockholders to proceed with the offer of $23.25 per share of Kentucky First Bancorp common stock being made by Kentucky Bancshares or whether Kentucky First Bancorp should allow the two other competing parties to conduct due diligence and submit final offers. Following lengthy discussions of issues related to the three competing offers, including among other points, the attractiveness of Kentucky Bancshares' final offer of $23.25 versus the competing parties' original offers and the type of consideration being offered by the three competing parties, the Board of Kentucky First Bancorp determined to proceed with the offer of $23.25 per share of common stock of Kentucky First Bancorp from Kentucky Bancshares and move forward in negotiating a definitive agreement with Kentucky Bancshares.

     On July 8, 2003, the Board of Directors of Kentucky First Bancorp met to review, discuss and sign a definitive agreement and plan of merger with Kentucky Bancshares.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Kentucky First Bancorp's Board of Directors believes that the merger is in the best interest of stockholders of Kentucky First Bancorp. The Board of Directors considered a number of factors in deciding to adopt the merger agreement and recommend the terms of the merger to stockholders, including:

     o information concerning the financial condition, results of operations and prospects of Kentucky First Bancorp, including the long-term growth potential of Kentucky First Bancorp as an independent savings and loan holding company;

     o    the competitive environment for financial institutions generally;

     o the value being offered to the stockholders of Kentucky First Bancorp in relation to the market value, book value and earnings per share of Kentucky First Bancorp common stock;

     o the compatibility of the respective business management philosophies of Kentucky First Bancorp and Kentucky Bancshares;

     o the ability of Kentucky Bancshares and its subsidiary bank to provide comprehensive financial services in relevant markets;

     o the fact that Kentucky Bank has the financial and managerial resources to serve the lending and deposit needs of the local communities served by First Federal Savings Bank and that Kentucky Bank's increased financial and managerial resources following the merger, and the merger of First Federal Savings Bank with and into Kentucky Bank, will enhance the long-term customer service potential for First Federal Savings Bank's customer base;

     o the financial terms of other recent business combinations in the local financial services industry;

     o the fact that the consideration to be received in the merger by Kentucky First Bancorp's stockholders reflects a premium for Kentucky First Bancorp's common stock over the value at which it has traded in the market during the last year; and

     o the opinion of Kentucky First Bancorp's financial advisor, Trident Securities that the consideration to be received by Kentucky First Bancorp's stockholders in the merger is fair to such stockholders from a financial point of view.

     The foregoing discussion of the information and factors considered by Kentucky First Bancorp's Board of Directors is not intended to be exhaustive.
Kentucky First Bancorp's Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

     Generally, the Board of Directors concluded that in the long term, Kentucky First Bancorp could not produce stockholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Kentucky First Bancorp's stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF KENTUCKY FIRST BANCORP'S FINANCIAL ADVISOR

     General. Pursuant to an engagement letter dated March 6, 2003 between Kentucky First Bancorp and Trident Securities, Kentucky First Bancorp retained Trident Securities to render an opinion with respect to the fairness, from a financial point of view, of the merger consideration to be received by Kentucky First Bancorp stockholders in connection with a sale of Kentucky First Bancorp. Trident Securities is a nationally recognized specialist in the financial services industry and is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Kentucky First Bancorp selected Trident Securities to render a fairness opinion based upon Trident Securities' qualifications, expertise and reputation in such capacity.

     Trident Securities delivered a written opinion, dated July 8, 2003, that the merger consideration was fair to Kentucky First Bancorp stockholders, from a financial point of view, as of the date of such opinion. Trident Securities also delivered to the Kentucky First Bancorp Board a written opinion updated as of the date of this proxy statement confirming its written opinion of July 8, 2003. Neither Kentucky First Bancorp nor its Board imposed any limitations on Trident Securities with respect to the investigations made or the procedures followed in rendering its opinion.

     The full text of Trident Securities' written opinion to the Kentucky First Bancorp Board, dated September 19, 2003, which sets forth the assumptions made, matters considered and extent of review by Trident Securities, is attached as Appendix B and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this document. The following summary of Trident Securities' opinion is qualified in its entirety by reference to the full text of the opinion. Trident Securities' opinion is addressed to the Kentucky First Bancorp Board and does not constitute a recommendation to any stockholder of Kentucky First Bancorp as to how such stockholder should vote at the Kentucky First Bancorp annual meeting described in this document.

     Trident Securities, in connection with rendering its opinion:

     (i) Reviewed certain publicly available information concerning Kentucky First Bancorp, including the Annual Reports on Form 10-KSB of Kentucky First Bancorp for each of the years in the three year period ended June 30, 2002 and the Quarterly Reports on Forms 10-QSB of Kentucky First Bancorp for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003;

     (ii) Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Kentucky First Bancorp and Kentucky Bancshares provided to us or publicly available for purposes of our analysis;

     (iii)Participated in meetings and telephone conferences with members of senior management of Kentucky First Bancorp concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters we believed relevant to our inquiry;

     (iv) Reviewed certain stock market information for Kentucky First Bancorp common stock and compared it with similar information for certain companies, the securities of which are publicly traded;

     (v) Compared the results of operations and financial condition of Kentucky First Bancorp with that of certain companies, which we deemed to be relevant for purposes of this opinion;

     (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

     (vii)Reviewed financial projections prepared by management of Kentucky First Bancorp;

     (viii) Reviewed the merger  agreement and certain  related  documents;  and
          performed   such  other   reviews  and  analyses  as  we  have  deemed
          appropriate.

     The oral and written opinions provided by Trident Securities to Kentucky First Bancorp were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

     In  connection  with  its  review  and  arriving  at its  opinion,  Trident
Securities relied upon the accuracy and completeness of the financial information and other pertinent information provided by Kentucky First Bancorp to Trident Securities for purposes of rendering its opinion. Trident Securities did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Kentucky First Bancorp with the input of its management, as well as projections of operating synergies, Trident Securities assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Kentucky First Bancorp as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Trident Securities could formulate its opinion. Kentucky First Bancorp does not publicly disclose such internal management projections of the type utilized by Trident Securities in connection with Trident Securities' role as financial advisor to Kentucky First Bancorp. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing Kentucky First Bancorp. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     Trident Securities does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Kentucky First Bancorp are adequate to cover such losses. In addition, Trident Securities does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Kentucky First Bancorp, nor was Trident Securities provided with such appraisals. Furthermore, Trident Securities assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by Kentucky First Bancorp, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Kentucky First Bancorp, Trident Securities adjusted the data to reflect full dilution, i.e., the effect of the exercise of outstanding options utilizing the treasury stock method.

     In connection with rendering its opinion to Kentucky First Bancorp's Board, Trident Securities performed a variety of financial and comparative analyses, of which the analyses necessitating the primary weight of its opinion are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident Securities. Moreover, Trident Securities believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident Securities also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident Securities drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident Securities' analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of Kentucky First Bancorp valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses summarized below were assigned a greater significance by Trident Securities than any other in deriving its opinion.

     Comparable Transaction Analysis. Trident Securities reviewed and compared actual information for groups of comparable pending and completed thrift merger transactions (through June 30, 2003) it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the average and median ratios of (i) price to last twelve months earnings, (ii) price to tangible book value, (iii) capital adjusted price to tangible book value, (iv) tangible book value premium to core deposit ratio ("TBV Prem./Core Deposits"), and (v) transaction premium to current trading price for each of the following twelve comparable transaction groups:

     o all thrift acquisitions in the United States announced within the preceding 12 months ("All Recent Median");
     o all thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median");
     o all pending thrift acquisitions in the United States that have been announced but have yet to close ("All Pending Median");
     o all Midwest United States thrift acquisitions announced within the preceding 12 months ("Midwest Recent Median");
     o all thrift acquisitions announced within the preceding 12 months involving acquired thrifts headquartered in Kentucky ("Kentucky Recent Median");
     o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $40-$100 Million ("Assets $40mm-$100mm Median");
     o all thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $10-$35 Million ("Deal Size $10mm-$35mm Median");

     o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 100bp-150bp ("ROAA 100bp-150bp Median");
     o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 6%-10% ("ROAE 6%-10% Median");
     o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 13%-25% ("Tangible Capital 13%-25% Median");
     o all thrift acquisitions announced within the preceding 12 months involving acquired thrifts with non-performing assets of 0.00%-0.15% of total assets ("NPAs 0.00%-0.15% Median");
     o Guideline thrift acquisitions announced since December 15, 2000 involving acquired thrifts with asset sizes, capital levels, profitability and market areas similar to Kentucky First Bancorp ("Guideline Median").

     The following table represents a summary analysis of the comparable transactions analyzed by Trident Securities based on the announced transaction values:

                                                                                Capital         TBV
                                                        Median Price to        Adj. Price/      Prem/      Premium/
                                    Number of          LTM          Tang.         Tang.         Core       Trading
                                      Trans.          EPS(1)        Book         Book(2)      Deposits     Price(3)
                                    ---------         --------------------     -----------    ---------    --------
All Recent Median                       47             19.0x        155.6%         183.5%       8.8%        27.9%

Last 90 Days Median                     10             17.5x        160.0%         188.7%      11.8%        22.7%

All Pending Median                      22             16.4x        158.5%         178.6%      10.0%        22.7%

Midwest Recent Median                   12             21.1x        130.4%         155.8%       6.8%        14.3%

Kentucky Recent Median                  1                 NM        140.3%         142.1%       7.1%          NM

Assets $40mm-$100mm Median              13             27.9x        128.5%         178.6%       7.1%        14.5%

Deal Size $10mm-$35mm Median            8              22.8x        123.5%         155.8%       5.3%        27.3%

ROAA 100bp-150bp Median                 10             18.7x        226.9%         296.6%      21.3%         9.5%

ROAE 6%-10% Median                      10             19.3x        165.7%         213.5%      14.4%        32.5%

Tangible Capital 13%-25% Median         9              21.1x        122.7%         172.6%       7.2%        11.9%

NPAs 0.00%-0.15% Median                 11             19.2x        161.5%         199.0%       9.6%        23.0%

Guideline Median                        13             21.1x        119.6%         155.8%       7.1%        15.7%

Kentucky First Bancorp.............                    21.7x        157.1%         294.4%      19.0%        30.0%

(1)  Last 12 months earnings per share
(2) The merger premium paid on 7% (of assets) of the tangible book value; assumes no premium on the tangible book in excess of 7% of assets
(3) Based on Kentucky First Bancorp's closing stock price of $17.89 on June 30, 2003

     The value of the transaction indicates that the merger consideration to be paid to Kentucky First Bancorp stockholders falls within the range of similar transactions, represented by the comparable groups, based on all methods of merger valuation used by Trident Securities in its comparable merger transaction analyses.

     Discounted Earnings Analysis. Trident Securities calculated a present value of Kentucky First Bancorp's forward earnings using internal projections for the five-year period through the calendar year ended December 31, 2007. This analysis utilized a range of discount rates of 10%-15%; assumed annual asset and earnings growth of 2.0%; utilized a range of terminal earnings multiples of 13.2x-17.2x calendar year 2007 net income; and a target tangible capital ratio of 9.04%. The analyses resulted in a range of present values for Kentucky First Bancorp stockholders of between $16.01 and $20.20 per share. This analysis was based on estimates by Trident Securities in determining the terminal earnings multiples used in projecting Kentucky First Bancorp's acquisition value and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident Securities noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, terminal multiples, discount rates and target tangible capital ratios.

     Based on the aforementioned analyses and Trident Securities' experience with numerous mergers involving thrift institutions, it is Trident Securities' opinion that the merger consideration to be received by Kentucky First Bancorp stockholders in the merger is fair from a financial point of view.

     No institution used as a comparison in the above analyses is identical to Kentucky First Bancorp, or the combined entity and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the trading characteristics of the companies to which Kentucky First Bancorp, and the combined entity are being compared.

     IN CONNECTION WITH DELIVERY OF ITS OPINION DATED AS OF THE DATE OF THIS PROXY STATEMENT, TRIDENT SECURITIES PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH THE ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. TRIDENT SECURITIES DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE OPINION.

     For its financial advisory services provided to Kentucky First Bancorp, Trident Securities will be paid a total fee of 2.0% of the aggregate merger consideration, of which $60,000 has been received to date with the balance of the total fee to be paid to Trident Securities at the time of closing of the merger. In addition, Kentucky First Bancorp has reimbursed and has agreed to continue to reimburse Trident Securities for all reasonable out-of-pocket expenses, incurred by it on Kentucky First Bancorp's behalf, and to indemnify Trident Securities against certain liabilities, including any which may arise under the federal securities laws.

     Trident Securities is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities may have from time to time purchased securities from, and sold securities to, Kentucky First Bancorp and Kentucky Bancshares.

PAYMENT PROCEDURES

     Kentucky Bancshares will appoint an exchange agent to facilitate the payment for shares of Kentucky First Bancorp common stock and options. At or before the closing of the merger, Kentucky Bancshares will deposit with the exchange agent sufficient funds so that the exchange agent can pay the merger consideration to all stockholders of Kentucky First Bancorp. No later than ten
(10) business days after the merger is consummated, Kentucky Bancshares will cause the exchange agent to mail transmittal letters and instructions to all Kentucky First Bancorp stockholders at their addresses as shown on Kentucky First Bancorp's official stock records. Stockholders can then use the transmittal letters to submit their stock certificates for payment. As soon as practicable after the exchange agent receives a properly completed transmittal letter and the applicable stock certificate, the exchange agent will mail the payment to the stockholder. If a stockholder has lost his or her stock certificate, the exchange agent or Kentucky Bancshares may require that the stockholder submit an affidavit of lost certificate, indemnity agreement and/or bond in order to receive payment.

     The merger consideration will be paid without interest. Accordingly, stockholders of Kentucky First Bancorp should promptly complete and return their transmittal letters and stock certificates as quickly as possible. Transmittal letters will be sent to the addresses used to mail this proxy statement. If you own your stock directly in your own name and you want to update your address, you should immediately contact Kentucky First Bancorp's transfer agent. If you own your stock in "street name" through a broker, the exchange agent will send the transmittal letter to the record owner of your shares and you will not need to submit your shares yourself for payment. Instead, you should contact your broker to receive payment.

     At any time following the expiration of one year following the effective time of the merger, Kentucky Bancshares shall be entitled to direct the exchange agent to deliver to it any funds which were deposited with the exchange agent and not disbursed to holders of Kentucky

FirstBancorp common stock. Thereafter, stockholders shall be entitled to look to Kentucky Bancshares only as general creditors with respect to any merger consideration that may be payable upon due surrender of certificates of common stock of Kentucky First Bancorp.

CLOSING

     The closing of the merger will take place at a place mutually agreed upon by the parties to the merger agreement and on a date specified by Kentucky Bancshares, which shall not be before the fifth business day nor later than the fortieth business day after satisfaction or waiver of certain conditions to the merger agreement, or at such time as Kentucky First Bancorp and Kentucky Bancshares may agree to in writing, but in no event prior to November 7, 2003. In no event, however, can the closing occur until all required regulatory approvals for the transactions contemplated by the merger agreement have been obtained and all related periods have expired and the Kentucky First Bancorp stockholders have approved the merger agreement. The parties anticipate that, provided all the required consents can be obtained, the merger will close during the fourth quarter of 2003. Once the closing conditions of the agreement have been satisfied or waived, the parties will file a certificate of merger for the merger. Upon the effective time of the merger, the certificate of incorporation and bylaws of Bourbon Acquisition Corp., each as in effect immediately prior to the effective time of the merger, shall be the certificate of incorporation and bylaws of Kentucky First Bancorp, as the surviving corporation, in each case until amended in accordance with the Delaware General Corporation Law. The directors and officers of Bourbon Acquisition Corp. immediately prior to the effective time of the merger, shall be the officers and directors of the surviving corporation.

CONDITIONS TO COMPLETION OF THE MERGER

     The consummation of the merger will only occur if all of the following conditions, among other conditions, are met or waived.

     Kentucky First Bancorp is not obligated to consummate the merger unless at or prior to the closing date the following conditions are satisfied or waived by Kentucky First Bancorp:

     o Kentucky First Bancorp shall have received a certificate (which certificate may be qualified by knowledge) signed on behalf of each of Kentucky Bancshares and Bourbon Acquisition Corp., by an executive officer of each, respectively, to the effect that the representations and warranties of Kentucky Bancshares and Bourbon Acquisition Corp. set forth in the merger agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Kentucky Bancshares and Bourbon Acquisition Corp. set forth in the merger agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the effective time of the merger, as though made on and as of the effective time of the merger, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date;

     o Kentucky First Bancorp shall have received a certificate from each of Kentucky Bancshares and Bourbon Acquisition Corp. signed by its respective President, to the effect that Kentucky Bancshares and Bourbon Acquisition Corp. shall have performed in all material respects all obligations required to be performed by them under the merger agreement prior to the effective time of the merger;

     o Kentucky First Bancorp and Kentucky Bancshares shall have received all authorizations, consents and approvals of all federal, state, local, and foreign governmental agencies and authorities both required to be obtained in order to permit consummation of the transactions contemplated by the merger agreement and to permit the business presently carried on by Kentucky First Bancorp and its subsidiaries to continue unimpaired in all material respects immediately following the effective time of the merger;

     o Kentucky First Bancorp and First Federal Savings Bank shall have been furnished with an opinion of counsel to Kentucky Bancshares and Bourbon Acquisition Corp. dated as of the "closing date," as defined in the merger agreement, addressed to and otherwise in form and substance reasonably satisfactory to Kentucky First Bancorp and First Federal Savings Bank; and

     o The exchange agent shall have delivered to Kentucky First Bancorp a certificate confirming that Kentucky Bancshares has delivered to the exchange agent the aggregate merger consideration for all shares of Kentucky First Bancorp common stock to be acquired pursuant to the terms of the merger agreement.

     Kentucky Bancshares is not obligated to consummate the merger unless at or prior to the closing date the following conditions are satisfied or waived by Kentucky Bancshares:

     o Kentucky Bancshares shall have received a certificate (which certificate may be qualified by knowledge) signed on behalf of Kentucky First Bancorp by an executive officer of Kentucky First Bancorp to the effect that the representations and warranties of Kentucky First Bancorp set forth in the merger agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Kentucky First Bancorp set forth in the merger agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the effective time of the merger, as though made on and as of the effective time of the merger, except as otherwise specifically contemplated by the merger agreement, and except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date;

     o Kentucky Bancshares shall have received a certificate from Kentucky First Bancorp signed by its President, to the effect that Kentucky
          First Bancorp shall have performed in all material respects all obligations required to be performed by it under the merger agreement prior to the effective time of the merger;

     o The holders of no more than 7% of the total number of outstanding shares of Kentucky First Bancorp common stock shall have perfected or purportedly perfected their appraisal rights in accordance with
          Section 262 of the Delaware General Corporation Law with respect to their shares in connection with the stockholders' approval of the transactions contemplated by the merger agreement;

     o Since June 30, 2002, no "Material Adverse Effect" as defined in the merger agreement, shall have occurred to Kentucky First Bancorp or its subsidiaries; and

     o Kentucky Bancshares shall have received an opinion of counsel to Kentucky First Bancorp and First Federal Savings Bank, dated as of the "closing date" as defined in the merger agreement, addressed to and otherwise in form and substance reasonably satisfactory to Kentucky Bancshares; and

     o Kentucky Bancshares and Kentucky First Bancorp shall have obtained all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to both permit consummation by Kentucky Bancshares and Kentucky First Bancorp of the transactions contemplated by the merger agreement and to permit the business presently carried on by Kentucky First Bancorp and their subsidiaries to continue unimpaired in all material respects immediately following the effective time of the merger.

     No party is obligated to consummate the merger unless at or prior to the closing, the following conditions are satisfied:

     o The merger agreement shall have been approved and adopted by the stockholders of Kentucky First Bancorp;

     o Kentucky Bancshares and Kentucky First Bancorp shall have obtained all appropriate orders, consents, approvals and clearances in the form and substance reasonably satisfactory to each of them, from the Federal Reserve Board, the Office of Thrift Supervision and all other regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the transactions contemplated by the merger agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the merger; and

     o No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal.

AGREEMENTS OF THE PARTIES

     Prior to the consummation of the merger and the other transactions contemplated by the merger agreement, Kentucky First Bancorp has agreed to do the following, including, but not limited to:

     o During the period from the date of the merger agreement to the effective time of the merger (unless Kentucky Bancshares shall otherwise agree in writing and except as otherwise contemplated by the merger agreement), it shall conduct, and shall cause its subsidiaries to conduct, their operations according to their ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of the merger agreement, seek to preserve intact their current business organization, keep available the service of their current directors, officers and employees and preserve its relationships with customers, suppliers and others having business dealings with them to the end that goodwill and ongoing business shall not be impaired in any material aspect at the effective time of the merger;

     o Shall grant reasonable access to the officers, directors, employees, accountants, counsel and other authorized representatives of Kentucky Bancshares to the books and records, properties, officers, directors, employees, counsel, accountants and other representatives of each of Kentucky First Bancorp and First Federal Savings Bank and, during such period make available a copy of any securities documents, reports, schedules and other documents filed or received pursuant to the requirements of federal or state banking laws, and all other information concerning the business, properties and personnel and all financial operating and other data of each of Kentucky First Bancorp and First Federal Savings Bank as may reasonably be requested;

     o Duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable after the date of the merger agreement for the purpose of voting upon the approval and adoption of the merger agreement and the transactions contemplated thereby, and subject to the exercise by the Board of Directors of Kentucky First Bancorp of their fiduciary duties, the Board of Directors, will unanimously recommend to the stockholders of Kentucky First Bancorp that they vote to approve and adopt the merger agreement and the transactions contemplated thereby;

     o Prepare a proxy statement with respect to the stockholders' meeting at which the merger agreement shall be proposed for approval and adoption and solicit proxies from holders of Kentucky First Bancorp common stock with respect to the vote on the merger agreement and the transactions contemplated thereby at such stockholders' meeting;

     o Without first consulting with either the Chief Executive Officer or President of Kentucky Bancshares neither Kentucky First Bancorp nor First Federal Savings Bank shall make any significant investment decisions, make or commit to make certain loan or other extension of credit or amend, modify or renew the terms or conditions of certain existing loans, discounts or financing leases;

     o Provide Kentucky Bancshares with prompt notice and a detailed description of any adverse, or potentially adverse, material change in the condition, earnings or business of Kentucky First Bancorp, on a consolidated basis, and of any claim, regulatory proceeding or litigation against or involving Kentucky First Bancorp, First Federal Savings Bank or any of their officers directors or employees; and

     o Use best efforts to modify or change both the accounting and financial policies and practices, including without limitation, policies and practices arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting matters, and the lending, investment or asset/liability management policies of Kentucky First Bancorp and First Federal Savings Bank, consistent with generally accepted accounting principles, the rules and regulations of the Securities and Exchange Commission and applicable banking laws and regulations, such that the policies and practices shall be consistent with Kentucky Bancshares' policies, practices and procedures.

     The parties to the merger agreement have agreed to do the following, among other things:

     o Use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on Kentucky Bancshares or Kentucky First Bancorp with respect to the merger and to consummate and make effective the transactions contemplated by the merger agreement, subject to the appropriate vote of the stockholders of Kentucky First Bancorp, including using all reasonable efforts (a) to promptly prepare and file all necessary documentation, to effect all consents, authorizations, orders or approvals of any governmental entity, (b) to obtain (and to cooperate with another party to the merger agreement to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party in connection with the merger and the transactions contemplated by the merger agreement, (c) to effect all necessary registrations, filings and submissions, and (d) to lift any injunction or other legal bar to the merger, subject, however, to the requisite vote of the stockholders of Kentucky First Bancorp.

          Kentucky Bancshares has agreed to do the following:

     o Hold any such information disclosed to it by Kentucky First Bancorp or First Federal Savings Bank, or their representatives, that is non-public in confidence until such time that such information is or becomes generally available to the public other than as a result of a disclosure by Kentucky Bancshares or any of its representatives;
          provided, however, that notwithstanding this covenant Kentucky Bancshares may disclose such information to the extent required or reasonably contemplated by any subpoena, civil investigative demand or other similar process; and

     o Furnish all information concerning it as may be reasonably requested by Kentucky First Bancorp in connection with the preparation of the proxy statement for the annual meeting of the stockholders of Kentucky First Bancorp at which the merger agreement shall be proposed to the stockholders for their approval and adoption.

RESTRICTIONS ON OPERATIONS

     Kentucky First Bancorp and First Federal Savings Bank have agreed that they will not, and they shall cause their subsidiaries to not, do any of the following without first having received the prior written consent of Kentucky
Bancshares:

     o Cause any additional shares of capital stock of any class of Kentucky First Bancorp, or any securities or rights convertible into, or exercisable for, shares of Kentucky First Bancorp capital stock, to be outstanding after the date of the merger agreement, except as disclosed pursuant to the merger agreement;

     o Redeem, purchase or otherwise acquire (or propose to) any of the outstanding shares of Kentucky First Bancorp common stock (except for the acquisition of trust account shares);

     o Cause any reclassification of any shares of Kentucky First Bancorp common stock, or declare or pay any dividend or distribution in respect of any shares of Kentucky First Bancorp common stock, other than regularly scheduled quarterly dividends;

     o Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Kentucky First Bancorp or First Federal Savings Bank (other than the merger);

     o Adopt any amendments to the certificate of incorporation, charter or bylaws of Kentucky First Bancorp or First Federal Savings Bank;

     o Make any acquisition or disposition of assets or securities, except in the ordinary course of business consistent with past practices;

     o Incur any indebtedness or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than in the ordinary course of banking;

     o Offer any new deposit or loan product or service or, except as may be required to comply with applicable law, change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

     o Grant any increase in the compensation of any of the directors, officers or employees of Kentucky First Bancorp or First Federal Savings Bank other than such increases that are consistent with past practice and set forth in the disclosure memorandum delivered by Kentucky First Bancorp concurrently with the execution of the merger agreement;

     o Pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or contemplated by any of the existing Kentucky First Bancorp of First Federal Savings Bank employee benefit plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present, except as may be required by law or the merger agreement;

     o Enter into any new or amend or extend any existing employment or severance or termination agreement with any director, officer or employee;

     o Except as may be required to comply with applicable law or to maintain the tax-qualified status of any such plan, become obligated under any new benefit plan or amend any existing benefit plan in existence on the date of the merger agreement if such amendment would have the effect of materially enhancing any benefits thereunder;

     o    Make  any  capital   expenditures   or  commitments  for  any  capital
          expenditures in excess of $5,000, individually, or $10,000 in the aggregate, other than as set forth in the disclosure memorandum;

     o    Make any material changes in its customary methods of marketing;

     o Take, or agree to commit to take, any action that would make any representation or warranty of Kentucky First Bancorp or First Federal Savings Bank contained herein inaccurate in any material respect at, or as of any time prior to, the effective time of the merger;

     o Change its method of accounting in effect at June 30, 2002, except as required by changes in generally accepted accounting principles as concurred in by the independent auditors of each party to the merger agreement, or change its fiscal year;

     o Take any action that would, or reasonably might be expected to, adversely affect the ability of Kentucky First Bancorp, First Federal Savings Bank or Kentucky Bancshares to obtain any of the regulatory approvals necessary to effectuate the transactions contemplated by the merger agreement; or

     o Authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

OTHER ACQUISITION PROPOSALS

     The merger agreement provides that neither Kentucky First Bancorp nor First Federal Savings Bank shall initiate, solicit or encourage, directly or indirectly, a proposal of any party other than Kentucky Bancshares or Bourbon Acquisition Corp., with respect to a merger, share exchange, acquisition, consolidation or similar transaction involving any purchase of all or at least 10% of the assets or capital stock of either Kentucky First Bancorp or First Federal Savings Bank (including an offer made to the stockholders of Kentucky First Bancorp) or engage in any negotiations or discussions with, or furnish any information or data to, any person with respect to the foregoing.

     Notwithstanding the above described blanket prohibition, in the interests of permitting the Board of Directors of Kentucky First Bancorp to exercise their fiduciary duties to the fullest extent required by law, if after July 8, 2003, the Board receives an unsolicited written proposal contemplating an acquisition of either Kentucky First Bancorp or First Federal Savings Bank from a third person and the Board determines, after consultation with its outside legal counsel, that such proposal is reasonably likely to be consummated, taking into account all of its legal, financial and regulatory aspects, and if consummated, is reasonably likely to result in a transaction more favorable to the stockholders of Kentucky First Bancorp, from a financial point of view, than the merger of Kentucky First Bancorp with Bourbon Acquisition Corp., and the Board further reasonably concludes that the failure to engage in discussions or negotiations with such person making the superior proposal would be inconsistent with their fiduciary duties, then Kentucky First Bancorp or its Board may both, directly or indirectly, provide access to, or furnish or cause to be furnished, information concerning the business, properties or assets of Kentucky First Bancorp, or its direct and indirect subsidiaries, to the person making the superior acquisition proposal pursuant to an appropriate confidentiality agreement and Kentucky First Bancorp or the Kentucky First Bancorp Board may engage in discussions related thereto with such third party. Moreover, Kentucky First Bancorp or its Board of Directors may participate in and engage in discussions and negotiations with the person who made the superior acquisition proposal regarding the proposal.

     Furthermore, Kentucky First Bancorp has agreed that it will notify Kentucky Bancshares immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives in connection with an acquisition proposal. Kentucky First Bancorp shall give written notice to Kentucky Bancshares at least three (3) business days in advance of signing any definitive agreement with another person in contemplation of a superior acquisition proposal. If and when Kentucky First Bancorp enters into a definitive agreement with the person who made the superior acquisition proposal, Kentucky First Bancorp shall concurrently terminate the merger agreement and immediately pay to Kentucky Bancshares its documented expenses not to exceed $200,000 and a termination fee of $700,000 (subject to an off-set of the up to $200,000 in expenses) in immediately available funds. For further information regarding the termination fee, please see the "Termination Fee" section of this proxy statement beginning on page 37.

REPRESENTATIONS AND WARRANTIES

     Kentucky First Bancorp has made certain representations and warranties in the merger agreement. If any of these representations or warranties is materially false on the date of the merger agreement or the effective date of the merger, such that the related closing condition in the merger agreement would not be satisfied, and cannot or has not been cured within the earlier of 45 days notice of the breach and February 29, 2004, Kentucky Bancshares has the right to terminate the merger agreement and not proceed with the merger. The principal representations and warranties relate to: (i) the due organization and qualification of Kentucky First Bancorp, First Federal Savings Bank and Cynthiana Service Corporation, the eligibility of the deposit accounts of First Federal Savings Bank for Federal Deposit Insurance Corporation insurance, and Kentucky First Bancorp's registration as a savings and loan holding company;
(ii) the full corporate power and authority of each of Kentucky First Bancorp and First Federal Savings Bank to enter into, execute, deliver and perform their obligations under the merger agreement, the absence of any legal obligation to any person by either Kentucky First Bancorp or any of its direct or indirect subsidiaries to take action inconsistent with the merger agreement and that neither the execution, delivery and performance of the merger agreement nor the consummation of the transactions contemplated thereby would violate or breach the organizational documents or the provisions of other agreements to which Kentucky First Bancorp or its direct or indirect subsidiaries are a party; (iii) the ownership of greater than a five percent equity voting interest in any other person by any of Kentucky First Bancorp or its direct or indirect subsidiaries;
(iv) the ownership of the capital stock of Kentucky First Bancorp and its direct or indirect subsidiaries, stock options granted by Kentucky First Bancorp and redemptions and dividend payments on the capital stock of Kentucky First Bancorp and its direct or indirect subsidiaries; (v) the delivery, completeness and correctness of the corporate documents of Kentucky First Bancorp and its direct or indirect subsidiaries, and the possession of all necessary permits by each of Kentucky First Bancorp and its direct or indirect subsidiaries; (vi) the securities filings of Kentucky First Bancorp and the financial statements of Kentucky First Bancorp, on a consolidated basis; (vii) the delivery of regulatory reports to Kentucky Bancshares; (viii) the absence of certain changes of events since June 30, 2002; (ix) the filing and payments of applicable taxes by each of Kentucky First Bancorp and its direct or indirect subsidiaries, the absence of audits, examinations or investigations and the absence of any obligation to make a payment that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code; (x) the good and marketable title to all assets of each of Kentucky First Bancorp and its direct or indirect subsidiaries as of June 30, 2002; (xi) environmental hazards; (xii) litigation or pending proceedings involving Kentucky First Bancorp and its direct and indirect subsidiaries and their compliance with applicable laws; (xiii) regulatory compliance of Kentucky First Bancorp and its direct and indirect subsidiaries since the inception of Kentucky First Bancorp; (xiv) relationships between each of Kentucky First Bancorp and its direct and indirect subsidiaries and their employees; (xv) disclosure of and compliance with the employee benefit plans of each of Kentucky First Bancorp and its direct and indirect subsidiaries; (xvi) insurance policies of Kentucky First Bancorp and its direct and indirect subsidiaries; (xvii) agreements to which Kentucky First Bancorp and its direct and indirect subsidiaries are not a party; (xviii) loans made by First Federal Savings Bank and the allowance for loan losses reflected on the consolidated balance sheets of Kentucky First Bancorp; (xix) the deposit accounts of First Federal Savings Bank; (xx) related party transactions involving Kentucky First Bancorp and any of its direct or indirect subsidiaries and the officers and directors and greater than 5% stockholders of Kentucky First Bancorp; (xxi) brokers' or finders' fees; (xxii) potential competing interest of directors and executive officers of Kentucky First Bancorp and its direct and indirect subsidiaries with the business of Kentucky First Bancorp or its direct or indirect subsidiaries, and Kentucky First Bancorp and its direct and indirect subsidiaries use of certain real property; (xxiii) this proxy statement; (xxiv) the accuracy of statements in the merger agreement and the disclosure schedule thereto; and, (xxv) the fairness opinion received by Kentucky First Bancorp.

     Kentucky Bancshares and Bourbon Acquisition Corp. also have each made certain representations and warranties in the merger agreement. If any of these representations or warranties is materially false on the date of the merger agreement or the effective date of the merger, such that the related closing condition in the merger agreement would not be satisfied, and cannot or has not been cured within the earlier of 45 days notice of the breach and February 29, 2004, Kentucky First Bancorp has the right to terminate the merger agreement and not proceed with the merger; provided, however, that Kentucky First Bancorp may not terminate the merger agreement for breach of a representation and warranty concerning Kentucky Bancshares' financial resources if Kentucky Bancshares is capable of delivering the merger consideration at the closing or for a breach of the representation and warranty concerning regulatory compliance of legal proceedings if any such representation does not prevent the receipt by the parties to the merger agreement of any requisite regulatory approvals. The principal representations and warranties relate to: (i) the due organization and qualification of Kentucky Bancshares and Bourbon Acquisition Corp. and Kentucky Bancshares' registration as a bank holding company; (ii) the full corporate power and authority of each of Kentucky Bancshares and Bourbon Acquisition Corp. to enter into, execute, deliver and perform their obligations under the merger agreement, the absence of any legal obligation to any person by either Kentucky Bancshares and Bourbon Acquisition Corp. to take action inconsistent with the merger agreement and that neither the execution, delivery and performance of the merger agreement nor the consummation of the transactions contemplated thereby would violate or breach the organizational documents or the provisions of other agreements to which Kentucky Bancshares and Bourbon Acquisition Corp. are a party; (iii) the accuracy of the statements made by Kentucky Bancshares and Bourbon Acquisition Corp. in connection with the merger agreement; (iv) the consummation of the transactions contemplated by the merger agreement; (v) the financial resources of Kentucky Bancshares; (vi) the regulatory compliance of Kentucky Bancshares and its subsidiaries; and (vii) any legal proceedings affecting Kentucky Bancshares or its subsidiaries.

REGULATORY APPROVALS

     Consummation of the merger and the bank merger is subject to the receipt of all regulatory approvals required for the completion of the merger and the bank merger. Kentucky Bancshares is a bank holding company and is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. Therefore, the parties must provide notice of the merger to the Board of Governors of the Federal Reserve System. The subsequent bank merger, whereby First Federal Savings Bank merges with and into Kentucky Bank, must be approved by both the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions, with a notice sent to the Office of Thrift Supervision. The U.S. Department of Justice also has the legal right to review the merger and the bank merger for competitive reasons.

The application with the Kentucky Department of Financial Institutions with respect to the bank merger should be similar if not identical to that which is filed with Federal Deposit Insurance Corporation.

     In reviewing the application for the bank merger, the Federal Deposit Insurance Corporation must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the effect of the merger, the insurance risk to the Savings Association Insurance Fund and the Bank Insurance Fund, and the convenience and needs of the communities to be served. Further, the Federal Deposit Insurance Corporation may not approve the mergers if it determines, among other things, that the merger would: (i) result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the banking business in any part of the United States; or (ii) substantially lessen competition, or tend to create a monopoly, in any section of the country, or in any other manner be in restraint of trade, unless the Federal Deposit Insurance Corporation finds that the anti-competitive effects of the mergers are clearly outweighed in the public interest by the probable effect of the merger in meeting the convenience and needs of the communities to be served.

     The Community Reinvestment Act of 1977 also requires that the Federal Deposit Insurance Corporation, in deciding whether to approve the merger of the two banks, to assess their records of performance in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. The regulations of the Federal Deposit Insurance Corporation provide for publication of notice and an opportunity for public comment on the application for the acquisition of First Federal Savings Bank by Kentucky Bancshares and Kentucky Bank. As part of the review process, it is not unusual for the Federal Deposit Insurance Corporation to receive protests and adverse comments from community groups and others. The receipt by the Federal Deposit Insurance Corporation of comments on the application, or a decision to hold a meeting or hearing, as permitted under the regulations of the Federal Deposit Insurance Corporation, could prolong the period during which a merger is subject to review by the Federal Deposit Insurance Corporation. As of the date of this proxy statement, Kentucky First Bancorp is not aware of any protests, adverse comments or requests for a meeting or hearing filed with the Federal Deposit Insurance Corporation concerning the merger or the bank merger.

     The mergers may not take place for a period of fifteen to thirty days following the Federal Deposit Insurance Corporation approval, during which time the Department of Justice has authority to challenge the merger and the bank merger on antitrust grounds. The precise length of this period will be determined by the Federal Deposit Insurance Corporation, in consultation with the Department of Justice. The commencement of an antitrust action would stay the effectiveness of any approval granted by the Federal Deposit Insurance Corporation unless a court specifically orders otherwise.

     Kentucky  Bancshares  and Kentucky  First Bancorp are working  together and have filed the requisite applications for approval of the merger and the bank merger with the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions and a notice filing with each of the Office of Thrift Supervision and the Federal Reserve Board. The parties received approval of the merger and the bank merger from the Federal Deposit Insurance

Corporation and the Federal Reserve Board has given notice that it is waiving its right to comment on the merger or bank merger. Approval is still pending from the Kentucky Department of Financial Institutions. Neither the merger nor the bank merger can proceed in the absence of the requisite approvals. There can be no assurance that the approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approval will not contain a condition or requirement that causes such approval to fail to satisfy the conditions set forth in the merger agreement and described under "THE MERGER AGREEMENT AND THE MERGER - Conditions to Completion of the Merger."

     Kentucky First Bancorp and Kentucky Bancshares are not aware of any other regulatory approvals that would be required for completion of the merger, the parent subsidiary merger or the bank merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals will be sought by the parties to the merger agreement. There can be no assurance that any other approvals, if required, will be obtained, and if obtained, there can be no assurance as to the date of any such approval.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Kentucky First Bancorp stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated on or at any time prior to the effective date of the merger as follows:

     o By Kentucky First Bancorp and Kentucky Bancshares, if for any reason consummation of the transactions contemplated by the merger agreement is inadvisable in the opinions of both of their boards of directors;

     o By either Kentucky First Bancorp or Kentucky Bancshares, if its respective board of directors so determines by vote of a majority of the members of its entire board, if the effective time of the merger shall not have occurred on or before February 29, 2004, or such later date as the parties may have agreed on in writing, except to the extent that the failure of the merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to so terminate, or (ii) any of the executive officers or directors of Kentucky First Bancorp, if Kentucky First Bancorp is the party seeking to terminate, which action, or inaction, is in violation of such parties obligations under the merger agreement or, in the case of the officers and directors of Kentucky First Bancorp, his or her obligations under the respective voting agreement to which such executive officer or director is a signatory with Kentucky Bancshares;

     o At any time prior to the effective time of the merger, by either Kentucky Bancshares or Kentucky First Bancorp, provided that the
          terminating   party   is  not
          then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of: (i) a material breach by Kentucky Bancshares or Kentucky First Bancorp, as the case may be, of any representation or warranty contained in the merger agreement, which breach would constitute, if occurring or continuing on the closing date of the transactions contemplated by the merger agreement, the failure of the closing conditions set forth in the merger agreement, as the case may be, and which cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or February 29, 2004, provided, however, that Kentucky First Bancorp shall not be entitled to terminate the merger agreement for: (a) any breach or alleged breach of any of the representations and warranties of Kentucky Bancshares and Bourbon Acquisition Corp. with respect to the financial resources of Kentucky Bancshares if such breach does not render Kentucky Bancshares incapable of delivering the merger consideration set forth in the merger agreement at the closing of the transactions contemplated by the merger agreement, (b) for any breach or alleged breach of any of the representations and warranties of Kentucky Bancshares and Bourbon Acquisition Corp. with respect to the regulatory compliance of or legal proceedings affecting the subsidiaries of Kentucky Bancshares if any inaccuracy or breach of any such representation does not prevent the receipt of any requisite regulatory approvals required for the transactions contemplated by the merger agreement; or (ii) a material breach by Kentucky Bancshares or Kentucky First, as the case may be, of any of the covenants or agreements contained in the merger agreement, which breach cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or, February 29, 2004;

     o By either Kentucky First Bancorp or Kentucky Bancshares if the stockholders of Kentucky First Bancorp do not approve the merger agreement at the stockholders' meeting of Kentucky First Bancorp;

     o By Kentucky First Bancorp, upon giving written notice to Kentucky Bancshares, pursuant to the section of the merger agreement addressing acquisition proposals and superior acquisition proposals (see also the section of this proxy statement discussing "Other Acquisition Proposals" beginning on page 31); or

     o By Kentucky Bancshares if (i) the Board of Directors of Kentucky First Bancorp has withdrawn, modified or changed its approval or recommendation of the merger agreement or the merger, or approved or recommended an acquisition proposal from a third party, (ii) Kentucky First Bancorp enters into any agreement with a person with respect to a transaction, the proposal of which qualifies as an "acquisition proposal" as defined in the merger agreement, or (iii) (A) a third party commences a tender offer or an exchange offer for ten percent (10%) or more of the outstanding shares of the common stock of Kentucky First Bancorp, and (B) the Board of Directors of Kentucky First Bancorp has recommended that the stockholders of Kentucky First Bancorp tender their shares in such tender or exchange offer.

     In the event the merger agreement should be terminated pursuant to the foregoing, the merger agreement shall become void and have no effect, except that the provisions of the merger agreement relating to confidentiality, the termination fee and expenses shall survive any termination and a termination shall not relieve the breaching party from liability for any willful breach of a covenant or agreement or representation or warranty giving rise to such termination.

WAIVER OF PERFORMANCE OF OBLIGATIONS

     Each of Kentucky First Bancorp, Kentucky Bancshares and Bourbon Acquisition Corp. may, by a signed writing, extend the time for performance of any of the obligations or acts of the other party, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the merger agreement. However, no waiver of failure to insist upon strict compliance with any obligation, covenant, agreement or condition of the merger agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

EXPENSES AND TERMINATION FEE

     Except for the payment of documented expenses and the termination fee described below, all fees and expenses incurred in connection with the merger agreement, and the transactions contemplated by the merger agreement, shall be paid by the party incurring such expenses, whether or not such transactions are consummated; however, Kentucky Bancshares shall bear the expenses for applying for regulatory approval of the merger.

     Expenses. If the merger agreement is terminated for any of the following four reasons, Kentucky First Bancorp must pay to Kentucky Bancshares, within five (5) business days of the receipt by Kentucky First Bancorp of written notice from Kentucky Bancshares documenting its expenses, all such expenses incurred by Kentucky Bancshares and its subsidiaries in connection with the transactions contemplated by the merger agreement, up to a maximum of $200,000 in the aggregate:

     o At any time prior to the effective time of the merger by Kentucky Bancshares (provided that it is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a material breach by Kentucky First Bancorp of any representation or warranty contained in the merger agreement, which breach would constitute, if occurring or continuing on the closing date of the transactions contemplated by the merger agreement, the failure of the closing conditions set forth in the merger agreement, as the case may be, and which cannot be, or has not been cured, within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or February 29, 2004;

     o By either Kentucky First Bancorp or Kentucky Bancshares if the stockholders of Kentucky First Bancorp do not approve the merger agreement at the stockholders' meeting of Kentucky First Bancorp;

     o By Kentucky First Bancorp, upon giving written notice to Kentucky Bancshares, pursuant to the section of the merger agreement addressing acquisition proposals and superior acquisition proposals (see also the section of this proxy statement discussing "Other Acquisition Proposals" beginning on page 31); or

     o By Kentucky Bancshares if (i) the Board of Directors of Kentucky First Bancorp has withdrawn, modified or changed its approval or recommendation of the merger agreement or the merger, or approved or recommended an acquisition proposal from a third party, (ii) Kentucky First Bancorp enters into any agreement with a person with respect to a transaction, the proposal of which qualifies as an "acquisition proposal" as defined in the merger agreement, or (iii) (A) a third party commences a tender offer or an exchange offer for ten percent (10%) or more of the outstanding shares of the common stock of Kentucky First Bancorp, and (B) the Board of Directors of Kentucky First Bancorp has recommended that the stockholders of Kentucky First Bancorp tender their shares in such tender or exchange offer.

     Termination Fee. Kentucky Bancshares is also entitled to a termination fee in the sum of $700,000 (subject to an offset of any expenses paid due to a termination described in the above paragraph) payable by Kentucky First Bancorp to Kentucky Bancshares immediately upon termination of the merger agreement for any of the following reasons, except in the case of the last triggering event below, in which case the termination fee would be payable on or before the execution of a definitive agreement contemplating an acquisition proposal with a third party:

     o The merger agreement is terminated by either Kentucky First Bancorp or Kentucky Bancshares because the stockholders of Kentucky First Bancorp do not approve the merger agreement at the stockholders' meeting of Kentucky First Bancorp and the shares of Kentucky First Bancorp common
                                 ---
          stock held by executive officers and directors of Kentucky First Bancorp subject to a Voting Agreement with Kentucky Bancshares shall not have been voted in accordance with the terms thereof;

     o The merger agreement is terminated by Kentucky First Bancorp, upon giving written notice to Kentucky Bancshares, pursuant to the section of the merger agreement addressing acquisition proposals and superior acquisition proposals;

     o The merger agreement is terminated by Kentucky Bancshares if (i) the Board of Directors of Kentucky First Bancorp has withdrawn, modified or changed its approval or recommendation of the merger agreement or the merger, or approved or recommended an acquisition proposal from a third party, (ii) Kentucky First Bancorp enters into any agreement with a person with respect to a transaction, the proposal of which qualifies as an "acquisition proposal" as defined in the merger agreement, or (iii) (A) a third party commences a tender offer or an exchange offer for ten percent (10%) or more of the outstanding shares of the common stock of Kentucky First Bancorp, and (B) the Board of Directors of Kentucky First Bancorp has recommended that the stockholders of Kentucky First Bancorp tender their shares in such tender or exchange offer; or

          o The merger agreement is terminated by Kentucky Bancshares at any time prior to the effective time of the merger (provided that it is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a willful and material breach by Kentucky First Bancorp of any representation or warranty contained in the merger agreement, which breach would constitute, if occurring or continuing on the closing date of the transactions contemplated by the merger agreement, the failure of the closing conditions set forth in the merger agreement, as the case may be, and which cannot be, or has not been, cured within the earlier of 45 days after the giving of written notice to Kentucky First Bancorp of such breach or February 29, 2004, and Kentucky First Bancorp executes a definitive agreement contemplating a merger, share exchange, acquisition, consolidation or similar transaction involving any purchase of all or at least 10% of the assets or capital stock of either Kentucky First Bancorp or First Federal Savings Bank (including an offer made to the stockholders of Kentucky First Bancorp) with any person other than Kentucky Bancshares within one (1) year following the date that the merger agreement was terminated.

TAX CONSEQUENCES TO STOCKHOLDERS

     The following is a discussion of the material federal income tax consequences of the merger to holders of Kentucky First Bancorp common stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the Kentucky First Bancorp common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Kentucky First Bancorp stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies.

     The receipt of cash for Kentucky First Bancorp common stock in connection with the merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash. You will realize a gain or loss measured by the difference between your tax basis for the Kentucky First Bancorp common stock owned by you at the time of the merger and the amount of cash you receive for your Kentucky First Bancorp shares. Your gain or loss will be a capital gain or loss if your Kentucky First Bancorp common stock is a capital asset to you.

     The cash payments the holders of Kentucky First Bancorp common stock will receive upon their exchange of the Kentucky First Bancorp common stock pursuant to the merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold the percentage of the cash payments to holders of Kentucky First Bancorp common stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, you must provide the exchange agent with your taxpayer identification number and complete a form in which you certify that you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report interest and dividends. Your taxpayer identification number, as an individual, is your social security number.

     Neither Kentucky Bancshares nor Kentucky First Bancorp has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Kentucky First Bancorp's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Kentucky First Bancorp stockholders with respect to any of the tax effects of the merger to Kentucky First Bancorp stockholders.

     THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX
CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, PERSONS CONSIDERING THE MERGER ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

APPRAISAL RIGHTS

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to demand an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. KENTUCKY FIRST BANCORP STOCKHOLDERS ELECTING TO RECEIVE APPRAISAL RIGHTS MUST COMPLY WITH THE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW IN ORDER TO PERFECT THEIR RIGHTS. KENTUCKY FIRST BANCORP WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Kentucky First Bancorp stockholder in order to dissent from the merger and perfect the stockholder's appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

     Section 262 requires that Kentucky First Bancorp notify stockholders not less than twenty days before the annual meeting to vote on the approval and adoption of the merger agreement that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Kentucky First Bancorp's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:

          o You must deliver to Kentucky First Bancorp a written demand for appraisal of your shares of common stock of Kentucky First Bancorp before October 23, 2003, which is the date the vote on the approval and adoption of the merger agreement will be initially taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the proposal to approve and adopt the merger agreement. Voting against or failing to vote for the proposal to approve and adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

          o You must not vote in favor of the approval and adoption of the merger agreement. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the approval and adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

          o You must continuously hold your shares of Kentucky First Bancorp through the effective date of the merger.

     If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Kentucky First Bancorp common stock as provided for in the merger agreement, but will have no appraisal rights with respect to your shares of Kentucky First Bancorp common stock.

     All demands for appraisal should be addressed to Kevin R. Tolle, Secretary, Kentucky First Bancorp, Inc., 308 North Main Street, Cynthiana, Kentucky 41031-1210 before the vote on the approval and adoption of the merger agreement is taken at the annual meeting, and should be executed by, or on behalf of, the record holder of the shares of Kentucky First Bancorp common stock. The demand must reasonably inform Kentucky First Bancorp of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

     TO BE EFFECTIVE, A DEMAND FOR APPRAISAL BY A HOLDER OF KENTUCKY FIRST BANCORP COMMON STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED STOCKHOLDER, FULLY AND CORRECTLY, AS THE STOCKHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     If you hold your shares of Kentucky First Bancorp common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Within ten days after the effective date of the merger, Kentucky Bancshares must give written notice that the merger has become effective to each Kentucky First Bancorp stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the approval and adoption of the merger agreement. Within 120 days after the effective date, either Kentucky Bancshares or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Kentucky Bancshares does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so.
Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.

     At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Kentucky First Bancorp common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Kentucky Bancshares, Kentucky Bancshares will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to appraisal of their shares of Kentucky First Bancorp common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon Kentucky Bancshares and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Kentucky First Bancorp common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

     In  view  of  the  complexity  of  Section  262,   Kentucky  First  Bancorp
stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Some members of Kentucky First Bancorp's Board of Directors and certain officers may have interests in the merger that are in addition to, or different from, the interests of stockholders. The Board of Directors was aware of these interests and considered them in adopting the merger agreement.

     Indemnification of Directors and Officers Against Claims. After the effective time of the merger, Kentucky Bancshares has agreed to indemnify and hold harmless each present and former director and officer of Kentucky First Bancorp from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger to the fullest extent permitted, but as may be limited, by Delaware law. Kentucky Bancshares has also agreed that Kentucky First Bancorp and First Federal Savings Bank may purchase and keep in force directors' and officers' liability insurance coverage for the benefit of their directors and officers for at least 3 years following the effective time of the merger; provided, that such coverage is available and the cost of such coverage is not greater than $24,989.

     Conversion of Stock Options. At the effective time of the merger, each unexercised vested option to purchase shares of Kentucky First Bancorp common stock may at the election of the holder be converted into the right to receive in cash an amount equal to the difference between $23.25 and the exercise price of each option multiplied by the number of shares of Kentucky First Bancorp common stock subject to the option. As of June 30, 2003, Kentucky First Bancorp has outstanding and exercisable options to purchase a total of 128,297 shares of Kentucky First Bancorp common stock. The following table reflects the number of options, the exercise price of the options and the amounts payable to each director, executive officer or employee upon cancellation of their stock options based on the per share merger consideration of $23.25.

                                                                     Number of
                                                                      Options
                                                                      Vested
                                                      Number of     through the                        Option Payout
                         Type of                        Shares       Effective      Exercise             Amount at
Name of Grantee           Grant          Status        Granted         Time          Price                Closing
-------------------    ---------     -------------   ----------     ------------    ----------         -------------
Betty J. Long          Incentive     Qualified        43,393         43,393         $  9.7375             $586,348
Charles S. Brunker     Incentive     Non-Qualified     1,736            347         $  12.950             $  3,574
                       Incentive     Non-Qualified     1,389          1,389         $  17.000             $  8,681
Diane E. Ritchie       Incentive     Non-Qualified     8,685          8,685         $  9.7375             $117,356
William D. Morris      Incentive     Non-Qualified     6,844          6,844         $  9.7375             $ 92,480
Wilbur Wilson          Incentive     Non-Qualified     8,679          8,679         $  9.7375             $117,275
Milton G. Rees         Incentive     Non-Qualified     3,474          3,474         $  9.7375             $ 46,942
Luther O. Beckett      Incentive     Non-Qualified     1,679          1,679         $  9.7375             $ 22,688
John Swinford          Incentive     Non-Qualified     5,209          5,209         $  9.7375             $ 70,387
Kevin Tolle            Incentive     Qualified        19,092         19,092         $  9.7375             $257,981
Robbie G. Cox          Incentive     Qualified        12,150         12,150         $  9.7375             $164,177
Rhonda Brown           Incentive     Qualified        10,413         10,413         $  9.7375             $140,706
Iva Joyce Rainey       Incentive     Qualified         6,943          6,943         $  9.7375             $$93,817

     Termination of First Federal Savings Bank Retirement Plan for Non-Employee Directors. The non-employee directors of First Federal set forth in the table below are all participants in the First Federal Savings Bank Retirement Plan. Each of the participants is 100% vested and therefore in the event that such participant terminates his or her service on the Board of Directors of First Federal Savings Bank for any reason other than death, such participant is entitled to a lump sum payment of $14,400. This lump sum payment is also payable within ten days of a change of control of Kentucky First Bancorp, which would occur in connection with the merger. The parties agreed in the merger agreement that each non-employee director of First Federal Savings Bank would be paid their lump sum payment of $14,400 at the closing of the merger agreement which payment will be in full satisfaction of all obligations under such plan.

                Non-Employee Director of First
                    Federal Savings Bank               Lump Sum Payment
                ------------------------------         ----------------
                    William Morris                         $14,400
                    Luther Beckett                         $14,400
                    Diane Ritchie                          $14,400
                    John Swinford                          $14,400
                    Milton Rees                            $14,400
                    Wilbur Wilson                          $14,400

     Termination of Restated Agreements Re: Deferred Compensation. First Federal Savings Bank is also party to deferred compensation agreements with four non-employee directors of First Federal Savings Bank dating from April 1995.
Participants in these deferred compensation agreements elected to defer compensation and have it held by a grantor trust established for such purpose and the trust invested such deferred funds in shares of common stock of Kentucky First Bancorp. Upon a change of control of Kentucky First Bancorp, which would occur in connection with the merger, First Federal Savings Bank must make any final payment to the grantor trust sufficient to ensure that the grantor trust holds sufficient funds to pay all benefits to each party to a deferred compensation agreement with it as of the date of the change of control. The parties agreed in the merger agreement that First Federal Savings Bank shall use its reasonable best efforts to obtain the consent of each party to a deferred compensation agreement with First Federal Savings Bank to terminate such agreement in exchange for a lump sum cash payment at closing equal to the current value of his or her deferred compensation, which is held in the form of shares of common stock of Kentucky First Bancorp by the grantor trust, including any dividends attributable to such shares. The following table sets forth the amount of the lump sum cash payment, which will be paid to each applicable non-employee director at closing, provided that he or she consents to terminate his or her deferred compensation agreement:

NON-EMPLOYEE DIRECTOR                                         JULY 31,       OCTOBER 31,
  DIRECTOR OF                                                   2003             2003
 FIRST FEDERAL                ALLOCATED                        $.016            $0.16                TOTAL LUMP
 SAVINGS BANK                   SHARES         CASH           DIVIDENDS       DIVIDENDS              SUM PAYMENT*
----------------------       ----------     ---------         ---------      -----------             ------------
Diane Ritchie                   12,435      $1,983.58         $1,989.60        $1,989.60             $295,076.53
John Swinford                    8,909      $1,431.65         $1,425.44        $1,425.44             $211,416.78
Milton Rees                     10,089      $1,615.43         $1,614.24        $1,614.24             $239,413.16
Wilbur Wilson                   14,989      $2,397.92         $2,398.24        $2,398.24             $355,688.65

*THE STOCK HELD BY THE GRANTOR TRUST WILL CONTINUE TO ACCRUE DIVIDENDS; THEREFORE, IF THE MERGER DOES NOT CLOSE IN THE FOURTH QUARTER OF 2003, THE TOTAL LUMP SUM PAYMENT WILL INCREASE AS THE RESULT OF THE ADDITIONAL PAYMENT OF DIVIDENDS.

     Termination of ESOP. The ESOP shall be terminated as of, or prior to, the effective time of the merger. At the effective time of the merger, each share of common stock of Kentucky First Bancorp held by the trustees of the ESOP for the ESOP, whether or not each share is then allocated to accounts of ESOP participants, shall be converted into the right to receive a cash payment from Kentucky Bancshares equal to $23.25 per share of Kentucky First Bancorp common stock. As of June 30, 2003, the ESOP held 99,431 shares of Kentucky First Bancorp common stock, of which approximately 70,829 shares have been allocated. In terminating the ESOP, Kentucky First Bancorp shall apply for a favorable determination from the Internal Revenue Service that the termination of the ESOP does not adversely affect its tax-qualified status. As soon as possible after the effective time of the merger, the outstanding balance and accrued interest of the ESOP loan shall be repaid in full by the ESOP trustees out of the merger consideration held by the ESOP and then the remaining consideration held by the ESOP shall be allocated to the accounts of ESOP participants in proportion to their relative ESOP account balances.

     Executive Employment Agreements. Each of Kentucky First Bancorp and First Federal Savings Bank is party to an employment agreement with each of Betty J. Long, the President and

Chief Executive Officer of each of Kentucky First Bancorp and First Federal Savings Bank and Kevin R. Tolle, the Vice President and Secretary of each of Kentucky First Bancorp and First Federal Savings Bank. Each of the employment agreements contain provisions stating that in the event of the employee's involuntary termination of employment other than for "just cause" in connection with, or within 12 months after, any change in control of Kentucky First Bancorp or First Federal Savings Bank, the employee will be paid within 10 days of such termination an amount equal to the difference between (i) the product of 2.99 times his or her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under
Section 280G(b)(2) of the Internal Revenue Code, that he or she receives on account of the change in control. The employment agreements also provide for a similar lump sum payment to be made in the event of either employee's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by her or him, including (i) in the case of Ms. Long, a requirement that she perform her principal executive functions more than 30 miles from her current primary office or current residence, and in the case of Mr. Tolle a requirement that he perform his principal executive functions more than 30 miles from his current primary office, (ii) a material reduction in his or her base compensation as then in effect, (iii) the failure of Kentucky First Bancorp or First Federal Savings Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment of duties and responsibilities which are other than those normally associated with his or her position with Kentucky First Bancorp and First Federal Savings Bank, (v) a material reduction in the employee's authority and responsibility, (vi) the failure to elect or re-elect the employee to the Board of Directors of Kentucky First Bancorp or the Board of Directors of First Federal Savings Bank, if they are a member of such board(s) (which Ms. Long is); and (vii) in the case of Mr. Tolle's employment agreement with First Federal Savings Bank a material reduction in his secretarial or other administrative support. Additionally, Ms. Long is promptly entitled to her lump sum payment if she elects to voluntarily terminate her employment within thirty (30) days of a change of control.

     "Change of Control" in the employment agreements, generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of First Federal Savings Bank or Kentucky First Bancorp's voting stock, the control of the election of a majority of First Federal Savings Bank's or Kentucky First Bancorp's directors, or the exercise of a controlling influence over the management or policies of First Federal Savings Bank or Kentucky First Bancorp. In addition, under the employment agreements, a change in control occurs when, during any consecutive two-year period, directors of Kentucky First Bancorp or First Federal Savings Bank at the beginning of such period (the "Continuing Directors") cease to constitute at least a majority of the Board of Directors of Kentucky First Bancorp or First Federal Savings Bank, unless the election of replacement directors was approved by at least a majority vote of the Continuing Directors then in office.

     Ms. Long's employment agreement also subjects her to an eighteen months covenant not to compete and a two year covenant not to solicit employees which the Board of Directors of Kentucky First Bancorp and First Federal Savings Bank in consideration for a lump sum payment at termination of $150,000. The estimated payments to be made to Ms. Long and Mr. Tolle upon termination of these agreements are $467,977 (including the $150,000 paid as consideration for the non-compete covenant and non-solicitation covenant) and $163,984, respectively. In the event that Ms. Long or Mr. Tolle prevails over Kentucky First Bancorp and First Federal Savings Bank in a legal dispute as to the employment agreement, he or she will be reimbursed for his or her legal and other expenses.

     Recognizing, that Ms. Long had the right to voluntarily terminate her employment with each of Kentucky First Bancorp and First Federal Savings Bank within thirty (30) days of the merger, which would constitute a change of control, Kentucky Bancshares, Bourbon Acquisition Corp., Kentucky First Bancorp and First Federal Savings Bank entered into a Separation Agreement with Ms. Long dated as of the date of the merger agreement. Pursuant to the Separation Agreement, among other things: (i) Ms. Long will terminate her employment as both an employee, officer and director of each of Kentucky First Bancorp and First Federal Savings Bank as of the effective time of the merger, (ii) she will terminate her employment agreements with each of Kentucky First Bancorp and First Federal Savings Bank and the First Federal Savings Bank Supplemental Executive Retirement Agreement from and after the effective time of the merger;
(iii) Ms. Long shall be paid at the closing of the merger agreement her accrued and unpaid base salary as an employee of Kentucky First Bancorp and First Federal Savings Bank through the end of the business day on which the effective time of the merger falls, a lump sum termination payment of $317,977, $150,000 as compensation for the eighteen month covenant not to compete and the two year non-solicitation covenant, a payment of $586,347.91 for her unexercised stock options and a payment for any unused vacation time, each payment less all applicable federal and state tax withholding; and (iv) she agrees to a general release of claims.

     Employee Benefit Plans. After the effective time of the merger, Kentucky Bancshares and its subsidiaries have agreed to provide generally to Kentucky First Bancorp's and First Federal Savings Bank's employees who become employees of Kentucky Bancshares or any of its subsidiaries, employee benefits on terms and conditions substantially similar to those currently provided by Kentucky Bancshares and any of its subsidiaries to their similarly situated employees, and employees of Kentucky First Bancorp and First Federal Savings Bank will be given credit for their past service with these entities for purposes of determining eligibility and vesting of employee benefits (but not for pension benefit accrual purposes) under all welfare and retirement programs maintained by Kentucky Bancshares and its subsidiaries in which such employees participate following the merger.

-------------------------------------------------------------------------------
                PROPOSAL TWO -- ADJOURNMENT OF THE ANNUAL MEETING
-------------------------------------------------------------------------------

     With this document, we are also requesting that stockholders approve a proposal to adjourn the annual meeting for not more than 29 days in order to solicit additional votes in favor of the proposal to approve and adopt the merger agreement in the event that such proposal has not received the requisite affirmative vote of stockholders at the annual meeting. If we desire to adjourn the annual meeting, we will request a motion that the annual meeting be adjourned for up to 29 days, and no vote will be taken on the proposal to approve and adopt the merger agreement at the originally scheduled annual meeting. If we adjourn the annual meeting for 29 days or less, we will not set a new voting record date or provide notice of the new adjourned meeting except that we will announce at the annual meeting the date, time and location of the adjourned annual meeting. All shares of Kentucky First Bancorp common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions you indicate on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Kentucky First Bancorp's Board of Directors. Kentucky First Bancorp's Board of Directors unanimously recommends a vote FOR approval and adoption of the merger agreement and FOR adjournment of the annual meeting if sufficient votes are not present in person or by proxy to approve and adopt the merger agreement. Unless revoked prior to its use, any proxy solicited for the annual meeting will continue to be valid for any adjourned annual meeting, and will be voted in accordance with your instructions and, if no contrary instructions are given, for the proposal to approve and adopt the merger agreement.

     Any adjournment will permit Kentucky First Bancorp to solicit additional proxies and will permit a greater expression of the views of Kentucky First Bancorp stockholders with respect to the Merger. Such an adjournment would be disadvantageous to stockholders who are against the proposal to approve and adopt the merger agreement because an adjournment will give Kentucky First Bancorp additional time to solicit favorable votes and increase the chances of approving that proposal. We have no reason to believe that an adjournment of the annual meeting will be necessary at this time.

     If a quorum is not present at the annual meeting, no proposal will be acted upon and the Board of Directors of Kentucky First Bancorp will adjourn the annual meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

     BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT KENTUCKY FIRST BANCORP'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT PROPOSAL. THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE MEETING WILL BE REQUIRED TO APPROVE THE ADJOURNMENT PROPOSAL.

-------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-------------------------------------------------------------------------------

     Persons and groups owning in excess of 5% of the common stock of Kentucky First Bancorp are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended, with Kentucky First Bancorp and the Securities and Exchange Commission. Based on such reports (and certain other written information received by Kentucky First Bancorp), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of common stock as of August 1, 2003. The following table sets forth, as of August 1, 2003, certain information as to those persons who were the beneficial owners of more than five percent (5%) of Kentucky First Bancorp's outstanding shares of common stock and the shares of common stock beneficially owned by all executive officers and directors of Kentucky First Bancorp as a group.

                                                                                 Percent of Shares
Name and Address                                Amount and Nature of              of Common Stock
of Beneficial Owner                           Beneficial Ownership (1)            Outstanding (2)
-------------------                           ------------------------          ------------------
Betty J. Long                                         73,703   (3)                     7.96%
750 Sandpiper Court
Lexington, Kentucky 40505

Kentucky First Bancorp, Inc.                          99,431   (4)                    11.27%
Employee Stock Ownership Plan
308 North Main Street
Cynthiana, Kentucky  41031-1210

All Executive Officers and Directors                 255,994   (5)                    25.77%
 as a Group (10 persons)

-----------------

(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from August 1, 2003. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the common stock.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the common stock which the individual or the group has the right to acquire within 60 days of August 1, 2003.
(3) Includes 8,300 shares held for the benefit of Ms. Long by the 401(k) Plan, 1,669 shares held in an IRA account, 14,009 shares allocated to her ESOP account as of June 30, 2002 and 43,393 shares which she has the right to acquire pursuant to options exercisable within 60 days of August 1, 2003.
(4) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The trustees of the Kentucky First Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"), currently Directors Wilson, Morris and Rees, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received generally are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by Kentucky First Bancorp's Board of Directors. As of June 30, 2003, 70,829 shares had been allocated.
(5) Includes as of June 30, 2003, 29,580 shares which have been allocated to the accounts of executive officers in the ESOP and 110,941 shares which may be purchased pursuant to options exercisable within 60 days of August 1, 2003. Does not include 28,602 unallocated shares held by the ESOP as of June 30, 2003.

-------------------------------------------------------------------------------
                     PROPOSAL THREE -- ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     Kentucky First Bancorp's Board of Directors is composed of eight members. Kentucky First Bancorp's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated Luther O. Beckett, Diane
E. Ritchie and John Swinford, each of whom is currently a member of the Board, to serve as a director for a period to end the earlier of the effective date of the merger of Kentucky First Bancorp with Bourbon Acquisition Corp. or for a three-year period.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Under Kentucky First Bancorp's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting. Votes which are not cast at the annual meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

     Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

     The following table sets forth the names of the Board's nominees for election as directors of Kentucky First Bancorp and of those directors who will continue to serve as such after the annual meeting. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of Kentucky First Bancorp 's wholly owned subsidiary, First Federal Savings Bank (the "Bank"), the expiration of his or her term as a director, and the number and percentage of shares of the common stock beneficially owned. With the exception of Charles S. Brunker who was appointed a director effective as of January 1, 2002, all of the individuals were initially appointed as director of Kentucky First Bancorp in 1995 in connection with Kentucky First Bancorp's incorporation.

                                                                                      Shares of
                                            Year First                              Common Stock
                                            Elected as                              Beneficially
                          Age at the         Director        Current Term             Owned at         Percent of
        Name              Record Date       of the Bank        to Expire         August 1, 2003 (1)     Class (2)
        ----              -----------       -----------        ---------         ------------------     ---------
                                                          BOARD NOMINEES

Luther O. Beckett              79              1968              2003                  19,956  (3)         2.26%
Diane E. Ritchie               54              1987              2003                   9,243  (4)         1.04%
John Swinford                  71              1968              2003                  23,456  (5)         2.64%

                                                   DIRECTORS CONTINUING IN OFFICE

Betty J. Long                  56              1995              2004                  73,703  (6)         7.96%
Milton G. Rees                 72              1968              2004                  19,609  (7)         2.21%
Wilbur H. Wilson               64              1980              2004                  30,869  (8)         3.46%
William D. Morris              79              1963              2005                  25,721  (9)         2.89%
Charles S. Brunker             53              2002              2005                   2,736 (10)          .31%


(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of Kentucky First Bancorp; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of August 1, 2003. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Does not include shares with respect to which Directors Wilson, Morris and Rees have "voting power" by virtue of their positions as trustees of the trust holding 99,431 shares under Kentucky First Bancorp's ESOP. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares.
(2) In calculating the percentage ownership of each named individual, the number of shares outstanding is deemed to include any shares of the common stock, which the individual has the right to acquire within 60 days of August 1, 2003.
(3) Includes 1,679 shares, which may be acquired pursuant to options exercisable within 60 days of August 1, 2003.
(4) Includes 8,685 shares, which may be acquired pursuant to options exercisable within 60 days of August 1, 2003.
(5) Includes 5,209 shares, which may be acquired pursuant to options exercisable within 60 days of August 1, 2003.
(6) Includes 8,300 shares held for the benefit of Ms. Long by the 401(k) Plan, 1,669 shares held in an IRA account, 14,009 shares allocated to her ESOP account and 43,393 shares, which she has the right to acquire pursuant to options exercisable within 60 days of August 1, 2003.
(7) Includes 1,135 shares held by spouse and 3,474 shares, which may be acquired pursuant to options exercisable within 60 days of August 1, 2003.
(8) Includes 15,000 shares held by spouse and 8,679 shares, which may be acquired pursuant to options exercisable within 60 days of August 1, 2003.
(9) Includes 1,000 shares held by spouse and 6,844 shares which may be acquired pursuant to options exercisable within 60 days of August 1,2003.
(10) Includes 1,736 shares may be acquired pursuant to options exercisable within 60 days of August 1, 2003.

     The principal occupation of each director of Kentucky First Bancorp is set forth below.

     LUTHER O. BECKETT retired from his position as Executive Vice President and Secretary of First Federal Savings Bank in June 1992, a position he had held since 1967. Mr. Beckett currently serves as Vice Chairman of the Board of Directors.

     DIANE E. RITCHIE is purchasing manager for Stamler Corporation in Millersburg, Kentucky. She served as Vice President, Branch Manager and Marketing Officer of First Federal Savings Bank from March 1996 to June 1998. Prior to becoming an officer of First Federal Savings Bank, she was a buyer for Grede Foundries, a foundry based in Cynthiana, Kentucky for 24 years.

     JOHN SWINFORd is an attorney with the law firm of Swinford & Sims, P.S.C., based in Cynthiana, Kentucky. He is President of the Board of Trustees of the Cynthiana/Harrison County Library.

     BETTY J. LONG has served as President and Chief Executive Officer of First Federal Savings Bank since May 1994 and has been a member of the Board of Directors of First Federal Savings Bank since January 1995. Prior to assuming her current position, Ms. Long served as Vice President of First Federal Savings Bank from 1986 to 1994. She joined First Federal Savings Bank in 1965.

     MILTON G. REES retired in 1993. Prior to his retirement, Mr. Rees was the owner and manager of Harrison Motor Co. in Cynthiana, Kentucky. Mr. Rees serves on the Board of Directors of the Cynthiana Library Board.

     WILBUR H. WILSON is a retired physician in Cynthiana, Kentucky. Dr. Wilson is Past Chairman of the Board of the Harrison County Health Department and Past Chairman of the Board of the Wedco District Health Department.

     WILLIAM D. MORRIS has been retired since 1988 from his position as a certified public accountant and a partner in the firm of Morris, Ingram & Brunker in Cynthiana Kentucky. Mr. Morris served as President of First Federal Savings Bank from January 1, 1987 until December 31, 1993 and has served as Chairman of the Board since that date. He is a former Board member of the Cynthiana-Harrison County Community Service Center, the Society for Retarded Citizens and the Industrial Foundation.

     CHARLES S. BRUNKER is a CPA with the firm of Charles S. Brunker, CPA, PSC, in Cynthiana, Kentucky. Mr. Brunker currently serves on the Harrison Memorial Hospital, Cynthiana Country Club, Harrison County Educational Foundation Boards.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Kentucky First Bancorp meets monthly and may have additional special meetings. During the year ended June 30, 2003, the Board held 12 regular meetings and one documented special meeting. All directors attended all of the Board meetings held during the year ended June 30, 2003 and all of the meetings held by committees on which each director served during such fiscal year.

     Kentucky First Bancorp's Audit Committee consists of three directors appointed annually by the Board of Directors. Directors Brunker, Rees and Wilson comprised Kentucky First Bancorp's Audit Committee. All members of the Audit Committee meet are deemed to be independent within the meaning of the rules of the American Stock Exchange. Director Charles

S. Brunker qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee meets periodically during the year to examine and approve the audit report prepared by the independent auditors of Kentucky First Bancorp, to review the independent auditors to be engaged by Kentucky First Bancorp, to review the internal audit function and internal accounting controls. The Audit Committee also meets as needed with Kentucky First Bancorp's independent auditors to review Kentucky First Bancorp's accounting and financial reporting policies and practices. The Audit Committee has adopted a written charter. The Audit Committee met five times during the year ended June 30, 2003.

     Kentucky First Bancorp's Salary Committee consisted of Directors Wilson, Brunker, Morris and Rees; Director Brunker replaced Director Morris as a committee member in fiscal year 2003. Kentucky First Bancorp's Salary Committee meets on an as needed basis to review and designate compensation levels for officers of Kentucky First Bancorp and First Federal Savings Bank. This Committee met twice during fiscal year 2003.

     The entire Board of Directors of Kentucky First Bancorp nominates director nominees in lieu of a committee of the Board of Directors. The Board of Directors met only once in fiscal year 2003, on July 15, 2002, to nominate directors for election at the 2002 annual stockholders' meeting.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the President and Chief Executive Officer of Kentucky First Bancorp and First Federal Savings Bank. No executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2003.

                                                Annual Compensation
Name and                 Fiscal               ----------------------            All Other
Principal Position        Year                Salary           Bonus          Compensation
------------------       ------               ------          ------          ------------
Ms. Betty J. Long         2003                $76,400         $4,000            $29,079 (1)
  President and Chief     2002                 72,200          4,000             27,957
  Executive Officer       2001                 63,400          2,650             25,885

---------------------

(1) Consists of contributions of 1,392 shares of common stock by Kentucky First Bancorp to Ms. Long's ESOP account.

     Option Year-End Value Table. The following table sets forth information concerning the value of options held by the President and Chief Executive Officer at June 30, 2003.

                                               Number of Securities                    Value of Unexercised
                                              Underlying Unexercised                   In-the-Money Options
                                           Options at Fiscal Year-End                  at Fiscal Year-End (1)
                                          --------------------------------       --------------------------------
                                          Exercisable        Unexercisable       Exercisable        Unexercisable
                                          -----------        -------------       -----------        -------------
Ms. Betty J. Long                           43,393              --                $353,761            $      --

----------------------

(1) Based on the aggregate fair market value of the shares of common stock underlying the options at June 30, 2003, less the aggregate exercise price. For purposes of this calculation, the fair market value of the Common Stock is based upon the closing price of the common stock on June 30, 2003 of $17.89 per share. All options granted to Ms. Long were granted at an adjusted exercise price of $9.7375 per share.

     Supplemental Executive Retirement Agreement.  In order to provide Ms. Betty
J. Long with competitive retirement benefits, and thereby to encourage her continuing service as the President and Chief Executive Officer of First Federal Savings Bank, First Federal Savings Bank has entered into a supplemental executive retirement agreement with Ms. Long effective January 1, 1995. Pursuant to the terms of the agreement, upon Ms. Long's termination of employment with First Federal Savings Bank, for any reasons other than "just cause" (as determined under Ms. Long's employment agreement), she will be entitled to receive annual payments from the Bank in an amount equal to the product of (i) her "Vested Percentage" and 60% of her "Average Annual Compensation," less (ii) her "Annual Offset Amount." Under the agreement, "Vested Percentage" means 6.67% per calendar year of Ms. Long's service with First Federal Savings Bank beginning January 1, 1995 (up to a maximum Vested Percentage of 100%), "Average Annual Compensation" means the average of Ms. Long's highest annual compensation for three of the five calendar years preceding her termination of employment, and "Annual Offset Amount" means the annual amount that would be payable to Ms. Long if her accounts under First Federal Savings Bank's tax-qualified retirement plans were paid to her in substantially equal payments over the number of years for which benefits are payable under the agreement, with such payments deemed to commence upon termination of Ms. Long's employment. Such annual payments shall be made for her life, with a 50% benefit payable to her surviving spouse, if any.

     In the event Ms. Long terminates employment due to disability as determined under her employment agreement, Ms. Long would receive annual payments for life in an amount per year equal to 60% of her Average Annual Compensation, less her Annual Offset Amount. In the event Ms. Long's spouse survives her, he shall be entitled to receive 50% of the amount Ms. Long would have received: (i) in the event benefit payments had commenced prior to her death, had she survived to collect the full benefits payable for her retirement or disability, or (ii) otherwise had she retired on the date of her death, with a Vested Percentage equal to 100%. Termination for just cause would result in her forfeiture of all retirement benefits under the agreement. In the event First Federal Savings Bank terminates Ms. Long's employment for other than "just cause" or in the event of termination of employment in connection with a change in control (as defined in the Kentucky First Bancorp Stock Option and Incentive Plan), then Ms. Long's Vested Percentage shall be deemed to be 100% (unless she had terminated employment before the change in control), and the present value of the benefits payable to Ms. Long would be paid in one lump sum within 10 days of termination of employment or within 10 days following a change in control, if earlier. The Supplemental Executive Retirement Agreement will be terminated as of the effective date of the merger pursuant to the terms of a Separation Agreement entered into by and among Ms. Long, Kentucky First Bancorp, First Federal Savings Bank, Kentucky Bancshares and Bourbon Acquisition Corp. dated July 8, 2003.

     Employment Agreements. Kentucky First Bancorp and First Federal Savings Bank have each entered into a separate employment agreement, with Ms. Betty J. Long, President and Chief Executive Officer of First Federal Savings Bank and of Kentucky First Bancorp. In such capacity, Ms. Long is responsible for overseeing all operations of First Federal Savings Bank and Kentucky First Bancorp, and for implementing the policies adopted by the Board of Directors.

The Board of Directors believes that the employment agreements assure fair treatment of Ms. Long in relation to her career with Kentucky First Bancorp and First Federal Savings Bank.

     The employment agreements became initially effective on the date of completion of the mutual to stock conversion of First Federal Savings Bank and provide for a term of three years, with an annual base salary equal to her existing base salary rate in effect on the date of the conversion. Ms. Long's employment agreements were subsequently amended and restated on February 24, 2003. On each anniversary date from the date of commencement of the employment agreements, the term of her employment under the employment agreements may be extended for an additional one-year period beyond the then effective expiration date, upon an affirmative determination by the Board of Directors that the performance of Ms. Long has met the required performance standards and that such employment agreements should be extended. The employment agreements provide for a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The employment agreement will terminate upon Ms. Long's death or disability, and is terminable by First Federal Savings Bank for "just cause" as defined in the employment agreements. In the event of termination for just cause, Ms. Long will have no right to receive compensation or benefits. If Kentucky First Bancorp or First Federal Savings Bank terminates her without just cause, she will be entitled to a continuation of her salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional 12-month period (but not in excess of applicable Office of Thrift Supervision limitations). If the employment agreements are terminated due to Ms. Long's "disability" (as defined in the employment agreements), she will be entitled to a continuation of her salary and benefits through the date of such termination, including any period prior to establishment of disability. In the event of Ms. Long's death during the term of the employment agreement, her estate will be entitled to receive his or her salary through the end of the month of her death. Ms. Long may voluntarily terminate her employment agreement by providing at least 90 days' written notice to the Boards of Directors of the Bank and Kentucky First Bancorp, in which case she would be entitled to receive only her compensation, vested rights and benefits up to the date of termination.

     The employment agreements contain provisions stating that in the event of Ms. Long's involuntary termination of employment in connection with, or within 12 months after, any change in control of First Federal Savings Bank or Kentucky First Bancorp, other than for "just cause," Ms. Long will be paid within 10 days of such termination an amount equal to the difference between (i) the product of
2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under
Section 280G(b)(2) of the Internal Revenue Code, that she receives on account of the change in control. The employment agreements also provide for a similar lump sum payment to be made in the event of Ms. Long's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by her, including (i) the requirement that she perform her principal executive functions more than 30 miles from her current primary office or residence, (ii) a reduction in her base compensation as then in effect, (iii) the failure of Kentucky First Bancorp or First Federal Savings Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment of duties and responsibilities which are other than those normally associated with her position with the Bank, (v) a material reduction in the Employee's authority and responsibility, (vi) the failure to elect or re-elect Ms. Long to Kentucky First Bancorp's or First Federal Savings Bank 's Board of Directors; and (vii) a material reduction in her secretarial or other administrative support. Additionally, Ms. Long is promptly entitled to her lump sum payment if she elects to voluntarily terminate her employment with within thirty (30) days of the change of control.

     In the employment agreements, "Change of Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of First Federal Savings Bank's or Kentucky First Bancorp's voting stock, the control of the election of a majority of First Federal Savings Bank's or Kentucky First Bancorp's directors, or the exercise of a controlling influence over the management or policies of First Federal Savings Bank or Kentucky First Bancorp. In addition, under the employment agreements, a change in control occurs when, during any consecutive two-year period, directors of Kentucky First Bancorp or First Federal Savings Bank at the beginning of such period (the "Continuing Directors") cease to constitute at least a majority of the Board of Directors of Kentucky First Bancorp or First Federal Savings Bank, unless the election of replacement directors was approved by at least a majority vote of the Continuing Directors then in office. The employment agreements with First Federal Savings Bank provide that within five (5) business days before or after a change in control which was not approved in advance by a resolution of a majority of the Continuing Directors, First Federal Savings Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times Ms. Long's base amount, that will be used to pay amounts owed her upon termination, other than for just cause, within 12 months of the change in control.

     Ms. Long will also be subject to a covenant not to compete for eighteen months and a non-solicitation covenant for two years upon termination of her employment with each of Kentucky First Bancorp and First Federal Savings Bank in consideration for which she will receive a lump sum payment of $150,000. The amount to be paid to Ms. Long upon her termination is determined according to the procedures outlined in her employment agreement with First Federal Savings Bank. The aggregate payments that would be made to Ms. Long assuming her termination of employment under the foregoing circumstances at June 30, 2003 would have been approximately $467,977 (including the payment of $150,000 as consideration of the covenant not to compete and non-solicitation covenant). In the event that Ms. Long prevails over Kentucky First Bancorp and First Federal Savings Bank in a legal dispute as to the Employment Agreement, she will be reimbursed for her legal and other expenses.

     Recognizing, that Ms. Long had the right to voluntarily terminate her employment with each of Kentucky First Bancorp and First Federal Savings Bank within thirty (30) days of the merger, which would constitute a change of control, Kentucky Bancshares, Bourbon Acquisition Corp., Kentucky First Bancorp and First Federal Savings Bank entered into a Separation Agreement with Ms. Long dated as of the date of the merger agreement. Pursuant to the Separation Agreement, among other things: (i) Ms. Long will terminate her employment as both an employee, officer and director of each of Kentucky First Bancorp and First Federal Savings Bank as of the effective time of the merger, (ii) she will terminate her employment agreements with each of Kentucky First Bancorp and First Federal Savings Bank and the First Federal

Savings Bank Supplemental Executive Retirement Agreement from and after the effective time of the merger; (iii) Ms. Long shall be paid at the closing of the merger agreement her accrued and unpaid base salary as an employee of Kentucky First Bancorp and First Federal Savings Bank through the end of the business day on which the effective time of the merger falls, a lump sum termination payment of $317,977, $150,000 as compensation for the eighteen month covenant not to compete and the two year non-solicitation covenant, a payment of $586,347.91 for her unexercised stock options and a payment for any unused vacation time, each payment less all applicable federal and state tax withholding; and (iv) she agrees to a general release of claims.

DIRECTORS' COMPENSATION

     Kentucky First Bancorp's directors receive fees of $200 per month. The directors of First Federal Savings Bank receive fees of $800 per month. The directors also receive $50 per special meeting and committee meeting attended (with the exception of the President and Chief Executive Officer). The Chairman receives a fee of $300 per month for his service on Kentucky First Bancorp Board and receives a fee of $1,000 per month for his service on the Board of First Federal Savings Bank.

     Pursuant to the Kentucky First Bancorp, Inc. Stock Option and Incentive Plan (the "Option Plan"), non-employee directors of Kentucky First Bancorp received automatic grants of stock options in fiscal year 1996. Each director who was not an employee on the effective date of the Option Plan received options to purchase 8,679 shares (adjusted for the November 1996 return of capital distribution) of common stock at an exercise price equal to the fair market value of the common stock on the date of grant ($9.7375 per share, adjusted for the November 1996 return of capital). Director Brunker who joined the Board in 2002 was granted options for 1,736 at an exercise price of $12.95 per option, only 347 of which will have vested at the time of the merger. All such options will expire on April 2, 2006. On February 24, 2003, the Board of Directors also granted Mr. Brunker additional options for 1,389 shares at an exercise price of $17.00 per share, all of which options were immediately exercisable at the time of the grant. In addition, on April 3, 1996, pursuant to the MRP, non-employee directors at that time (which excludes Director Brunker) each received a plan share award of 2,777 shares of restricted common stock. Such shares vested at the rate of 20% per year from the effective date of the award, and have all been distributed.

     Director Retirement Plan. The Board of Directors of First Federal Savings Bank has adopted a retirement plan for its non-employee directors (the "Directors' Plan"), effective January 1, 1995. A participant in the Directors' Plan will receive a one-time payment following termination of service on the Board in an amount equal to the product of his or her "Benefit Percentage," his or her "Vested Percentage," and $14,400. A participant's "Benefit Percentage" is based on his or her overall years of service on the Board of Directors of First Federal Savings Bank, and increases in increments of 33-1/3% from 0% for less than five years of service, to 33-1/3% for six to 12 years of service, to 66-2/3% for 13 to 19 years of service, and to 100% for 20 or more years of service. A participant's "Vested Percentage" equals 33-1/3% if the participant is serving on the Board on the date of the conversion of First Federal Savings Bank for a mutual to a stock bank (the "Conversion"), increases to 66-2/3% if the participant completes one year of service following the Conversion, and becomes 100% if the participant completes a second year of service following the Conversion. The Directors' Plan was amended on February 24, 2003, to accelerate the Vested Percentage of Director Diane E. Ritchie to 100% effective as of February 17, 2003. In the event a participant terminates service on the Board due to "disability" or death, or in the event of a "change in control" (as such terms are defined in the Directors' Plan) while serving as a director, the participant's Vested Percentage becomes 100% regardless of his or her years of service. If a participant dies, his or her surviving spouse, or if none, the participant's estate, will receive an amount equal to 100% of the benefit that would have been paid to the participant if the participant (i) had retired on the date of his or her death, and (ii) had a Vested Percentage equal to 100%. The Bank will pay all benefits under the Directors' Plan from its general assets.

     Deferred Compensation Agreements. First Federal Savings Bank has entered into separate deferred compensation agreements with Directors Rees, Ritchie, Swinford, and Wilson, pursuant to which they will receive certain benefits in lieu of cash compensation they otherwise would have received. Directors may elect to defer the receipt of all or part of their compensation. Pursuant to the deferred compensation agreements, deferred amounts are credited to a bookkeeping account in the participant's name, which is credited quarterly and according to the terms of the participant's deferred compensation agreement. The account is adjusted at the end of each calendar year to credit the participant's account with the appreciation or depreciation that would have occurred if the deferred amounts had been invested based upon the participant's choice between (i) 3% times the Multiplier, (as defined under the First Federal Savings Bank Incentive Compensation Plan), (ii) common stock of Kentucky First Bancorp, and (iii) First Federal Savings Bank's highest annual rate of interest on certificates of deposit having a one-year term. Deferred compensation agreements are prospective only and irrevocable with respect to amounts deferred pursuant thereto, except that a participant may at any time, and from time to time, (i) change the beneficiary designated therein, (ii) prospectively change the investment selection applicable to his deferral account, and/or (iii) file a deferred compensation agreement which supersedes a prior deferred compensation agreement as to amount deferred on or after the January 1st which coincides with or next follows execution of the superseding agreement. In addition, participants may cease future accruals at any time. First Federal Savings Bank will pay all benefits under the deferred compensation agreements from its general assets.

     For financial reporting purposes, the fees and compensation which are deferred, will be expensed as though paid in cash when earned. For tax purposes, participants who entered into deferred compensation agreements will defer ordinary income taxation on amounts otherwise payable in cash. Tax recognition will occur as deferred amounts, and any earnings attributable thereto, are paid from the trust to participants, and First Federal Savings Bank will then be entitled to a corresponding deduction.

TRANSACTIONS WITH MANAGEMENT

     Mr. Swinford, an attorney in Cynthiana, Kentucky, serves as local counsel for First Federal Savings Bank. Swinford & Sims, P.S.C., a firm in which Mr. Swinford is a partner, performs title and document work in connection with mortgage loans. In fiscal year 2003, fees for such services totaled $9,424.77. Mr. Swinford is paid a monthly retainer fee of $300.

     First Federal Savings Bank offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, First Federal Savings Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, loans in excess of the larger of either $25,000 or 5% of the First Federal Savings Bank's capital and surplus (i.e., up to $500,000) to such persons must be approved in advance by a disinterested majority of the Board of Directors. At June 30, 2003, the First Federal Savings Bank's loans to directors and executive officers totaled $144,000, or 1.2% of the First Federal Savings Bank's stockholders equity at that date.

-------------------------------------------------------------------------------
                     RELATIONSHIP WITH INDEPENDENT AUDITORS
-------------------------------------------------------------------------------

     Grant Thornton LLP was the independent certified public accountants for Kentucky First Bancorp and First Federal Savings Bank for the 2003 fiscal year. The Board of Directors presently intends to renew the Company's arrangement with Grant Thornton LLP to be its independent certified public accountant for the fiscal year ending June 30, 2004. A representative of Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement, if so desired.

AUDIT COMMITTEE REPORT

     Grant Thornton LLP was Kentucky First Bancorp's independent auditor for the 2003 fiscal year, and will continue to serve as the independent auditor of Kentucky First Bancorp and First Federal Savings Bank until the effective time of the merger.

     The Audit Committee has reviewed and discussed the audited financial statements of Kentucky First Bancorp with management and has discussed with Grant Thornton LLP, Kentucky First Bancorp's independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee has received from Grant Thornton LLP the written disclosures and the letter required to be delivered by Grant Thornton LLP under Independence Standards Board Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the auditors and Kentucky First Bancorp that might bear on the auditors' independence. The Audit Committee has reviewed the materials to be received from Grant Thornton LLP and has met with representatives of Grant Thornton LLP to discuss the independence of the auditing firm.

     Based on the Audit Committee's review of the financial statements, its discussion with Grant Thornton LLP regarding SAS 61, and the written materials provided by Grant Thornton LLP under ISB Standard No. 1 and the related discussion with Grant Thornton LLP of their independence, the Audit Committee has recommended to the Board of Directors that the audited financial statements of Kentucky First Bancorp be included in its Annual Report on Form 10-KSB for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

   Charles S. Brunker        Milton G. Rees              Wilbur H. Wilson

     In connection with the new standards for independence of Kentucky First Bancorp's independent auditors promulgated by the Securities and Exchange Commission, during Kentucky First Bancorp's 2003 fiscal year, the Audit
Committee will undertake to consider in advance of the provision of any non-audit services by Kentucky First Bancorp's independent auditors whether the provision of such services is compatible with maintaining the independence of Kentucky First Bancorp's independent auditors.

AUDIT AND OTHER FEES PAID TO INDEPENDENT AUDITORS

     Audit Fees. During the fiscal year ended June 30, 2003, the aggregate fees billed for professional services rendered for the audit of Kentucky First Bancorp's annual financial statements and the reviews of the financial statements included in Kentucky First Bancorp's Quarterly Reports on Form 10-QSB filed during the fiscal year ended June 30, 2003 were $44,000.

     Financial Information Systems Design And Implementation Fees. Kentucky First Bancorp did not engage Grant Thornton LLP to provide advice to Kentucky First Bancorp regarding financial information systems design and implementation during the fiscal year ended June 30, 2003.

     All Other Fees. For the fiscal year ended June 30, 2003, the aggregate fees paid by Kentucky First Bancorp to Grant Thornton LLP for all other services (other than audit services and financial information systems design and implementation services) were $1,000 of prepaid expenses in connection with the merger.

-------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, Kentucky First Bancorp's officers, directors and persons who own more than ten percent of the outstanding common stock of Kentucky First Bancorp are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish Kentucky First Bancorp with copies of all such reports. Based on Kentucky First Bancorp's review of such reports, which Kentucky First Bancorp received during the last fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, Kentucky First Bancorp believes that, during the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements, except that Director Charles Brunker was late in filing a Form 4 to report the grant on February 24, 2003, of 1,389 exercisable options for shares of common stock of Kentucky First Bancorp at an exercise price of $17.00 per share.

-------------------------------------------------------------------------------
                                  OTHER MATTERS
-------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

-------------------------------------------------------------------------------
                                  MISCELLANEOUS
-------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by Kentucky First Bancorp. Kentucky First Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock of Kentucky First Bancorp. In addition to solicitations by mail, directors, officers and regular employees of Kentucky First Bancorp may solicit proxies personally or by telegraph or telephone without additional compensation.

     Kentucky First Bancorp's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the September 8, 2003, record date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of Kentucky First Bancorp. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

-------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
-------------------------------------------------------------------------------

     In order to be eligible to be considered for inclusion in Kentucky First Bancorp's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Kentucky First Bancorp's executive office at 308 N. Main Street, Cynthiana, Kentucky 41031-1210, no later than June 25, 2004. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     In order for a stockholder of Kentucky First Bancorp to make any director nominations and/or proposals other than pursuant to the Securities Exchange Act of 1934, as amended, he or she must give notice thereof in writing to the Secretary of Kentucky First Bancorp not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice must be delivered or mailed, to the Secretary of Kentucky First Bancorp not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Kevin R. Tolle
                                   Kevin R. Tolle
                                   Secretary

Cynthiana, Kentucky
September 19, 2003

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          KENTUCKY FIRST BANCORP, INC.,

                            BOURBON BANCSHARES, INC.

                                       AND

                            BOURBON ACQUISITION CORP.

                                       AND

                                  JOINED IN BY

                 FIRST FEDERAL SAVINGS BANK, CYNTHIANA, KENTUCKY

                          AGREEMENT AND PLAN OF MERGER


     This is an Agreement and Plan of Merger (this "Agreement") dated as of July 8, 2003, among (a) Bourbon Bancshares, Inc., a Kentucky corporation ("Bourbon"),
(b) Bourbon Acquisition Corp., a Delaware corporation which is wholly owned by Bourbon ("Merger Subsidiary"), and (c) Kentucky First Bancorp, Inc., a Delaware corporation ("Kentucky First"). First Federal Savings Bank, Cynthiana, Kentucky, a federally chartered savings bank (the "Bank"), joins in this Agreement for the limited purposes set forth in Sections 5.08, 5.10(g), 5.11 and 8.09.

                                    RECITALS
                                    --------

     The parties desire that Merger Subsidiary be merged into Kentucky First (said transaction being hereinafter referred to as the "Merger") and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to Bourbon's willingness to enter into the Agreement, each Management Stockholder (as defined below) is entering into an agreement, concurrently with the execution of this Agreement, in the form of Annex A hereto (collectively the "Voting Agreements") pursuant to which each
-------
Management Stockholder has agreed, among other things, to vote the Management Stockholder's shares of Kentucky First Common Stock (as defined below) in favor of this Agreement. As further inducement to Bourbon's willingness to enter into the Agreement, Betty Long is entering into an agreement, concurrently with the execution of this Agreement, in the form of Annex B hereto pursuant to which she
                                            -------
has agreed, among other things, to terminate her employment and retirement agreements with the Bank and Kentucky First effective at the Effective Time (as defined below).

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    SECTION 1
                                    ---------

                                   DEFINITIONS
                                   -----------

     When used herein, the capitalized terms set forth below shall have the following meanings:

     "Acquisition Proposal" means any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Kentucky First) with respect to a merger, share exchange, acquisition, consolidation or other similar transaction involving, or any purchase of all or at least 10% of the assets or capital stock of, Kentucky First or the Bank.

     "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bourbon Entity" shall mean Bourbon or any Subsidiary of Bourbon.

     "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

     "Certificate of Merger" shall mean the Certificate of Merger required to be filed with the office of the Secretary of State of the State of Delaware to consummate the Merger, as provided in the DGCL.

     "Claims" shall mean all claims of any kind or actions, suits, proceedings, arbitrations or investigations asserted by or against either Kentucky First or the Kentucky First Subsidiaries, whether actual or to the knowledge of Kentucky First, threatened, against or affecting Kentucky First Common Stock, the common capital stock of the Kentucky First Subsidiaries or Kentucky First's or the Kentucky First Subsidiaries' business, prospects, conditions (financial or otherwise) or assets or against any officer, director or employee of Kentucky First or the Kentucky First Subsidiaries (where such Claims against any officer, director or employee of Kentucky First or the Kentucky First Subsidiaries arise or might arise in connection with actions taken or omitted or alleged to have been taken or omitted by such officer, director or employee in his or her capacity as an officer, director or employee).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Disclosed"   shall  mean  disclosed  in  the  Kentucky  First   Disclosure
Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

     "Employee Benefit Plan(s)" shall have the meaning ascribed to it in Section 3(3) of ERISA, and the regulations promulgated thereunder.

     "Employee Pension Benefit Plan(s)" shall have the meaning ascribed to it in
Section 3(2) of ERISA.

     "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

     "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

     "ESOP" shall mean the Kentucky First Bancorp, Inc. Employee Stock Ownership Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Financial Advisor" shall mean Trident Securities, a division of McDonald Investments, Inc.

     "GAAP" shall mean generally accepted accounting principles in the United States as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis.

     "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

     "IRS" shall mean the Internal Revenue Service.

     "Kentucky First 401(k) Plan" shall mean the First Federal Savings & Loan Association Thrift 401(k) Profit Sharing Plan.

     "Kentucky First Board" shall mean the Board of Directors of Kentucky First.

     "Kentucky First Common Stock" shall mean the shares of voting common stock, $.01 par value, of Kentucky First.

     "Kentucky First Disclosure Memorandum" shall mean the written memorandum (with attachments), dated as of the date of this Agreement and delivered not later than the date of execution of this Agreement by Kentucky First to Bourbon, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section of this Agreement in the Kentucky First Disclosure Memorandum unless specifically so referenced.

     "Kentucky First Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Kentucky First as of June 30, 2002, 2001 and 2000, with year-to-date information through March 31, 2003, and the related consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended June 30, 2002, 2001 and 2000, with year-to-date information through March 31, 2003, as filed by Kentucky First in Securities Documents, (ii) the consolidated statements of financial condition of Kentucky First (including related notes and schedules, if any) and the related consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Kentucky First with respect to periods ended subsequent to March 31, 2003, and (iii) the Kentucky First Monthly Financial Statements.

     "Kentucky First Monthly Financial Statements" shall mean such monthly financial information as is customarily furnished to directors at Kentucky First's monthly board meetings.

     "Kentucky First Subsidiaries" shall mean the Bank and its Subsidiaries, including Cynthiana Service Corporation, and any and all other Subsidiaries of Kentucky First as of the date hereof.

     "Management  Stockholders" shall mean the Persons listed on Annex C to this
                                                                 -------
Agreement.

     "Material Adverse Effect" shall mean, with respect to any party, any change, circumstance, development, condition, or occurrence or effect which, individually or in the aggregate with all other changes, circumstances, developments, conditions, occurrences, and effects (including all breaches of a representation or warranty set forth in this Agreement), or occurrence has, or would be reasonably likely to have, a material adverse effect on (a) the business, business prospects, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or (b) such party's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to financial institutions or their holding companies generally, (iii) changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets; with respect to clauses (i), (ii) or (iii), to the extent that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger.

     "Merger Consideration" shall mean cash in the amount of $23.25 to be exchanged for each share of Kentucky First Common Stock issued and outstanding as of the Effective Time.

     "OTS" shall mean the Office of Thrift Supervision.

     "Person" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other entity or group of any of the foregoing acting in concert.

     "Proxy Statement" shall mean the proxy statement, together with any supplements thereto, to be sent to stockholders of Kentucky First to solicit their votes in connection with a proposal to approve this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

     "Securities Laws" shall mean: the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and, in each case, the rules and regulations of the Commission promulgated thereunder.

     "Stock Options" shall mean, collectively, outstanding and unexercised options granted under the Stock Option Plan to acquire shares of Kentucky First Common Stock and the 1,389 unexercised options to acquire shares of Kentucky First Common Stock granted to Charles S. Brunker on February 24, 2003 by action of the Board of Directors.

     "Stock Option Plan" shall mean the Kentucky First Bancorp, Inc. Stock Option and Incentive Plan.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

     "Superior Proposal" means an Acquisition Proposal that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, and if consummated, is reasonably likely to result in a transaction more favorable to the stockholders of Kentucky First from a financial point of view than the Merger.

     "Transferred Employee" shall mean each employee of Kentucky First or a Kentucky First Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of a Bourbon Entity.

     "TILA" shall mean the Truth in Lending Act, as amended.

                                    SECTION 2

                                   THE MERGER
                                   ----------

     2.01 MERGER.  Upon the terms and conditions set forth in this Agreement and
          ------
the DGCL,  Merger  Subsidiary  shall be  merged  with and into  Kentucky  First.
Following the Merger, the separate corporate existence of Merger Subsidiary shall cease and Kentucky First shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the DGCL. In its capacity as the surviving corporation of the Merger, Kentucky First is sometimes referred to herein as the "Surviving Corporation."

     2.02 THE CLOSING.  A "Closing"  shall take place at a place mutually agreed
          -----------
upon by the parties, at a time and on a date to be specified by Bourbon, which shall not be before the fifth Business Day nor later than the fortieth Business Day after the satisfaction or, except in the case of receipt of the approvals of the Kentucky First stockholders and regulatory authorities described in Section 6.01, waiver of all of the conditions set forth in Section 6 to this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment of those conditions), or at such other time and date as Kentucky First and Bourbon may agree in writing, provided, however, in no event shall the Closing occur prior to November 7, 2003 (the "Closing Date"). At the Closing, (a) Bourbon and Merger Subsidiary and Kentucky First shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Section 6 as the other may have reasonably requested; (b) the certificates, letters, and opinions required by Sections 6.02 and 6.03 shall be delivered; (c) Bourbon, Merger Subsidiary, and Kentucky First shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, and (d) Bourbon, Merger Subsidiary, Kentucky First and the Bank shall execute and deliver to each other all other instruments and assurances, and do all things, reasonably necessary and proper to effect the Merger and other transactions contemplated hereby.

     2.03 THE EFFECTIVE TIME. The Merger shall become  effective at 5:00 p.m. on
          ------------------
the date that the Certificate of Merger is filed with the Secretary of State of the State of Delaware, unless a later time is agreed to in writing by Bourbon and Kentucky First and so specified in the Certificate of Merger. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

     2.04 EFFECT OF MERGER.
          ----------------

          (a) From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          (b) The Certificate of Incorporation and Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation at the Effective Time until changed or amended in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and with applicable law.

          (c) The members of the Board of Directors of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the members of the Board of Directors of the Surviving Corporation at the Effective Time.

          (d) The officers of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the officers of the Surviving Corporation at the Effective Time.

     2.05 CONVERSION OF SHARES
          --------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

               (i) each share of Kentucky First Common Stock issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares or as set forth in Section 2.05(a)(ii)) shall be converted into the right to receive the Merger Consideration. All such shares of Kentucky First Common Stock, when so converted, shall no longer be outstanding and shall be deemed to have been automatically cancelled and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of Kentucky First Common Stock shall cease to have any rights with respect thereto, except (i) the right to receive the applicable Merger Consideration, without interest, and (ii) such rights, if any, as such holder may have pursuant to the DGCL; and

               (ii) any shares of Kentucky First Common Stock that are owned or held by Kentucky First or any of the Kentucky First Subsidiaries (except shares held in a fiduciary capacity by Kentucky First or a Kentucky First Subsidiary), shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no Merger Consideration shall be delivered in exchange therefor.

          (b) At the Effective Time, each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall, ipso
                                                                            ----
facto, constitute the same number of shares of the Surviving Corporation, all of
-----
which shall be owned of record by Bourbon.

          (c) Each share of common stock of Bourbon issued and outstanding immediately before the Effective Time shall remain unchanged by the Merger.

     2.06 SURRENDER OF CERTIFICATES
          -------------------------

          (a) At or prior to the Closing, Bourbon shall deposit, or shall cause to be deposited, with an exchange agent selected by Bourbon, and reasonably acceptable to Kentucky First (the "Exchange Agent"), the aggregate Merger Consideration to which holders of shares of Kentucky First Common Stock shall be entitled at the Effective Time pursuant to Section 2.05 (the "Exchange Fund").

          (b) On the Closing Date, Bourbon shall have available for delivery to the stockholders of Kentucky First, and as soon as reasonably practicable, but no later than ten (10) Business Days, after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate(s) that immediately prior to the Effective Time represented outstanding shares of Kentucky First Common Stock ("Kentucky First Certificates") that were converted into the right to receive the Merger Consideration pursuant to Section 2.05, (i) a letter of transmittal which letter shall be in customary form and have such other provisions as Bourbon may reasonably specify, and (ii) instructions for use in effecting the surrender of the Kentucky First Certificates in exchange for the Merger Consideration. Upon surrender of a Kentucky First Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents reasonably required by the Exchange Agent in accordance with customary exchange practices, the holder of the Kentucky First Certificate shall be entitled to receive in exchange therefor cash that such holder has the right to receive in respect of the Kentucky First Certificates surrendered pursuant to Section 2.05 (after taking into account all shares of Kentucky First Common Stock held by such holder immediately prior to the Effective Time). The Exchange Agent shall make such payments no later than ten (10) Business Days following receipt of the documents referred to in the previous sentence. In the event of a transfer of ownership of Kentucky First Common Stock that is not registered in the transfer records of Kentucky First, a check for the aggregate Merger Consideration due may be issued to a transferee if the Kentucky First Certificate representing such Kentucky First Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.06, each Kentucky First Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aggregate Merger Consideration due.

          (c) In the event any Kentucky First Certificates have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of the facts relating thereto by the holder(s) thereof, the consideration as may be required pursuant thereto; provided, however, that Bourbon may, in its discretion, and as a condition precedent to the issuance thereof, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Bourbon, Kentucky First or the Exchange Agent or any other party with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (d) Any portion of the Exchange Fund which remains undistributed to the holders of Kentucky First Certificates for one year after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of Bourbon and any holders of the Kentucky First Certificates who have not theretofore complied with this Section 2.06 shall thereafter look only to the Surviving Corporation and Bourbon for the Merger Consideration with respect to the shares of Kentucky First Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.05 and 2.06 of this Agreement. Any such portion of the Exchange Fund remaining unclaimed by holders of Kentucky First Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become subject to the abandoned property law of any jurisdiction) shall, to the extent permitted by law, become the property of Bourbon or the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (e) The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Bourbon, provided that such investments shall be invested solely in (a) marketable obligations of, or obligations guaranteed by, the United States of America, and/or (b) interests in any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, the portfolio of which is limited to obligations of, or obligations guaranteed by, the United States or any agency thereof ("Federal Obligations") and to agreements to repurchase Federal Obligations that are at least 100% collateralized by Federal Obligations marked to market on a
                                     --------------------
daily basis. Any interest and other income resulting from such investments shall promptly be paid to Bourbon.

          (f) Bourbon shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Kentucky First Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable law. To the extent that amounts are so deducted and withheld by Bourbon, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Kentucky First Common Stock in respect to which such deduction and withholding were made by Bourbon.

          (g) None of Bourbon, the Surviving Corporation, or Kentucky First or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.07 KENTUCKY  FIRST STOCK OPTIONS.  As soon as  practicable  following the
          -----------------------------
date of this Agreement, Kentucky First shall take such actions as are reasonably required, including amending the Stock Option Plan, and using its best efforts to obtain the consent of all option holders as provided in Section 16 of the Stock Option Plan, to provide that, notwithstanding any other provision of the Stock Option Plan to the contrary, at or prior to the Closing, each exercisable Stock Option shall be canceled and each option holder shall be entitled to receive, in lieu of each share of Kentucky First Common Stock that would otherwise have been issuable upon the exercise thereof, a cash payment equal to the Merger Consideration less the per share exercise price applicable to such Stock Option. The cash payment to each holder of the Stock Options shall be paid by Bourbon to each holder at or prior to the Closing and shall be subject to all applicable federal and state tax withholding obligations. The outstanding Stock Options to be canceled in exchange for payment pursuant to the immediately preceding sentence shall not be deemed to be Stock Options issued and outstanding immediately prior to the Effective Time.

     2.08 APPRAISAL  RIGHTS.  Notwithstanding  anything in this Agreement to the
          -----------------
contrary, shares of Kentucky First Common Stock outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Appraisal Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.05, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Appraisal Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, to which such holder is entitled, without interest or dividends thereon. Kentucky First shall give Bourbon prompt notice of any demands received by Kentucky First for appraisal of shares of Kentucky First Common Stock and Bourbon shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Kentucky First shall not, except with the prior written consent of Bourbon, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding any other provision of this Agreement, any Appraisal Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Appraisal Shares pursuant to the DGCL.

     2.09 BANK MERGER.  If and as requested by Bourbon,  Kentucky  First and the
          -----------
Bank agree to cooperate with Bourbon and take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into Kentucky Bank, a Subsidiary of Bourbon (the "Bank Merger"), at or promptly after the Effective Time and in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement.

     2.10 STOCK TRANSFER BOOKS. The stock transfer books of Kentucky First shall
          --------------------
be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Kentucky First Common Stock thereafter on the records of Kentucky First. On or after the Effective Time, any Kentucky First Certificates presented to the Exchange Agent, Bourbon or Surviving Corporation for any reason shall be converted into the Merger Consideration with respect to the shares of Kentucky First Common Stock formerly represented thereby.

                                    SECTION 3

                REPRESENTATIONS AND WARRANTIES OF KENTUCKY FIRST
                ------------------------------------------------

     Except as Disclosed in the Kentucky First Disclosure Memorandum delivered by Kentucky First to Bourbon concurrently herewith, Kentucky First represents and warrants to Bourbon and Merger Subsidiary as follows:

     3.01  ORGANIZATION  AND   QUALIFICATION.   Kentucky  First  is  a  Delaware
           ---------------------------------
corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Bank is a federally chartered savings bank, duly organized, validly existing and in good standing under the laws of the United States. Cynthiana Service Corporation is a Kentucky corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Kentucky First and the Kentucky First Subsidiaries have all requisite corporate power and authority to own and lease their property and to conduct their businesses as they are now being conducted. Neither the character of the property owned or leased by Kentucky First or the Kentucky First Subsidiaries, nor the nature of the activities conducted by Kentucky First or the Kentucky First Subsidiaries makes necessary qualification by Kentucky First or the Kentucky First Subsidiaries as a foreign corporation or entity in any jurisdiction. All eligible accounts of deposit in the Bank are insured by the FDIC, to the fullest extent permitted by law. Kentucky First is a duly registered Savings and Loan Holding Company, and in good standing under the Home Owners' Loan Act.

     3.02  AUTHORIZATION.  Kentucky  First  and the Bank  have  the full  right,
           -------------
corporate power and authority to enter into, execute, deliver and perform, subject to approval by Kentucky First's stockholders, their obligations under this Agreement. Except for the approval by the stockholders of Kentucky First, the execution, delivery and performance of this Agreement by Kentucky First has been duly authorized and approved by all requisite corporate action. The Board of Directors of Kentucky First and the Bank have unanimously adopted and/or approved this Agreement. This Agreement constitutes a valid and legally binding obligation of Kentucky First and the Bank. Neither Kentucky First nor any of the Kentucky First Subsidiaries has a legal obligation, absolute or contingent, to any other Person (a) to sell any substantial part of its assets, or to sell any of its assets, except in the ordinary course of business; (b) to effect any merger, share exchange, consolidation or other reorganization; (c) to enter into any agreement with respect thereto, or (d) to take any other similar action inconsistent with the transactions contemplated by this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation, certificate of incorporation or charter, as appropriate, or the bylaws of Kentucky First or any of the Kentucky First Subsidiaries; or (b) (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Kentucky First or any of the Kentucky First Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Kentucky First or any of the

Kentucky  First  Subsidiaries  or any  assets  of  Kentucky  First or any of the
Kentucky First Subsidiaries which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would reasonably be expected to have a Material Adverse Effect on Kentucky First or the Kentucky First Subsidiaries; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Kentucky First or the Kentucky First Subsidiaries or any assets of Kentucky First or the Kentucky First Subsidiaries.

     3.03 SUBSIDIARIES. Other than Kentucky First's interest in the Bank and the
          ------------
Bank's interest in Cynthiana Service Corporation, and other than security interests in collateral securing loans extended by the Bank in the ordinary course of business, neither Kentucky First nor the Kentucky First Subsidiaries has in the past five years from the date of this Agreement, and to Kentucky First's knowledge, prior to the past five years from the date of this Agreement, owned an interest greater than or equal to five percent (5%) of the equity or voting securities of any class of any Person.

     3.04 CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of Kentucky First consists of (i) 3,000,000 shares of Kentucky First Common Stock, of which 882,613 shares are issued and outstanding as of the date hereof, and (ii) 500,000 shares of serial preferred stock, $.01 par value per share, of which no shares are outstanding. As of the date hereof, 506,012 shares of Kentucky First common stock were held in treasury by Kentucky First or otherwise directly or indirectly owned by Kentucky First. The authorized capital stock of the Bank consists of 3,000,000 shares of common stock, $.01 par value per share, of which 100,000 are issued and outstanding as of the date hereof, and 500,000 shares of Serial Preferred Stock, par value $.01 per share, of which none are outstanding. The authorized capital stock of Cynthiana Service Corporation consists of 2,000 shares of common stock, no par value, of which 1,000 are issued and outstanding as of the date hereof. All of the outstanding capital stock of Kentucky First, the Bank and Cynthiana Service Corporation has been validly issued, fully paid and is nonassessable. None of the outstanding shares of capital stock of Kentucky First, the Bank or Cynthiana Service Corporation has been issued in violation of the preemptive rights of any person. Kentucky First owns, legally and beneficially, all issued and outstanding shares of capital stock of the Bank; such stock is registered in the name of Kentucky First, and Kentucky First has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal, options or other restrictions of any nature whatsoever (other than pursuant to this Agreement). The Bank owns, legally and beneficially, all issued and outstanding shares of capital stock of Cynthiana Service Corporation; such stock is registered in the name of the Bank, and the Bank has, and at the Effective Time shall have, good and marketable title to such stock, free and clear of all pledges, liens, charges, encumbrances, security interests, claims, undertakings, rights of first refusal options or other restrictions of any nature whatsoever (other than pursuant to this Agreement).

          (b) Item 3.04 of the Kentucky First Disclosure Memorandum sets forth for each Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under
Section 422 of the Code,  the number of shares of Kentucky  First  Common

Stock subject to each option, and the number of shares of Kentucky First Common Stock subject to options that are currently exercisable or which will be exercisable at or before the Effective Time and the exercise price per share. Except as set forth in the preceding sentence, there are no outstanding options, warrants, contracts, or commitments to which Kentucky First or the Kentucky First Subsidiaries are parties entitling any Person to purchase or otherwise acquire from Kentucky First or the Kentucky First Subsidiaries any shares of capital stock of Kentucky First or the Kentucky First Subsidiaries or any securities convertible into or exchangeable for any of shares of the capital stock of Kentucky First or the Kentucky First Subsidiaries. Neither Kentucky First nor the Kentucky First Subsidiaries has any obligation of any nature whatsoever with respect to any unissued shares or shares which have been acquired, redeemed or converted. Neither Kentucky First nor the Kentucky First Subsidiaries has any outstanding contractual obligation to repurchase, redeem or otherwise acquire any of their outstanding shares. A current, complete and accurate list of the stockholders of Kentucky First as of the date hereof indicating the name, address and number of shares held of record for each stockholder has been delivered to Bourbon. Since June 30, 2002, neither Kentucky First nor the Kentucky First Subsidiaries has:

               (i) directly or indirectly redeemed, purchased or otherwise acquired any of its shares;

               (ii)   declared,   set  aside  or  paid  any  dividend  or  other
distribution in respect of any of its shares; or

               (iii) issued or granted any right or option (other than this Agreement) to purchase or otherwise acquire any of their shares.

     3.05 CORPORATE DOCUMENTS,  BOOKS,  RECORDS AND PERMITS.  Kentucky First has
          -------------------------------------------------
delivered to Bourbon true and complete copies of its Certificate of Incorporation, the Articles of Incorporation of Cynthiana Service Corporation and the Charter of the Bank, and of its Bylaws and the Bylaws of each of the Kentucky First Subsidiaries, as amended. All of the foregoing are current, complete and correct in all material respects. The minute books of Kentucky First and each of the Kentucky First Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be. Each of Kentucky First and the Kentucky First Subsidiaries possess all licenses, franchises, approvals, certificates, permits and other governmental authorizations necessary for the continued conduct of their respective businesses without material interference or interruption.

     3.06 SECURITIES FILINGS; FINANCIAL STATEMENTS; STATEMENTS TRUE
          ---------------------------------------------------------

          (a) Kentucky First has timely filed all Securities Documents required by the Securities Laws. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The Kentucky First Financial Statements fairly present or will fairly present, as the case may be, the consolidated financial position of Kentucky First and the Kentucky First Subsidiaries as of the dates indicated and the consolidated statements of income, changes in stockholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

          (c) No written statement, certificate, instrument or other writing furnished or to be furnished hereunder by Kentucky First or any Kentucky First Subsidiary to Bourbon contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.07 REGULATORY  REPORTS.  Except to the extent prohibited by law, Kentucky
          -------------------
First has delivered to Bourbon true and complete copies of (a) all financial and/or condition reports of Kentucky First and/or the Bank as filed with the OTS
(i) for the years ended June 30, 2002, 2001 and 2000, and (ii) for each calendar quarter since June 30, 2002, and (b) any and all other reports, applications and documents which either the Kentucky First Subsidiaries or Kentucky First has filed with the OTS or the FDIC since July 1, 1999.

     3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since June 30, 2002, there have
          ------------------------------------
been no events or conditions of any character (whether actual or threatened) pertaining to the financial condition, businesses, prospects or assets of Kentucky First or the Kentucky First Subsidiaries, separately or in the aggregate, that have had, or would reasonably be expected to have, a Material Adverse Effect or to cause any of their businesses to be carried on materially less profitably than prior to this Agreement other than events or conditions affecting financial institutions generally. Since June 30, 2002, neither Kentucky First nor any of the Kentucky First Subsidiaries has:

          (a) borrowed any money, incurred any liability or obligation, or lent any money or pledged any of its credit in connection with any aspect of any of its business other than in the ordinary course of business consistent with past practice;

          (b) mortgaged or otherwise subjected to any liens, encumbrances or other liabilities any of its assets or business, other than in the ordinary course of business consistent with past practice;

          (c) sold, assigned or transferred any of its assets or business other than in the ordinary course of business consistent with past practice;

          (d) suffered any damage, destruction or loss, whether or not covered by insurance that has had, or would reasonably be expected to have, a Material Adverse Effect;

          (e) made or suffered any amendments, terminations of or defaults under any material contract, agreement, license or other instrument;

          (f) received notice or had knowledge that any of its credit or deposit customers has terminated or intends to terminate its relationship, which termination either singly or in the aggregate that has had, or would reasonably be expected to have, a Material Adverse Effect;

          (g) received any notice from a regulatory authority asserting or threatening to assert that any of them is in violation of any statute, law, regulation or order applicable to the business or assets of any of them, which violation has had, or would reasonably be expected to have, a Material Adverse Effect, if any;

          (h) failed to operate its business in the ordinary course so as to preserve the business organization intact, and to preserve the goodwill of its customers and others with whom it has business relations;

          (i) incurred any extraordinary losses or, except in accordance with customary banking or mortgage servicing practices, waived any material rights in connection with any aspect of its business, whether or not in the ordinary course of business;

          (j) canceled any debts owed to any of them or any material claims, in each case, in excess of $20,000, or in the aggregate, in excess of $100,000, or paid any noncurrent, material obligations or liabilities;

          (k) made any capital expenditure or capital additions or betterments, including any such expenditure, addition or betterment effected through a capital lease, exceeding $20,000, or $50,000 in the aggregate;

          (l) other than ESOP allocations made in the ordinary course, paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its present or former (i) directors, (ii) officers, or (iii) employees who are being compensated on an annual basis at a rate exceeding $20,000 per year; or increased by an amount in excess of three percent (3%) any of their compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments);

          (m) renewed, amended, become bound by or entered into any material agreement, contract, commitment or transaction other than extensions of credit made in the ordinary course of business consistent with past practice;

          (n) changed any accounting practice followed or employed in preparing the Financial Statements other than on account of any change in GAAP;

          (o) made any loans, extended any credit, given any discounts or entered into any financing leases which have not been (i) made for good, valuable and adequate consideration in the ordinary course of business consistent with past practice, (ii) evidenced by notes or other forms of indebtedness which are true, genuine and what they purport to be, and (iii) adequately reserved against in an aggregate amount sufficient in the opinion of management to provide for all charge-offs reasonably anticipated in the ordinary course of business; or

          (p) entered into any agreement, contract or commitment applicable as of the date hereof to do any of the foregoing.

     3.09 TAXES.
          -----

          (a) Kentucky First and the Kentucky First Subsidiaries (i) have timely filed all federal, state, foreign and local income, franchise, excise, sales, intangibles, real and personal property, employment and other tax returns, tax information returns and reports required to be filed; (ii) have paid, or made adequate provision in the opinion of management for the payment of, all taxes, interest payments and penalties (whether or not reflected in returns as filed) due and payable (and/or accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority; and (iii) are not delinquent in the payment of any tax or governmental charge of any nature.

          (b) No audit, examination or investigation is presently being conducted or, to the knowledge of Kentucky First, is threatened by any taxing authority with respect to Kentucky First or the Kentucky First Subsidiaries. No unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to Kentucky First or the Kentucky First Subsidiaries. No agreements for the extension of time for the assessment of any amounts of tax have been entered into by or on behalf of Kentucky First or the Kentucky First Subsidiaries. Kentucky First and the Kentucky First Subsidiaries have withheld (and timely paid to the appropriate governmental entity) proper and accurate amounts from their employees for all periods in material compliance with all tax withholding provisions (including, without limitation, income, social security and employment tax withholding for all forms of compensation) of applicable federal, state, foreign and local laws. Kentucky First and the Kentucky First Subsidiaries have delivered to Bourbon true and correct copies of all federal and state income tax returns filed by any of them for all tax periods commencing after June 30, 1999.

          (c) Neither Kentucky First nor any of the Kentucky First Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     3.10 TITLE TO ASSETS.
          ---------------

          (a) On June 30, 2002, Kentucky First and the Kentucky First Subsidiaries had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since June 30, 2002, now have, good and marketable title to all properties and assets reflected on the
Financial Statements as of June 30, 2002, free and clear of all mortgages, liens, pledges, easements, restrictions, encroachments, governmental regulations, security interests, charges or encumbrances of any nature, except as disclosed in the Kentucky First Financial Statements as of June 30, 2002 and for:

               (i) the mortgages and encumbrances which secure indebtedness which is properly reflected on the Financial Statements;

               (ii) liens for taxes accrued but not yet payable;

               (iii) liens arising as a matter of law in the ordinary course of business as to which there is no known default; and

               (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use or sale of any of their properties and assets.

          (b) Item 3.10(b) of the Kentucky First Disclosure Memorandum lists all leases, other than "financing leases," of personal property to which Kentucky First and/or the Kentucky First Subsidiaries is a party. Kentucky First has delivered to Bourbon true and correct copies of all leases referred to in Item 3.10(b) of the Kentucky First Disclosure Memorandum, together with all amendments and modifications thereof. With respect to each lease of personal property to which Kentucky First and/or the Kentucky First Subsidiaries is a party, except for leases in which either Kentucky First or the Kentucky First Subsidiaries as lessor entered into as a "financing lease":

               (i) such lease is in full force and effect in accordance with its terms;

               (ii) all rents and additional rents due to date have been paid;

               (iii) the lessee under each of the leases has been in peaceable possession since the commencement of the original term of the lease; and

               (iv) no event of default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default by Kentucky First or the Kentucky First Subsidiaries under such lease, exists.

          (c) With respect to any real property owned in fee by Kentucky First or the Kentucky First Subsidiaries which real property is set forth on Item 3.10(c) of the Kentucky First Disclosure Memorandum:

               (i) all work to be performed by Kentucky First or the Kentucky First Subsidiaries with respect to all improvements in excess of $5,000 to the property owned by any of them has been fully completed and paid for by them;

               (ii) all permits and certificates with respect to construction of improvements on the property owned by Kentucky First or the Kentucky First Subsidiaries have been obtained and the property has been properly zoned for use and occupancy as a banking or other business facility; and

               (iii) all material improvements to the property since Kentucky First's inception have been made in accordance with plans and specifications approved by Kentucky First or the Kentucky First Subsidiaries, as appropriate.

     3.11 ENVIRONMENTAL HAZARDS.
          ---------------------

          (a) Neither Kentucky First nor any of the Kentucky First Subsidiaries has:

               (i) used, stored, manufactured, or suffered to exist (collectively, "Utilized") any Hazardous Substance on, in or under any of their property, whether currently or previously owned or leased by Kentucky First or the Kentucky First Subsidiaries other than in material compliance with all Environmental Laws, or

               (ii) transported or disposed, or caused or permitted any Person to transport or dispose, of any Hazardous Substance, other than in material compliance with all Environmental Laws.

          (b) To the best of Kentucky First's knowledge, no Hazardous Substances have been Utilized at any time on, in or under any of Kentucky First 's or the Kentucky First Subsidiaries' property, whether currently or previously owned or leased by any of them in a manner that materially violates any Environmental Laws.

          (c) Neither Kentucky First nor any of the Kentucky First Subsidiaries is subject to any material Environmental Claim, nor are any of the properties of Kentucky First or the Kentucky First Subsidiaries, whether currently or previously owned or leased by Kentucky First or the Kentucky First Subsidiaries, subject to any material asserted or unasserted lien, under any of the Environmental Laws.

          (d) Kentucky First and the Kentucky First Subsidiaries are presently in material compliance with all Environmental Laws. Without limiting the generality of the foregoing, no asbestos, PCBs or other Hazardous Substance or any petroleum product or constituents thereof is present on, in or under any of the property of Kentucky First or the Kentucky First Subsidiaries, whether currently or previously owned or leased, that would constitute a Material Adverse Effect.

          (e) To the best of Kentucky First's knowledge, no loans of Kentucky First or any of the Kentucky First Subsidiaries are secured by property where any Hazardous Substances have ever been Utilized in material violation of the Environmental Laws, and none of the borrowers of Kentucky First or the Kentucky First Subsidiaries have materially violated any of the Environmental Laws or have any of their property subject to a lien under any of the Environmental Laws.

          (f) To the best of Kentucky First's knowledge, neither Kentucky First nor any of the Kentucky First Subsidiaries ever permitted any property currently or previously owned or leased by any of them to be used as a landfill or dump site.

          (g) To Kentucky First's knowledge, no underground storage tanks or pipelines are, or have ever been, located on any property currently or previously owned or leased by either of them.

     3.12 LITIGATION, PENDING PROCEEDINGS AND COMPLIANCE WITH LAWS. There are no
          --------------------------------------------------------
Claims (a) which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof, or (b) which have had, or would reasonably be expected to have, a Material Adverse Effect on or impair the business or condition, financial or otherwise, or the earnings of Kentucky First and the Kentucky First Subsidiaries. Kentucky First and the Kentucky First Subsidiaries have complied with and are not in any default in any material respect under (and have not been charged with, nor, to the knowledge of Kentucky First, are threatened with or under investigation with respect to, any charge concerning any material violation of any provision of) any material federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality. There are no material uncured violations or violations with respect to which material refunds or restitution may be required concerning Kentucky First or the Kentucky First Subsidiaries as a result of examination by any regulatory authority.

     3.13  REGULATORY  COMPLIANCE.  Since Kentucky  First's  inception,  neither
           ----------------------
Kentucky  First nor any of the Kentucky First  Subsidiaries  has been a party to
(a) any enforcement action instituted by, or (b) any memorandum of understanding or cease and desist order with, any federal or state regulatory agency, and no such action, memorandum or order has been threatened, and neither Kentucky First nor any of the Kentucky First Subsidiaries has received any report of examination from any federal or state regulatory agency which requires Kentucky First or the Kentucky First Subsidiaries to address any material problem or take any material action which has not already been addressed or taken in a manner satisfactory to the regulatory agency. Kentucky First knows of no fact or condition relating to Kentucky First or the Kentucky First Subsidiaries (including, without limitation, noncompliance with the CRA) that would prevent Kentucky First or Bourbon from obtaining all of the federal and state regulatory approvals contemplated herein.

     3.14 EMPLOYEE  RELATIONS.  Neither  Kentucky  First nor any of the Kentucky
          -------------------
First Subsidiaries (a) is a party to, or negotiating, and have any obligations under, any agreement, collective bargaining or otherwise, with any party relating to the compensation or working conditions of any employees of Kentucky First or the Kentucky First Subsidiaries; (b) is obligated under any agreement to recognize or bargain with any labor organization or union on behalf of their employees; or (c) has been charged or, to Kentucky First's knowledge, threatened with a charge of any unfair labor practice. There are no existing or, to Kentucky First's knowledge, threatened labor strikes, slowdowns, disputes, grievances or disturbances affecting or which might affect operations at any facility of Kentucky First or any of the Kentucky First Subsidiaries. No work stoppage against Kentucky First or any of the Kentucky First Subsidiaries or its business is pending or, to Kentucky First's knowledge, threatened, and no such work stoppage has ever occurred. Neither Kentucky First nor any of the Kentucky First Subsidiaries has committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA, or similar legislation as it affects any employee benefit or welfare plan of Kentucky First or the Kentucky First Subsidiaries; the Immigration Reform and Control Act of 1986; the National

Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workmens' compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of Kentucky First and the Kentucky First Subsidiaries with respect to any of the their employees, and which will or reasonably could result in any material liability, penalty, fine or the like being imposed upon Kentucky First or the Kentucky First Subsidiaries. Neither Kentucky First nor any of the Kentucky First Subsidiaries is liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or threatened.

     3.15 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Item 3.15 of the Kentucky First Disclosure Memorandum sets forth a complete list of all Employee Benefit Plans, policies, practices and employment agreements (whether or not subject to ERISA) applicable to employees or directors of Kentucky First and the Kentucky First Subsidiaries, including, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each Employee Benefit Plan, policy or practice which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in Item 3.15 of the Kentucky First Disclosure Memorandum.

          (b) True and complete copies of the following documents and information related to the Employee Benefit Plans (i) all Employee Benefit Plan documents, summary plan descriptions, and any related trust agreements; (ii) all fringe benefit plans, perquisites, policies, and practices; (iii) the three most recent allocation and discrimination testing reports for each defined contribution Employee Pension Benefit Plan and actuarial reports prepared for each defined benefit Employee Pension Benefit Plan; (iv) all insurance policies;
(v) the most recent trust report for each Employee Pension Benefit Plan; (vi) any communications to or from the IRS (including the three most recent Forms 5500 including all schedules filed with the IRS and the most recent determination letter received from the IRS), the Pension Benefit Guaranty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the employee benefit plans have been delivered by Kentucky First to Bourbon; and (vii) for any nonqualified plans, a copy of the "top hat" exemption letter to the Department of Labor.

          (c) Other than as provided in (b) above, there are no amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations which are currently in effect or which Kentucky First or the Kentucky First Subsidiaries have undertaken to become effective in the future to any of the Employee Benefit Plans, policies or practices.

          (d) Each Employee Benefit Plan has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Code, and the regulations promulgated thereunder, and all other applicable laws. Neither Kentucky First nor any of the Kentucky First Subsidiaries has knowledge of any fact which would adversely affect the qualified status under Section 401(a) of the Code of any of the Employee Benefit Plans intended to be so qualified, or of any threatened or pending claim against any of the Employee Benefit Plans or their fiduciaries by any participant, beneficiary or government agency.

          (e) Kentucky First and the Kentucky First Subsidiaries have fully complied with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the proposed regulations thereunder, whether proposed or final. All reports, statements, returns and other information required to be furnished or filed with respect to the Employee Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the Employee Benefit Plans have been maintained in material compliance with Section 107 of ERISA. Neither Kentucky First, the Kentucky First Subsidiaries nor, to the knowledge of Kentucky First or the Kentucky First Subsidiaries, any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Employee Benefit Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

          (f) Neither Kentucky First nor any of the Kentucky First Subsidiaries has, with respect to any of the Employee Benefit Plans, nor has any administrator of any of the Employee Benefit Plans, the related trusts or any trustee thereof, engaged in any non-exempt prohibited transaction which would subject Kentucky First, the Kentucky First Subsidiaries, any of the Employee Benefit Plans, any administrator or trustee or any party dealing with any of the Employee Benefit Plans or any such trusts, to a tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

          (g) All Employee Pension Benefit Plans and the related trusts which are intended to be exempt under Section 501(a) of the Code and tax-qualified under Section 401(a) of the Code are, and have been since adoption, so exempt and qualified, and are identified in Item 3.15 of the Kentucky First Disclosure Memorandum as "qualified plans," and the date of the most recent determination letter from the IRS confirming the qualification of each such plan is set out in
Item 3.15 of the Kentucky First Disclosure Memorandum.

          (h) No Employee Pension Benefit Plans or related trusts maintained by or contributed to by Kentucky First or the Kentucky First Subsidiaries have been terminated in the last three years. No Employee Pension Benefit Plan has an accumulated funding deficiency (as that term is defined in Section 302 of ERISA and 412 of the Code), whether or not waived. No material liability to the PBGC has been incurred with respect to any Employee Pension Benefit Plans; there have been no reportable events (as described in Section 4043 (b) of ERISA); and no event or condition has occurred which presents a material risk of termination of any of the Employee Pension Benefit Plans by the PBGC.

          (i) The present value of all accrued benefits, whether forfeitable or not, under any Employee Pension Benefit Plans subject to Title IV of ERISA do not exceed the value of the assets of such plans allocable to such accrued benefits.

          (j) The actuarial present value of all accrued deferred compensation entitlements of employees and former employees of the Company (and their respective beneficiaries) other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code are fully reflected on the Financial Statements and the Current Financial Statements.

          (k) None of the Employee Pension Benefit Plans is, and Kentucky First and the Kentucky First Subsidiaries have never contributed to, a "multiemployer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multiemployer Pension Plan Amendments Act of 1980).

          (l) Kentucky First and the Kentucky First Subsidiaries have provided to Bourbon the information reasonably necessary to determine the accounting treatment which may be accorded any of the retiree or other post-employment welfare benefits currently, or at any time, in force under proposed Financial Accounting Standards Board guidelines. All programs providing retiree or other post-employment welfare benefits are listed separately and identified as such in item 3.15 of the Kentucky First Disclosure Memorandum.

          (m) Any employee welfare benefit plans as defined in Section 3(1) of ERISA maintained by or contributed to by Kentucky First or its subsidiaries that is wholly or partially self-insured is so identified in Item 3.15 of the Kentucky First Disclosure Memorandum. Any trust or fund maintained by or contributed to by Kentucky First, the Kentucky First Subsidiaries or its employees to fund an employee benefit plan (other than an employee pension benefit plan) is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder as a Voluntary Employee's Benefit Association (a "VEBA"). Any "welfare benefit fund" within the meaning of Section 419(a) of the Code (including, but not limited to, any VEBA), provided by or pursuant to a plan of Kentucky First or the Kentucky First Subsidiaries has been maintained in accordance with Section 419 of the Code and no contributions have been made to such a fund in excess of the "qualified costs" of the benefits provided for a taxable year (within the meaning of Section 419(b) of the Code), except as set forth on Section 3.15 of the Kentucky First Disclosure Memorandum.

          (n) Item 3.15 of the Kentucky First Disclosure Memorandum sets forth a detailed listing of all amounts currently due or that will become due on or after the date hereof or the Effective Time under any plan or agreement described in paragraph (a) above that is maintained for the benefit of individual officers or directors of Kentucky First and the Kentucky First Subsidiaries.

     3.16  INSURANCE  POLICIES.  Item  3.16  of the  Kentucky  First  Disclosure
           -------------------
Memorandum sets forth a summary of all material policies of insurance of Kentucky First and the Kentucky First Subsidiaries currently in effect, which summary is accurate and complete in all material respects. Kentucky First and the Kentucky First Subsidiaries maintain with reputable insurers insurance policies and bonds in force in such amounts and against such liabilities and hazards as the management of Kentucky First reasonably has determined to be prudent in accordance with banking industry practices. Neither Kentucky First nor any of the Kentucky First Subsidiaries is liable for any material, retroactive premium adjustments. All policies are valid, enforceable and in full force and effect, and neither Kentucky First nor any of the Kentucky First Subsidiaries has received any notice of premium increases or cancellations. Neither Kentucky First nor any of the Kentucky First Subsidiaries know of any grounds for or any consideration of any such premium increase or cancellation notice or other indication of premium increases or cancellations, with respect to any of their insurance policies or bonds. All notices of cancellation received by Kentucky First or the Kentucky First Subsidiaries and all claims made by Kentucky First or the Kentucky First Subsidiaries under their respective insurance policies and bonds since January 1, 2000, or made prior thereto but remaining unresolved, are described in Item 3.16 of the Kentucky First
Disclosure Memorandum. Neither Kentucky First nor any of the Kentucky First Subsidiaries has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material claim or potential material claim under their insurance policies and bonds.

     3.17 AGREEMENTS.  As of the date of this Agreement,  neither Kentucky First
          ----------
nor any of the Kentucky First Subsidiaries is a party to:

          (a) any collective bargaining agreement; any employment agreement, contract, or commitment; or any bonus plan or commission;

          (b) any loan or other agreement pursuant to which Kentucky First or any of the Kentucky First Subsidiaries has borrowed money or any obligation of guaranty or indemnification arising from any agreement, contract or commitment which involves, singularly or in the aggregate, a potential material liability, except letters of credit entered into in the ordinary course of business;

          (c) any agreement, contract or commitment which is either outside of the ordinary course of business or which is or may be materially adverse to the business, financial condition or earnings of Kentucky First and the Kentucky First Subsidiaries taken as a whole;

          (d) any agreement, contract or commitment containing any covenant materially limiting the freedom of either Kentucky First or the Kentucky First Subsidiaries to engage in any line of business in any geographic area or to compete with any Person;

          (e) any agreement, contract, or commitment relating to capital expenditures and involving future payments which, (i) together with future payments under all other agreements, contracts or commitments relating to the same capital project, exceed $20,000 or (ii) together with future payments under all other agreements, contracts or commitments relating to the all capital projects in the aggregate, exceed $50,000;

          (f) any agreement, contract or commitment relating to the acquisition of substantially all of the assets, shares or capital stock of any business enterprise, except agreements, contracts or commitments in which assets, shares or capital stock are security for a loan or similar obligation created in the ordinary course of business;

          (g) any agreement, contract or commitment (other than for 1 to 4 family residential loans or other loans and commitments made by the Bank in the ordinary course of business), which involves payments, consideration or obligations in the aggregate of $20,000 or more per agreement, contract or commitment, which (i) will not be performed within 30 days or less, or (ii) cannot be terminated within 30 days or less without payment of a penalty of more than $1,000.

Neither Kentucky First nor any of the Kentucky First Subsidiaries has breached, nor, is there any pending or, to Kentucky First's knowledge, threatened claim that either Kentucky First or any of the Kentucky First Subsidiaries has materially breached any of the terms or conditions of (a) any agreement, contract or commitment set forth in the Kentucky First Disclosure Memorandum delivered to Bourbon pursuant to this Agreement or (b) any other agreement, contract or commitment, the breach of which singularly or in the aggregate could result in the imposition of damages in a material amount.

     3.18 LOANS; ALLOWANCE FOR LOAN LOSSES
          --------------------------------

          (a) All of the loans on the books of Kentucky First and the Kentucky First Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor Kentucky First's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury, except for such violation as would not constitute a Material Adverse Effect on Kentucky First or the Kentucky First Subsidiaries or would not result in a payment to a third party by Kentucky First and the Kentucky First Subsidiaries of more than $50,000.

          (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Kentucky First are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

     3.19  DEPOSIT  ACCOUNTS    The  deposit  accounts  of  the  Kentucky  First
           -----------------
Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the Kentucky First Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

     3.20 RELATED PARTY  TRANSACTIONS  Kentucky First has Disclosed all existing
          ---------------------------
transactions, investments and loans, including loan guarantees existing as of the date hereof, to which Kentucky First or any Kentucky First Subsidiary is a party with any director, executive officer or 5% stockholder of Kentucky First or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, agreements, investments and loans are on terms, including interest rates and collateral, no less favorable to Kentucky First than could be obtained from unrelated parties, and substantially comply with all applicable provisions of federal and state law. Any such loans, extensions and commitments do not involve more than a normal risk of collectability.

     3.21 BROKERS' OR FINDERS'  FEES.  Neither  Kentucky  First nor any Kentucky
          --------------------------
First Subsidiary, nor any of their respective officers, directors or employees, has employed any agent, broker, finder or other Person or incurred any liability for commissions or fees in connection with any of the transactions contemplated by this Agreement, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed.

     3.22 POTENTIAL  COMPETING  INTERESTS.  To Kentucky  First 's knowledge,  no
          -------------------------------
director or executive officer of either Kentucky First or the Kentucky First Subsidiaries (a) have any direct or indirect (5% or more) interest in any Person that competes or conflicts with, or is engaged in any business of the kind being conducted by, either Kentucky First or the Kentucky First Subsidiaries, or (b) does business or engages in commerce with, or provides goods or services (other than as an employee or director of Kentucky First or any of the Kentucky First Subsidiaries) to Kentucky First or any of the Kentucky First Subsidiaries in an amount in excess of $25,000 for the year ended June 30, 2003. Neither Kentucky First nor any of the Kentucky First Subsidiaries uses any real or personal property valued in excess of $25,000 in which any director or officer of either Kentucky First or the Kentucky First Subsidiaries have a direct or indirect (5% or more) interest.

     3.23  PROXY  STATEMENT.  The Proxy  Statement,  at the date of  mailing  to
           ----------------
stockholders of Kentucky First and at the time of the meeting of such stockholders to be held in connection with the Merger, (a) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that Kentucky First makes no representation as to the accuracy of any information provided by Bourbon for inclusion in the Proxy Statement and (b) shall comply with the applicable provisions of the DGCL and the Securities Laws.

     3.24 ACCURACY OF  STATEMENTS.  Neither this  Agreement,  the Kentucky First
          -----------------------
Disclosure Memorandum, nor any annex, schedule or document delivered by Kentucky First or the Kentucky First Subsidiaries to Bourbon in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     3.25  FAIRNESS  OPINION.  Kentucky  First has received  from the  Financial
           -----------------
Advisor an opinion that as of the date hereof, the Merger Consideration is fair to the holders of Kentucky First Common Stock from a financial point of view.

                                    SECTION 4
                                    ---------

         REPRESENTATIONS AND WARRANTIES OF BOURBON AND MERGER SUBSIDIARY
         ---------------------------------------------------------------

     Bourbon and Merger Subsidiary represent and warrant to Kentucky First as follows:

     4.01 ORGANIZATION AND QUALIFICATION  Bourbon is a Kentucky corporation duly
          ------------------------------
organized and validly existing under the laws of the Commonwealth of Kentucky. Merger Subsidiary is a Kentucky Corporation duly organized and validly existing under the laws of the State of Delaware. Bourbon and Merger Subsidiary have all requisite corporate power and authority to own and lease its property and to carry on its businesses as it is now being, or will be, conducted. Bourbon is duly registered as a bank holding company under the Bank Holding Company Act.

     4.02  AUTHORIZATION;  NO CONFLICT.  Bourbon and Merger  Subsidiary have the
           ---------------------------
full right, corporate power and authority to enter into, execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by Bourbon and Merger Subsidiary has been duly authorized and approved by all requisite corporate action. This Agreement constitutes a valid and legally binding obligation of each of Bourbon and Merger Subsidiary. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (a) violate, conflict with, or result in a breach of any provision of the articles of incorporation of Bourbon, or the certificate of incorporation of Merger Subsidiary or the bylaws of Bourbon or Merger Subsidiary; or (b) (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Bourbon or Merger Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation which binds Bourbon or Merger Subsidiary or any assets of Bourbon or Merger Subsidiary which violation, conflict, breach, default, termination or acceleration of performance, lien, security interest, charge or encumbrance would have a material adverse effect on Bourbon and Merger Subsidiary, taken as a whole; or (c) subject to receipt of governmental approvals required to consummate the transactions contemplated by this
Agreement, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to Bourbon or Merger Subsidiary or any assets of Bourbon or Merger Subsidiary, the violation of which is, either separately or in the aggregate, material to the financial condition or properties of Bourbon or Merger Subsidiary.

     4.03 ACCURACY OF STATEMENTS.  This Agreement and the annexes, schedules and
          ----------------------
documents delivered as or in connection with an annex or schedule furnished or to be furnished by Bourbon or Merger Subsidiary to Kentucky First in connection with this Agreement and any of the transactions contemplated hereby do not contain and shall not contain an untrue statement of a material fact and, taken as a whole, do not omit and shall not omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     4.04  CONSUMMATION OF TRANSACTIONS.  Neither Bourbon nor Merger  Subsidiary
           ----------------------------
know of any fact or circumstance involving Bourbon's operation or financial condition that would prevent it from consummating the transactions contemplated by this Agreement or from obtaining the regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement.

     4.05 FINANCIAL RESOURCES.  Bourbon has, or will have prior to the Effective
          -------------------
Time, sufficient cash funds to pay the aggregate Merger Consideration.

     4.06 REGULATORY COMPLIANCE.  Bourbon knows of no fact or condition relating
          ---------------------
to Bourbon or the Bourbon Subsidiaries (including, without limitation, noncompliance with the CRA) that would prevent Bourbon or Kentucky First from obtaining all of the federal and state regulatory approvals contemplated herein.

     4.07  LEGAL  PROCEEDINGS.  There  are  no  actions,  suits  or  proceedings
           ------------------
instituted, pending or, to the knowledge of Bourbon threatened, against Bourbon or any of its Subsidiaries or against any asset, interest or right of Bourbon or any of its Subsidiaries that, if decided against Bourbon or any of its Subsidiaries, would have a Material Adverse Effect on the ability of Bourbon to perform its obligations under this Agreement or any transactions contemplated by the Agreement to which it is a party.

                                    SECTION 5

                      COVENANTS AND CONDUCT OF THE PARTIES
                      ------------------------------------

     Kentucky First and Bourbon warrant and agree, as appropriate, that from the date hereof through the Closing Date:

     5.01 CONDUCT OF BUSINESS. Kentucky First and the Bank agree that during the
          -------------------
period from the date of this Agreement to the Effective Time (unless Bourbon shall otherwise agree in writing and except as otherwise contemplated by this Agreement), Kentucky First and the Bank shall conduct, and shall cause their Subsidiaries to conduct, their operations according to their ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact their current business organization, keep available the service of their current directors, officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that goodwill and ongoing business shall not be impaired in any material aspect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, Kentucky First and the Bank shall not, and shall cause the Kentucky First Subsidiaries not to, without the prior written consent of Bourbon:

          (a) Issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class (including shares of Kentucky First Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of Kentucky First Common Stock outstanding on the date hereof, except with respect to the options outstanding on the date hereof that have been Disclosed;

          (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Kentucky First Common Stock (except for the acquisition of trust account shares);

          (c) split, combine, subdivide or reclassify any shares of Kentucky First Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, whether in cash, stock, property or otherwise, in respect of any shares of Kentucky First Common Stock or otherwise make any payments to stockholders in their capacity as such, other than regularly scheduled quarterly dividends not in excess of $0.16 per share of Kentucky First Common Stock that are declared and paid in accordance with past practices (including with respect to the timing of such declaration and payment);

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Kentucky First or the Bank (other than the Merger);

          (e) adopt any amendments to the certificate of incorporation, charter or bylaws of Kentucky First or the Bank;

          (f) make any acquisition or disposition of assets or securities, except in the ordinary course of business consistent with past practices;

          (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than in the ordinary course of banking consistent with safe and sound banking practices; it being understood and agreed that the incurrence of indebtedness in the ordinary course of a federal savings bank's business shall include the creation of deposit liabilities, purchases of federal funds and demand and overnight Federal Home Loan Bank Funds, sales of certificates of deposit and entering into repurchase agreements, provided it is within applicable directives required by law or by the OTS or the FDIC to the end that such is not an unsafe or unsound banking practice according to the OTS or the FDIC;

          (h) offer any new deposit or loan product or service or, except as may be required to comply with applicable law, change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

          (i) grant any increase in the compensation of any of the directors, officers or employees of Kentucky First or the Bank other than such increases that are consistent with past practice and set forth in the Kentucky First Disclosure Memorandum;

          (j) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present, except as may be required by law or this Agreement;

          (k) enter into any new or amend or extend any existing employment or severance or termination agreement with any director, officer or employee;

          (l) except as may be required to comply with applicable law or to maintain the tax-qualified status of any such plan, become obligated under any new benefit plan or amend any existing benefit plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

          (m) make any capital expenditures or commitments for any capital expenditures in excess of $5,000, individually, or $10,000 in the aggregate, other than capital expenditures or commitments for any capital expenditures set forth in the Kentucky First Disclosure Memorandum;

          (n) make any material changes in its customary methods of marketing;

          (o) take, or agree to commit to take, any action that would make any representation or warranty of Kentucky First or the Bank contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time;

          (p) change its method of accounting in effect at June 30, 2002, except as required by changes in GAAP as concurred in by each party's independent auditors, or change its fiscal year;

          (q) take any action that would, or reasonably might be expected to, adversely affect the ability of Kentucky First, the Bank or Bourbon to obtain any of the regulatory approvals set forth in Section 6.01(b) without imposition of a condition or restriction of the type referred to in Section 7.1(d); or

          (r) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     5.02 DISCUSSION WITH OTHER PURCHASERS.
          --------------------------------

          (a) Kentucky First and the Bank shall not, and Kentucky First and the Bank shall direct and use their best efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any attorney, accountant, investment banker or other advisor retained by it) not to initiate, solicit or encourage, directly or indirectly, any Acquisition Proposal or engage in any negotiations or discussions with, or furnish any information or data to, any Person relating to an Acquisition Proposal. Kentucky First, the Bank and their officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

          (b) Notwithstanding the provisions of Section 5.02(a), if, after the date of this Agreement, the Kentucky First Board receives an unsolicited written Acquisition Proposal (which Acquisition Proposal in the good faith judgment of Kentucky First's Board, after consultation with its outside legal counsel, is a Superior Proposal) from any Person and the Kentucky First Board reasonably concludes that the failure to engage in discussions or negotiations with such Person would be inconsistent with the Kentucky First Board's fiduciary duties to the stockholders of Kentucky First under applicable law, then (i) Kentucky First or the Kentucky First Board may, directly or indirectly, provide access to or furnish or cause to be furnished information concerning the business, properties or assets of Kentucky First or the Kentucky First Subsidiaries to such Person pursuant to an appropriate confidentiality agreement and Kentucky First or the Kentucky First Board may engage in discussions related thereto, and (ii)
Kentucky First or the Kentucky First Board may participate in and engage in discussions and negotiations with such Person regarding such Acquisition Proposal. In the event that, after the date of this Agreement, the Kentucky First Board receives an unsolicited written Acquisition Proposal and the Kentucky First Board determines in its good faith judgment, after consultation with its outside legal counsel, that such Acquisition Proposal is a Superior Proposal, the Kentucky First Board may enter into a definitive agreement with such Person in contemplation of such Superior Proposal; provided, however, Kentucky First shall concurrently with entering into a definitive agreement with a Person in contemplation of a Superior Proposal terminate this Agreement and immediately pay the amounts referred to in Section 7.03 of this Agreement to Bourbon in immediately available funds.

          (c) Kentucky First agrees that it will notify Bourbon immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives in connection with an Acquisition Proposal. Kentucky First will promptly (within one Business Day) advise Bourbon following receipt of any proposal for a Acquisition Proposal and the substance thereof (including the identity of the Person making such proposal), and will keep Bourbon apprised of any related developments, discussions and negotiations (including the terms and conditions of the proposal) on a current basis. Kentucky First shall give written notice to Bourbon at least three (3) Business Days in advance of signing any definitive agreement with a Person (other than Bourbon) in contemplation of a Superior Proposal.

     5.03 ACCESS TO INFORMATION.  Upon reasonable notice, Kentucky First and the
          ---------------------
Bank shall afford to the officers, directors, employees, accountants, counsel and other authorized representatives of Bourbon ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to their books and records, properties, officers, directors, employees, counsel, accountants and other representatives, and, during such period, shall make available to such Representatives (i) a copy of any Securities Documents, (ii) a copy of each report, schedule and other document filed or received by them during such period pursuant to the requirements of federal or state banking laws (other than reports or documents that such parties are not permitted to disclose under applicable law) and (iii) all other information concerning their business, properties and personnel and all financial operating and other data as may reasonably be requested.  Bourbon  will  hold  any  such  information  that is  non-public  in confidence and, without limitation on its obligations under the preceding clause, Bourbon will hold any such information in confidence until such time that such information is or becomes generally available to the public other than as a result of a disclosure by Bourbon or any of its Representatives; provided,
                                                                       ---------
however, that this sentence shall not prohibit disclosure of such information to
-------
the extent required or reasonably contemplated by any subpoena, civil investigative demand or other similar process. No investigation by Bourbon shall affect the representations and warranties of Kentucky First, except to the extent such representations and warranties are by their terms qualified by information set forth in the Kentucky First Disclosure Memorandum.

     5.04 STOCKHOLDER  MEETING.  Kentucky First shall duly call, give notice of,
          --------------------
convene and hold a meeting of its stockholders to be held for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby (the "Stockholders Meeting"). Subject to the exercise by its Board of Directors of their fiduciary duties, Kentucky First will, through its Board of Directors, unanimously recommend to its stockholders approval of this Agreement and the transactions contemplated hereby. Kentucky First shall hold such meeting as soon as reasonably practicable after the date of this Agreement.

     5.05. PROXY STATEMENT.  Kentucky First shall prepare a proxy statement with
           ---------------
respect to the Stockholders Meeting providing no less than that information about this Agreement and the Merger that is required to be provided under the DGCL and the Securities Laws. Kentucky First shall solicit proxies from holders of Kentucky First Common Stock with respect to the vote on this Agreement and the transactions contemplated hereby at the Stockholders Meeting. Bourbon shall furnish all information concerning it as may be reasonably requested by Kentucky First in connection with the preparation of such proxy statement.

     5.06  PRESERVATION OF BUSINESS AND INVESTMENT  DECISIONS.  Each of Kentucky
           --------------------------------------------------
First and the Bank shall use its best efforts to preserve the possession and control of all of their respective assets, to preserve the goodwill of its respective customers and others with whom it has business relations, and to do nothing knowingly to impair the ability to keep and preserve its respective businesses existing on the date of this Agreement. Without in any way limiting the foregoing, Kentucky First and the Bank shall, and shall use their best efforts to cause their employees, agents and representatives, to preserve, safeguard and maintain for the sole benefit of Kentucky First and the Bank the confidentiality of all customer lists, records and other information not generally known to the public relating to the customers, business or operations of the Bank or Kentucky First. In addition, neither Kentucky First nor the Bank shall, without first consulting with either the Chief Executive Officer or President of Bourbon:

          (a) make any significant investment decision, including, without limitation, engaging in any interest rate swaps, futures or options transactions, purchases or sales of any marketable securities other than overnight Federal Reserve Funds, demand and overnight Federal Home Loan Bank
Funds, short-term U.S. Treasury securities or short-term securities of U.S. government agencies, or any other investment decision involving $100,000 or more.

          (b) make or commit to make any loan or other extension of credit (including any overdrafts), give any discount or enter into any financing lease
(i) in a manner that deviates in any way from the loan and underwriting policies of the Bank in effect on the date of this Agreement (a true and complete copy of which are attached as Item 5.06 of the Kentucky First Disclosure Memorandum), or
(ii) in an amount which, when aggregated with all other loans, commitments or extensions to such borrower or obligor, equals or exceeds $125,000; or

          (c) amend, modify or renew the terms or conditions of any existing loan, discount or financing lease (i) in a manner that deviates in any way from the loan and underwriting policies of the Bank, as reviewed by Bourbon and in effect on the date of this Agreement, or (ii) with a balance as of the date of this Agreement, or as of the date of such amendment, modification or renewal, equal to or in excess of $125,000.

Kentucky First and the Bank shall each continue to manage and monitor their loan and investment portfolio in a manner consistent with sound lending and investment practices outlined by applicable regulations. Kentucky First shall also deliver to Bourbon not less than monthly a list of all of its new loans or increases in existing loans to customers setting forth amount of such loans, the collateral securing such loans, and any other matters or information concerning such loans as Bourbon shall reasonably request.

     5.07 NOTIFICATION OF MATERIAL CHANGES AND LITIGATION.  Kentucky First shall
          -----------------------------------------------
provide Bourbon with prompt written notice, accompanied by a detailed description and analysis, (a) of any adverse or potentially adverse material change in the condition, earnings or businesses (other than matters affecting banks or bank holding companies generally, but only to the extent that such a change does not materially affect Kentucky First or the Bank to a materially different extent than other similarly situated banking organizations) of Kentucky First or the Bank, (b) of any event or condition of any character
(whether actual, threatened or contemplated) pertaining to the financial conditions, businesses or assets of Kentucky First or the Bank that has materially and adversely affected, or has a substantial possibility of
materially  and  adversely  affecting,   any  of  their  financial   conditions,
businesses  or  assets,  or to cause  any of its  businesses  to be  carried  on materially less profitably than prior to this Agreement (other than matters affecting banks or bank holding companies generally, but only to the extent that such a change does not materially affect Kentucky First or the Bank to a materially different extent than other similarly situated banking organizations), and (c) of all claims, regulatory proceedings and litigation (whether actual, or, to the knowledge of Kentucky First or the Bank, threatened or contemplated and whether or not material) against or possibly involving Kentucky First or the Bank, or any officer, employee or director of Kentucky First or the Bank (where such actual, or, to the knowledge of Kentucky First or the Bank, threatened or contemplated claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employee or director in his or her capacity as an officer, employee or director). Such adverse or potentially adverse material changes or such claims, proceedings or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on the Kentucky First Disclosure Memorandum or any schedule, annex or document delivered by Kentucky First in connection with this Agreement.

     5.08  REASONABLE  EFFORTS.  Each of Kentucky First,  the Bank,  Bourbon and
           -------------------
Merger Subsidiary shall use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on Bourbon or Kentucky First with respect to the Merger and to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Kentucky First described herein, including using all reasonable efforts (a) to promptly prepare and file all necessary documentation, to effect all consents, authorizations, orders or approvals of any governmental entity, (b) to obtain (and to cooperate with another party to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party in connection with the Merger and the transactions contemplated by this Agreement, (c) to effect all necessary registrations, filings and submissions and (d) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite vote of the stockholders of Kentucky First.

     5.09  KENTUCKY  FIRST  FINANCIAL   STATEMENTS. Kentucky  First  shall  make
           ---------------------------------------
available to Bourbon true and complete copies of any Kentucky First Financial Statements for any annual, monthly or quarterly period ended subsequent to June 30, 2002 and prior to the Effective Time.

     5.10 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) Prior to the Effective Time, and only if requested in writing by Bourbon, Kentucky First's Board of Directors shall adopt resolutions authorizing and approving the termination of the Kentucky First 401(k) Plan effective on a date prior to the Closing Date, subject to the receipt of all applicable regulatory or governmental approvals necessary or desirable in connection therewith.

          (b) On or before January 1, 2005, Kentucky First employees shall be entitled to participate in the 401(k) Plan sponsored by the Bourbon Entity (the "Bourbon 401(k) Plan") to the extent such employees are eligible to participate under the terms of the Bourbon 401(k) Plan, and past service with Kentucky First will be counted for Transferred Employees for purposes of eligibility and vesting in the Bourbon 401(k) Plan.

          (c) Except as otherwise specifically provided in this Section 5.10, Kentucky First employees will continue to be eligible to participate in the Kentucky First health, life and disability plans on substantially the same basis as immediately prior to the Effective Time, until such employees become eligible to participate in plans provided by the Bourbon Entity for similarly situated employees. Bourbon will take such actions as are reasonably necessary to ensure that (i) health, life and disability insurance coverage is maintained for employees of Kentucky First during the transition to the Bourbon employee benefit plans or substantially the same basis as immediately prior to the Effective Time, and (ii) there are no pre-existing condition limitations as to benefit payments or eligibility to participate in a Bourbon Entity's group health plan.

          (d) Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by Bourbon hereunder or by operation of law, neither Bourbon nor any Bourbon Entity shall have any obligation arising from the Merger to continue any Transferred Employees in its employ or in any specific job or to provide to any Transferred Employee any specified level of compensation or any incentive payments, benefits or perquisites.

          (e) Bourbon agrees to honor all employment agreements and deferred compensation agreements that Kentucky First and the Kentucky First Subsidiaries have with their current and former employees and directors and which have been Disclosed to Bourbon pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date or otherwise as provided in this Agreement. Except for the agreements described in the preceding sentence and except as otherwise provided in this Section 5.10, the employee benefit plans of Kentucky First shall, in the sole discretion of Bourbon, be frozen, terminated or merged into comparable plans provided by the Bourbon Entity, effective as Bourbon shall determine in its sole discretion but not before the Effective Time.

          (f) Prior to the Effective Time, Kentucky First shall take such actions and pass such resolutions in connection with the ESOP as may be necessary to cause the trustee of the ESOP to surrender to the Exchange Agent the certificates representing all shares of Kentucky First Common Stock owned by the ESOP for payment at the Effective Time in accordance with this Agreement and permit the ESOP sponsor to take the following actions: (i) terminate the ESOP as soon as administratively practicable; (ii) cause the repayment by the trustee of the ESOP of the outstanding loan used to acquire the Kentucky First Common Stock and the release of the assets held as collateral in the ESOP suspense account;
(iii) allow for the allocation of unallocated assets held by the ESOP, after repayment of the loan, to the ESOP participants to the extent permitted by the ESOP and applicable law; (iv) obtain an IRS determination that the termination of the ESOP will not affect the qualified status of the ESOP under the Code; and
(v) provide for the distribution to participants of their interest in the ESOP. All of the foregoing actions with respect to the ESOP shall be taken as provided in the ESOP and in accordance with all applicable laws, and the termination process may commence prior to the Closing, but contingent upon Closing; provided that Bourbon may review all IRS filings and material documents before such documents are adopted or filed with any government agency.

          (g) Prior to the Effective Time, the Bank shall use its best reasonable efforts to obtain the consent of each of its directors with a Director's Deferred Compensation Agreement as listed in Item 3.15 of the Kentucky First Disclosure Memorandum to terminate such Deferred Compensation Agreement in exchange for a lump sum cash payment equal to the current value of such deferred compensation as listed in Item 3.15 at or prior to the Closing. Each non-employee director of the Bank will receive a cash lump-sum payment as provided for in the First Federal Savings Bank Retirement Plan for Non-Employee Directors at Closing, which payment shall be in the amount listed in Item 3.15 of the Kentucky First Disclosure Memorandum and will be in satisfaction of all obligations under that Plan.

          (h) In no event shall Kentucky First or any Kentucky First Subsidiary take any action or make any payments that could result, in the reasonable opinion of Bourbon or its professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of
Section 280G of the Code or that could result, in the reasonable opinion of Bourbon or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     5.11 CERTAIN ACCOUNTING MATTERS.Prior to the Effective Time, Kentucky First
          --------------------------
and the Bank shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, use their best efforts to modify or change (i) their accounting and financial policies and practices, including, without limitation, policies and practices arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting matters, and (ii) Kentucky First's lending, investment or asset/liability management policies; such that the policies and practices set forth in (i) and (ii) above shall be consistent with Bourbon's policies, practices and procedures; provided, that any action taken pursuant to this Section 5.11 shall not be deemed to constitute or result in the breach of any representation or warranty of Kentucky First contained in this Agreement.

     5.12 PRESS RELEASES. Bourbon and Kentucky First shall agree with each other
          --------------
as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

     5.13 REPORTS. Kentucky First shall file (and shall cause the Kentucky First
          -------
Subsidiaries to file), between the date of this Agreement and the Effective Time, all material reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to Bourbon, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

                                    SECTION 6

                              CONDITIONS OF MERGER
                              --------------------

     6.01  CONDITIONS TO  OBLIGATIONS.  The  obligations  of Kentucky  First and
           --------------------------
Bourbon to consummate the Merger shall be subject to the satisfaction of the following conditions on or before the Closing Date:

          (a)  STOCKHOLDER  APPROVAL.  The Agreement shall have been approved by
               ---------------------
the stockholders of Kentucky First.

          (b)  REGULATORY  APPROVAL.  Bourbon  and  Kentucky  First  shall  have
               --------------------
obtained all appropriate orders, consents, approvals and clearances in the form and substance reasonably satisfactory to each of them, from the Federal Reserve, the OTS and all other regulatory agencies and other governmental authorities whose order, consent, approval, absence of disapproval, or clearance is required by law for the consummation of the transactions contemplated by this Agreement, and the terms of all requisite orders, consents, approvals and clearances shall permit the effectuation of the Merger.

          (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     6.02  CONDITIONS TO OBLIGATIONS OF BOURBON.  The  obligations of Bourbon to
           ------------------------------------
effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.
              -----------------------------------------

               (i) The representations and warranties of Kentucky First set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Kentucky First set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except as otherwise specifically contemplated by this Agreement, and except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date; and Bourbon shall have received a certificate (which certificate may be qualified by knowledge) signed on behalf of Kentucky First by an executive officer of Kentucky First to such effect.

               (ii) Kentucky First shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Bourbon shall have received a certificate from Kentucky First signed by its President, to that effect.

          (b)  PREDOMINANT  STOCKHOLDER  APPROVAL.  The  holders of no more than
               ----------------------------------
seven percent (7.00%) of the total number of outstanding shares of Kentucky First Common Stock shall have perfected or purportedly perfected their appraisal rights in accordance with Section 262 of the DGCL with respect to their shares in connection with the stockholders' approval of the transactions contemplated by this Agreement.

          (c) NO  MATERIAL  ADVERSE  EFFECT.  Since June 30,  2002,  no Material
              -----------------------------
Adverse Effect shall have occurred to Kentucky First or the Kentucky First Subsidiaries.

          (d) OPINION OF COUNSEL FOR KENTUCKY FIRST. Bourbon shall have received
              -------------------------------------
an opinion of counsel to Kentucky First and the Bank, dated as of the Closing Date, addressed to and otherwise in form and substance reasonably satisfactory to Bourbon, to the effect set forth in Annex D hereto.

          (e) STATUTORY REQUIREMENTS. All authorizations, consents and approvals
              ----------------------
of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Bourbon and Kentucky First of the transactions contemplated by this Agreement and to permit the business presently carried on by Kentucky First and the Subsidiaries to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

     6.03  CONDITIONS TO  OBLIGATIONS  OF KENTUCKY  FIRST.  The  obligations  of
           ----------------------------------------------
Kentucky First to effect the Merger shall be subject to the satisfaction of the following conditions, in addition to those set forth in Section 6.01, on or before the Closing Date:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS.
              -----------------------------------------

               (i) The representations and warranties of Bourbon and Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Bourbon and Merger Subsidiary set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case it shall have been true and correct as of such date, and Kentucky First shall have received a certificate (which certificate may be qualified by knowledge) signed on behalf of each of Bourbon and Merger Subsidiary by an executive officer of Bourbon and Merger Subsidiary, respectively, to such effect.

               (ii) Bourbon and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Effective Time, and Kentucky First shall have received a certificate from each of Bourbon and Merger Subsidiary signed by its President, to that effect.

          (b) STATUTORY REQUIREMENTS. All authorizations, consents and approvals
              ----------------------
of all federal, state, local, and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Kentucky First and Bourbon of the transactions contemplated by this Agreement and to permit the business presently carried on by Kentucky First and the Kentucky First Subsidiaries to continue unimpaired in all material respects immediately following the Effective Time shall have been obtained.

          (c) OPINION OF BOURBON'S  COUNSEL.  Kentucky  First and the Bank shall
              -----------------------------
have been furnished with an opinion of counsel to Bourbon and the Merger Subsidiary, dated as of the Closing Date, addressed to and otherwise in form and substance reasonably satisfactory to Kentucky First and the Bank, to the effect set forth in Annex E hereto.
             -------

          (d)  EXCHANGE  AGENT  CERTIFICATE.   The  Exchange  Agent  shall  have
               ----------------------------
delivered to Kentucky First a certificate that Bourbon has delivered to the Exchange Agent the aggregate Merger Consideration for all shares of Kentucky First Common Stock to be acquired hereunder.

                                    SECTION 7
                                    ---------

                            TERMINATION OF AGREEMENT
                            ------------------------

     7.01  TERMINATION  RIGHTS.  This  Agreement  may be  terminated at any time
           -------------------
before the Effective Time:

          (a) By Kentucky First and Bourbon, if for any reason consummation of the transactions contemplated by this Agreement is inadvisable in the opinions of both the board of directors of Kentucky First and Bourbon;

          (b) By either Kentucky First or Bourbon (if its board of directors so determines by vote of a majority of the members of its entire board) if the Effective Time shall not have occurred on or before February 29, 2004 or such later date as the parties may have agreed on in writing, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 7.01(d) or (ii) any of the Management Stockholders (if Kentucky First is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Management Stockholders, his, her or its obligations under the relevant Voting Agreement;

          (c) At any time prior to the Effective Time, by either Bourbon or Kentucky First (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its board of directors so determines by vote of a majority of the members of its entire board, in the event of: (i) a material breach by Bourbon or Kentucky First, as the case may be, of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in 6.02 or 6.03, as the case may be, and which cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or February 29, 2004, provided, however, that Kentucky First shall not be entitled to terminate this

Agreement under this Section 7.01(c) for any breach or alleged breach of any of the representations and warranties of Bourbon and Merger Subsidiary contained in
Section 4.05 if such breach does not render Bourbon incapable of delivering the Merger Consideration at the Closing, or in Section 4.06 or 4.07 if any inaccuracy or breach of any such representation does not prevent the receipt of any requisite regulatory approvals; or (ii) a material breach by Bourbon or Kentucky First, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within the earlier of 45 days after the giving of written notice to the breaching party or parties of such breach or February 29, 2004;

          (d) By either Kentucky First or Bourbon if the stockholders of Kentucky First do not approve the Agreement at the Stockholder Meeting;

          (e) By Kentucky First, upon giving written notice to Bourbon, pursuant to Section 5.02(b); or

          (f) By Bourbon if (i) the Kentucky First Board has withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, or approved or recommended an Acquisition Proposal, (ii) Kentucky First enters into any agreement with a Person with respect to a transaction, the proposal of which qualifies as an Acquisition Proposal, or (iii) (A) a third party commences a tender offer or an exchange offer for ten percent (10%) or more of the outstanding shares of Kentucky First's Common Stock, and (B) the Kentucky First Board has recommended that the stockholders of Kentucky First tender their shares in such tender or exchange offer.

     7.02 EFFECT OF  TERMINATION.  Upon  termination of this Agreement by either
          ----------------------
Bourbon or Kentucky First pursuant to this Section 7, except for this Section 7, the confidentiality provisions of Sections 5.03 and 8.03 which shall survive to the fullest extent permitted by law, (a) this Agreement shall be void and of no further effect, and (b) there shall be no liability by reason of this Agreement, or the termination thereof on the part of Bourbon, Merger Subsidiary, Kentucky First or the Bank or the respective directors, officers, employees, agents or stockholders of any of them, unless such termination results from a party's willful or reckless misrepresentation or intentional or reckless breach of any covenant or representation or warranty contained herein. In such event, the terminating party shall have all remedies available to it at law or in equity.

     7.03 TERMINATION AMOUNT AND EXPENSES.
          -------------------------------

          (a) Except as set forth in this Section 7.03, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 8.03.

          (b) Kentucky First agrees that if (i) this Agreement is terminated pursuant to Section 7.01(d) and the shares of Kentucky First Common Stock subject to the Voting Agreement shall not have been voted in accordance with the terms thereof; (ii) Kentucky First shall terminate this Agreement pursuant to
Section  7.01(e);  (iii)  Bourbon shall  terminate  this  Agreement  pursuant to
Section 7.01(f);  or (iv) (A) Bourbon shall terminate this Agreement pursuant to
Section   7.01(c)
because Kentucky First willfully breaches any of its representations, warranties, covenants, or agreements, and (B) Kentucky First executes a definitive agreement contemplating an Acquisition Proposal with any Person (other than Bourbon) within one (1) year following the Termination Date; then Kentucky First shall pay to Bourbon a termination fee in an amount equal to
$700,000 (the "Termination Amount"). The Termination Amount shall be paid immediately upon termination; provided, however, if the Termination Amount is payable pursuant to clause (iv) above, the Termination Amount shall be paid on or before the execution of the definitive agreement contemplating such Acquisition Proposal.

          (c) Kentucky First agrees that, if (i) Bourbon shall terminate this Agreement pursuant to Section 7.01(c), (ii) either Bourbon or Kentucky First terminate this Agreement pursuant to Section 7.01(d), (iii) Kentucky First shall terminate this Agreement pursuant to Section 7.01(e), or (iv) Bourbon shall terminate this Agreement pursuant to Section 7.01(f), then Kentucky First shall pay to Bourbon, within five (5) Business Days of receipt by Kentucky First of a written notice from Bourbon evidencing Bourbon's documented expenses, an amount equal to Bourbon's documented expenses; provided that such amount shall not exceed $200,000. Notwithstanding the foregoing, any recovery by Bourbon under
Section 7.03(b) shall not preclude Bourbon from recovering also under Section 7.03(c); provided that such payment shall be used to reduce the amount payable pursuant to Section 7.03(b) herein in the event a payment is made pursuant to such Section 7.03(b).

          (d) Each Party  acknowledges  that the  agreements  contained  in this
Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such party would not enter into this Agreement; accordingly, if a party fails to pay promptly amounts due hereunder, and, in order to obtain such payment, the other party commences a suit which results in a judgment against Kentucky First for such amounts, the non-prevailing party shall pay the prevailing party's reasonable expenses (including reasonable attorneys' fees) incurred in connection with such suit.

          (e) Any payment required to be made pursuant to this Section 7.03 shall be made on the requisite payment date by wire transfer of immediately available funds to an account designated by Bourbon.

                                    SECTION 8
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     8.01   DELIVERIES   AND   NOTICES.   Any   deliveries,   notices  or  other
            --------------------------
communications required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, or (ii) if sent by registered mail, return receipt requested, postage prepaid, and addressed as follows:

                  (a)      If to Kentucky First or the Bank:

                           Kentucky First Bancorp, Inc.
                           308 North Main Street
                           P. O. Box 368

                           Cynthiana, Kentucky  41031
                           Attn: Betty J. Long


                  with a copy to:

                           Stradley Ronon Stevens & Young LLP
                           1220 19th Street, N.W.
                           Suite 600
                           Washington, D.C.  20036
                           Attn: Gary R. Bronstein

                  (b)      If to Bourbon:

                           Bourbon Bancshares, Inc.
                           4th & Main Streets
                           P. O. Box 157
                           Paris, Kentucky  40362
                           Attn: Buckner Woodford IV

                  with a copy to:

                           Frost Brown Todd LLC
                           400 West Market Street, 32nd Floor
                           Louisville, Kentucky  40202-3354
                           Attn:   David L. Beckman, Jr.

or if sent to such substituted address as Kentucky First, the Bank, or Bourbon has given to the other in writing.

     8.02 WAIVERS.  No waivers or failure to insist upon strict  compliance with
          -------
any obligation, covenant, agreement or condition of this Agreement shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure.

     8.03 EXPENSES.  Except as otherwise provided in this Agreement,  each party
          --------
shall assume and pay its own legal, accounting and other expenses incurred in connection with the transactions contemplated by this Agreement. Bourbon shall bear the expenses of applying for regulatory approval for the Merger. Kentucky First shall cause its attorneys and accountants to bill it on a monthly basis for all fees and expenses incurred and shall promptly accrue and pay such bills.

     8.04 HEADINGS,  COUNTERPARTS,  AND PRONOUNS. The headings in this Agreement
          --------------------------------------
have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Wherever from the context it appears appropriate, pronouns stated in the masculine, feminine or neuter in this Agreement shall include the masculine, feminine and neuter.

     8.05  ANNEXES  AND  DISCLOSURE  MEMORANDUM.   The  annexes  and  disclosure
           ------------------------------------
memorandum to this Agreement are incorporated herein by this reference and expressly made a part hereof.

     8.06  ENTIRE  AGREEMENT.  All prior  negotiations  and  agreements,  by and
           -----------------
between Kentucky First and Bourbon are superseded by this Agreement and the Voting Agreements, and there are no representations, warranties, understandings or agreements between the parties other than those expressly set forth herein or in an annex or disclosure letter delivered or to be delivered in connection herewith.

     8.07 GOVERNING LAW. This Agreement  shall be governed by, and construed and
          -------------
interpreted in accordance with, the laws of the Commonwealth of Kentucky and the United States.

     8.08 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and
          ---------------------------------------------
warranties contained in this Agreement shall terminate at the Effective Time, and shall thereafter be of no further force and effect.

     8.09  BANK.   The  Bank  joins  in  this   Agreement  for  the  purpose  of
           ----
acknowledging the covenants of Kentucky First hereunder, making the covenants set forth in Section 5.08 and representing and warranting to Bourbon that, to its knowledge, the representations of Kentucky First herein as to the Bank or its business, are true and correct in all material respects. The Bank acknowledges that in consideration of the foregoing, the Bank shall benefit from a smooth and orderly transition in the ownership and control of Kentucky First.

     8.10  INDEMNIFICATION  AND D & O INSURANCE.  Subject to availability  and a
           ------------------------------------
cost not to exceed $24,989, Bourbon shall permit Kentucky First and the Bank to purchase and keep in force for a period of at least three (3) years following the Effective Time, directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount covered by Kentucky First and the Bank's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time. Notwithstanding the foregoing, Bourbon further agrees to indemnify all current and former directors and executive officers from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Certificate of Incorporation or Bylaws of Kentucky First on the date hereof and is permitted under the DGCL.

     8.11 BENEFIT AND BINDING EFFECT.  This Agreement shall be binding upon, and
          --------------------------
shall inure to the benefit of, the parties hereto and their successors and assigns; provided, however, that no party to this Agreement shall assign its rights or obligations hereunder without the express written consent of the other party, which consent shall not be unreasonably withheld.

     8.12 NO THIRD PARTY BENEFICIARIES. It is expressly understood and agreed by
          ----------------------------
the parties hereto that any representation, warranty or covenant by a party contained herein is made only for the benefit of the other party hereto, and that accordingly no person or entity not a party to this

Agreement shall have any cause of action with respect to (or be deemed in any fashion a third party beneficiary of) any representation, warranty or covenant (or breach thereof) in this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Kentucky First, Merger Subsidiary and Bourbon have executed and delivered multiple originals of this Agreement as of the date set forth in the preamble hereto.


                                 KENTUCKY FIRST BANCORP, INC.


                                 By /s/ Betty J. Long
                                    --------------------------------------------
                                    Betty J. Long, President


                                 And by /s/ Kevin R. Tolle
                                        ----------------------------------------
                                        Kevin R. Tolle, Secretary


                                 BOURBON ACQUISITION CORP.


                                 By /s/ Buckner Woodford IV
                                    --------------------------------------------
                                    Buckner Woodford IV, Chief Executive Officer


                                 And by /s/ Gregory J. Dawson
                                        ----------------------------------------
                                        Gregory J. Dawson, Secretary


                                 BOURBON BANCSHARES, INC.


                                 By /s/ Buckner Woodford IV
                                    --------------------------------------------
                                    Buckner Woodford IV, President


                                 And by /s/ Gregory J. Dawson
                                        ----------------------------------------
                                        Gregory J. Dawson, Secretary

                              ANNEX A OF APPENDIX A

                                VOTING AGREEMENT
                                ----------------

                                VOTING AGREEMENT

     This is a VOTING AGREEMENT dated as of July 8, 2003 (the "Agreement") by and between the undersigned holder of capital stock ("Stockholder") of Kentucky First Bancorp, Inc., a Delaware corporation ("Kentucky First"), and Bourbon Bancshares, Inc., a Kentucky corporation ("Bourbon"). Capitalized terms used herein and not defined herein have the respective meanings set forth in the Merger Agreement (as defined below).

     WHEREAS, Bourbon and Kentucky First have entered into an Agreement and Plan of Merger, dated as of July 8, 2003 (as such agreement may be subsequently amended or modified is hereinafter referred to as the "Merger Agreement"), providing for the merger of Kentucky First and a wholly owned subsidiary of Bourbon (the "Merger");

     WHEREAS, as of the date hereof, Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and has voting power with respect to the number of shares of common stock, par value $.01 per share (the "Common Stock"), of Kentucky First set forth opposite Stockholder's name on Appendix 1 attached hereto (such shares, together with any other shares of Common Stock which Stockholder acquires beneficial ownership in any capacity after the date hereof and prior to the termination of this Agreement, are hereinafter referred to as the "Shares"); and

     WHEREAS, as a condition to the willingness of Bourbon to enter into the Merger Agreement, Parent has required that each Management Stockholder enter into this Agreement with respect to such Shares; and

     WHEREAS, the Stockholder intends this Agreement to be a voting agreement authorized under Section 218(c) of the Delaware General Corporation Law.

     NOW, THEREFORE, in consideration of, and as a condition to, Bourbon entering into the Merger Agreement, and in consideration of the expenses incurred and to be incurred by Bourbon in connection therewith, the parties hereto agree as follows:

     1. AGREEMENT TO VOTE. While this Agreement is in effect, Stockholder agrees to vote or cause to be voted all Shares that Stockholder shall be entitled to so vote, whether such Shares are held of record or beneficially owned by Stockholder, at the special meeting of Kentucky First's shareholders to be called and held following the date hereof (including any adjournment or postponement thereof, the "Kentucky First Meeting") or at any other meeting of Kentucky First's stockholders, and in connection with every action or approval by written consent of Kentucky First, (a) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any Acquisition Proposal.

     2. AGREEMENT TO RETAIN SHARES. While this Agreement is in effect, other than as provided herein, Stockholder agrees that he or she will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a lien, claim, charge or other encumbrance), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares beneficially owned by Stockholder, except (a) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers to any other Management Stockholder who has executed a copy of this Agreement on the date hereof with respect to the Shares held by such stockholder, and (c) as Bourbon may otherwise agree in its sole discretion.

     3. AGREEMENT TO COOPERATE. Stockholder agrees to assist and cooperate with Bourbon and Kentucky First in doing all things reasonably necessary, proper or advisable under applicable law as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by this Agreement.

     4. LEGEND. Stockholder acknowledges that Kentucky First shall cause its transfer agent to note on its records for Kentucky First (in whatever from maintained) that such Shares are subject to the restrictions on voting and transfer set forth herein, and at Bourbon's request shall have any existing certificates representing Shares subject to this Agreement canceled and reissued bearing the following legend:

     "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN BOURBON BANCSHARES, INC. AND CERTAIN BENEFICIAL OWNERS OF KENTUCKY FIRST BANCORP, INC. AND THEE SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF KENTUCKY FIRST BANCORP, INC."

     5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Bourbon as follows:

          (a) Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights and remedies generally.

          (b) Stockholder (i) beneficially owns the number of Shares indicated opposite Stockholder's name on Appendix 1, hereto, free and clear of any liens, claims, charges or other encumbrances of any kind whatsoever, except as disclosed on Appendix 1, and has unrestricted voting power with respect to such Shares with no limitations, qualifications or restrictions on such rights and (ii) does not beneficially own any shares of capital stock of Kentucky First other than such Shares as to which Stockholder does not have voting power except as disclosed on Appendix 1.

          (c) There are no proxies, voting trusts or understandings to or by which Stockholder is a party or bound or that expressly requires that any of the Shares be voted in a specific manner other than as provided in this Agreement or that provides for any right on the part of any other person other than Stockholder to vote such Shares.

     6. TERM OF AGREEMENT. The Agreement shall remain in full force and effect until the earlier of (a) the consummation of the Merger or (b) the termination of the Merger Agreement in accordance with its terms.

     7. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Stockholder has signed this Agreement intending to be bound thereby. Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against Stockholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

     8. WAIVERS. No waivers of any breach of this Agreement extended by Bourbon to Stockholder shall be construed as a waiver of any rights or remedies of Bourbon with respect to any other Management Stockholder or with respect to any subsequent breach of Stockholder or any other stockholder of Kentucky First.

     9. AMENDMENTS AND MODIFICATIONS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     10. GOVERNING LAW. This Agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

     11.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

     EXECUTED as of the date first above written.

STOCKHOLDER                                BOURBON BANCSHARES, INC.


_______________________________            By: ________________________________
[Signature]
_______________________________            Title: _____________________________
Print Name

                                   APPENDIX 1



Print Name                                                     Number of Shares

                                   APPENDIX B

FAIRNESS OPINION OF TRIDENT SECURITIES, A DIVISION OF MCDONALD INVESTMENTS, INC.

   [Letterhead of Trident Securities, a division of McDonald Investments Inc.]




                               September 19, 2003

Board of Directors
Kentucky First Bancorp, Inc.
308 North Main Street
Cynthiana, Kentucky 41031


Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock (the "Kentucky First Bancorp Common Stock") of Kentucky First Bancorp, Inc. ("Kentucky First Bancorp"), of the consideration to be paid by Kentucky Bancshares, Inc. ("Kentucky Bancshares") (named "Bourbon Bancshares, Inc." on July 8, 2003) pursuant to the Agreement and Plan of Merger, dated as of July 8, 2003 (the "Agreement") by and among Kentucky First Bancorp and Kentucky Bancshares. Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

     The Agreement provides for the merger (the "Merger") of a newly established subsidiary of Kentucky Bancshares ("Acquisition Sub") with and into Kentucky First Bancorp, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of Kentucky First Bancorp Common Stock will be exchanged for the right to receive $23.25 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

     Trident Securities ("Trident"), a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     We have acted as Kentucky First Bancorp's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

     (i) Reviewed certain publicly available information concerning Kentucky First Bancorp, including the Annual Reports on Form 10-KSB of Kentucky First Bancorp for each of the years for the three year period ended June 30, 2002 and

Board of Directors
September 19, 2003
Page 2

          the Quarterly Reports on Forms 10-QSB of Kentucky First Bancorp for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003;

     (ii) Reviewed certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Kentucky First Bancorp and Kentucky Bancshares provided to us or publicly available for purposes of our analysis;

     (iii)Participated in meetings and telephone conferences with members of senior management of Kentucky First Bancorp concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters we believed relevant to our inquiry;

     (iv) Reviewed certain stock market information for Kentucky First Bancorp Common Stock and compared it with similar information for certain companies, the securities of which are publicly traded;

     (v) Compared the results of operations and financial condition of Kentucky First Bancorp with that of certain companies, which we deemed to be relevant for purposes of this opinion;

     (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

     (vii)Reviewed financial projections prepared by management of Kentucky First Bancorp;

     (viii)Reviewed the Agreement and certain related documents; and

     (ix) Performed   such  other   reviews  and  analyses  as  we  have  deemed
          appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Kentucky First Bancorp and Kentucky Bancshares contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been

Board of Directors
September 19, 2003
Page 3

engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either Kentucky First Bancorp or Kentucky Bancshares, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Kentucky First Bancorp or Kentucky Bancshares. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of Kentucky First Bancorp on a basis reflecting the best currently available estimates and judgments of the management of Kentucky First Bancorp as to the future performance of Kentucky First Bancorp. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Merger Consideration, to the holders of Kentucky First Bancorp Common Stock, and does not address the underlying business decision by Kentucky First Bancorp's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any Kentucky First Bancorp shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of Kentucky First Bancorp Common Stock may be at the Effective Time of the Merger or as to the prospects of Kentucky First Bancorp's business or Kentucky Bancshares's business.

     We have acted as financial advisor to Kentucky First Bancorp in connection with the Merger and will receive from Kentucky First Bancorp a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as Kentucky First Bancorp's agreement to indemnify us under certain circumstances. We will also receive a milestone fee in connection with the delivery of this opinion.

     In the ordinary course of business, we may actively trade securities of Kentucky First Bancorp for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion was prepared solely for the confidential use of the Board of Directors and senior management of Kentucky First Bancorp and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of Kentucky First Bancorp Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any

Board of Directors
September 19, 2003
Page 4

description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

     Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Kentucky First Bancorp.

                                Very truly yours,

                                /s/ Trident Securities
                                a division of McDonald Investment Inc.

                                TRIDENT SECURITIES,
                                A Division of McDonald
                                Investments Inc.

                                   APPENDIX C

                            APPRAISAL RIGHTS STATUTE

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation, before the effective date of the merger or consolidation, or the surviving corporation or resulting corporation, within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                 REVOCABLE PROXY

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                          KENTUCKY FIRST BANCORP, INC.
                               CYNTHIANA, KENTUCKY
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 23, 2003

     The undersigned hereby appoints Charles S. Brunker, Wilbur H. Wilson and Milton G. Rees, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Kentucky First Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the office of First Federal Savings Bank, 308 N. Main St., Cynthiana, Kentucky 41031-1210 on Thursday, October 23, 2003 at 5:15 p.m., local time, and at any and all adjournments thereof, as follows:

                                                                       FOR         AGAINST       ABSTAIN
                                                                       ---         -------       -------

     1.   To approve  and adopt the  Agreement                         [  ]          [  ]          [  ]
          and Plan of Merger,  dated as of
          July 8, 2003, by and among  Kentucky
          First  Bancorp,  Inc.,  Kentucky
          Bancshares,  Inc. (named Bourbon  Bancshares,
          Inc. at the time of the execution of the
          agreement) and Bourbon Acquisition Corp.

     2.   To adjourn the annual  meeting,  if necessary,               [  ]          [  ]          [  ]
          to solicit  additional proxies in the event
          there are not sufficient votes present, in person
          or by proxy, to approve and adopt the merger agreement.

     3.   Election of  directors
          [ ] FOR the nominees  listed  below  (except as
              marked  to the  contrary)
          [ ] WITHHOLD AUTHORITY to vote for all nominees

          Luther O. Beckett
          Diane E. Ritchie
          John Swinford

          INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, INSERT THE NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

          ---------------------------------------------------------------

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED PROPOSITIONS AND ITS NOMINEES.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE LISTED PROPOSITIONS AND FOR THE ELECTION OF THE ABOVE NAMED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, then after notification to the Secretary of Kentucky First Bancorp at the Annual Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Kentucky First Bancorp prior to the execution of this proxy of Notice of the Annual Meeting and a Proxy Statement dated September 19, 2003.


Dated:                         , 2003
       ------------------------




--------------------------------------    --------------------------------------
PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


--------------------------------------    --------------------------------------
SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER




     Please sign exactly as your name appears on the envelope in which this form of proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------